Exhibit 2.1(c) EXECUTION VERSION DC: 8759242v37 STOCK PURCHASE AGREEMENT among ETHICON, INC., INTEGRA LIFESCIENCES HOLDINGS CORPORATION and INTEGRA LIFESCIENCES ISRAEL LTD. Dated as of December 12, 2023 TABLE OF CONTENTS Page Article I Definitions and Interpretations ........................................................................................ 1 Section 1.01. Definitions. .............................................................................................. 1 Section 1.02. Interpretation and Construction. ............................................................ 21 Article II Purchase and Sale ......................................................................................................... 22 Section 2.01. Purchase and Sale. ................................................................................. 22 Section 2.02. Closing ................................................................................................... 22 Section 2.03. Transferred Assets and Assumed Israel Asset Liabilities; Assignment and Assumption. ................................................................ 22 Section 2.04. Purchase Price. ...................................................................................... 24 Section 2.05. Upfront Purchase Price Adjustment ...................................................... 24 Section 2.06. Allocation of Purchase Price. ................................................................ 27 Section 2.07. Transfer Taxes and Other Costs. ........................................................... 28 Section 2.08. Withholding Taxes. ............................................................................... 29 Section 2.09. Milestone Payment ................................................................................ 30 Section 2.10. Delivery by Seller .................................................................................. 31 Section 2.11. Delivery by Buyer ................................................................................. 31 Article III Representations and Warranties of Seller ................................................................... 32 Section 3.01. Organization, Good Standing and Capitalization. ................................. 32 Section 3.02. Authority ................................................................................................ 32 Section 3.03. Title to Transferred Shares and Transferred Assets. ............................. 33 Section 3.04. Entirety of Assets; Sufficiency; Title. ................................................... 33 Section 3.05. Real Property ......................................................................................... 34 Section 3.06. Financial Information; No Undisclosed Liabilities. .............................. 34 Section 3.07. Inventory. ............................................................................................... 34 Section 3.08. Consents and Approvals; Absence of Violation or Conflicts ................ 35 Section 3.09. Compliance with Laws; Licenses and Permits ...................................... 36 Section 3.10. Healthcare Matters. ................................................................................ 36 Section 3.11. Material Contracts. ................................................................................ 37 Section 3.12. Intellectual Property Rights. .................................................................. 39 Section 3.13. Data Protection. ..................................................................................... 43 Section 3.14. Legal Proceedings, etc. .......................................................................... 44 Section 3.15. Customers and Suppliers. ...................................................................... 45 Section 3.16. Labor and Employee Matters. ............................................................... 45 Section 3.17. Employee Plans. .................................................................................... 48 Section 3.18. Environmental Matters .......................................................................... 50 Section 3.19. Absence of Certain Developments ........................................................ 50 Section 3.20. Brokerage Fees ...................................................................................... 50 Section 3.21. Product Registrations; Recalls. .............................................................. 51 Section 3.22. Taxes. ..................................................................................................... 52 Section 3.23. Certain Compliance Matters. ................................................................. 54 Section 3.24. Grants, Incentives and Subsidies. .......................................................... 55 ii Article IV Representations and Warranties of Buyer .................................................................. 56 Section 4.01. Buyer’s Organization; Power; Execution .............................................. 56 Section 4.02. Consents and Approvals; Absence of Violation or Conflicts ................ 56 Section 4.03. Litigation ............................................................................................... 57 Section 4.04. Brokerage Fees ...................................................................................... 57 Section 4.05. Sufficient Funds ..................................................................................... 57 Section 4.06. Securities Act ......................................................................................... 57 Section 4.07. Binder .................................................................................................... 57 Section 4.08. Seller’s Representations; Independent Investigation; Financial Statements and Projections. ................................................................... 58 Article V Conditions to Closing .................................................................................................. 59 Section 5.01. Conditions Precedent to Buyer’s and Buyer Israeli Subsidiary’s Obligations on the Closing Date ............................................................ 59 Section 5.02. Conditions Precedent to Seller’s Obligations on the Closing Date ....... 60 Article VI Certain Covenants....................................................................................................... 61 Section 6.01. Conduct of Business. ............................................................................. 61 Section 6.02. Certain Covenants Regarding the Transferred Company ...................... 64 Section 6.03. Disclosure .............................................................................................. 65 Section 6.04. Publicity ................................................................................................. 65 Section 6.05. Efforts; Regulatory Approvals. ............................................................. 65 Section 6.06. Access .................................................................................................... 68 Section 6.07. Intercompany Accounts and Indebtedness ............................................ 69 Section 6.08. Services from Affiliates ......................................................................... 69 Section 6.09. Asset Transfer ........................................................................................ 69 Section 6.10. Seller Retained Materials ...................................................................... 70 Section 6.11. Release ................................................................................................... 71 Section 6.12. Buyer Israeli Subsidiary ........................................................................ 72 Section 6.13. R&W Insurance ..................................................................................... 72 Article VII Post-Closing Covenants ............................................................................................ 72 Section 7.01. Use of Retained Names and Marks by Buyer. ...................................... 72 Section 7.02. Use of Transferred Company IP by Seller During Transition Period ..................................................................................................... 75 Section 7.03. Access; Cooperation. ............................................................................. 75 Section 7.04. Insurance ................................................................................................ 76 Section 7.05. Payments from Third Parties ................................................................. 76 Section 7.06. Tax Matters. ........................................................................................... 76 Section 7.07. Ancillary Agreements ............................................................................ 81 Section 7.08. Replacement of Seller Guaranties ......................................................... 82 Section 7.09. Confidentiality. ...................................................................................... 82 Section 7.10. Responsibilities for Certain Payables .................................................... 83 Section 7.11. Certain Product Registrations ................................................................ 83 Section 7.12. Assurances ............................................................................................. 83 Section 7.13. Bulk Transfer Laws ............................................................................... 84 Section 7.14. Other Transaction Matters ..................................................................... 84 Section 7.15. Certain TMA-Related Contracts ............................................................ 84 iii Article VIII Employees ................................................................................................................ 85 Section 8.01. Employee Benefits Matters. .................................................................. 85 Article IX Termination ................................................................................................................ 93 Section 9.01. Buyer Termination ................................................................................. 93 Section 9.02. Seller Termination ................................................................................. 93 Section 9.03. Effect of Termination ............................................................................ 94 Article X Indemnification ............................................................................................................ 94 Section 10.01. Survival .................................................................................................. 94 Section 10.02. Indemnification by Seller ...................................................................... 94 Section 10.03. Indemnification by Buyer ...................................................................... 95 Section 10.04. Limitations on Liability ......................................................................... 95 Section 10.05. Claims .................................................................................................... 95 Section 10.06. Defense of Actions. ............................................................................... 95 Section 10.07. Limitation, Exclusivity, No Duplicate Recovery .................................. 96 Section 10.08. Calculation of Damages ........................................................................ 97 Section 10.09. Tax Treatment of Indemnity Payments ................................................. 97 Article XI Miscellaneous ............................................................................................................. 98 Section 11.01. Waivers .................................................................................................. 98 Section 11.02. Modifications and Amendments ............................................................ 98 Section 11.03. Assignability, Beneficiaries, Governing Law and Specific Enforcement .......................................................................................... 98 Section 11.04. Notices ................................................................................................... 99 Section 11.05. Headings .............................................................................................. 100 Section 11.06. Counterparts ........................................................................................ 100 Section 11.07. Entire Agreement ................................................................................. 100 Section 11.08. Payment of Expenses ........................................................................... 100 Section 11.09. Consent to Jurisdiction; Waivers ......................................................... 100 Section 11.10. Survival of Certain Provisions ............................................................. 101 Section 11.11. Fulfillment of Obligations ................................................................... 101 Section 11.12. Severability .......................................................................................... 101 Section 11.13. Privileged Matters ............................................................................... 101

iv Annex Annex 2.03(a) Transferred Assets Exhibits Exhibit A Working Capital Exhibit B Products Exhibit C Form of General Assignment and Assumption Exhibit D Form of Transition Services Agreement Exhibit E Form of Transition Manufacturing Agreement Exhibit F Form of License Guaranty Exhibit G Form of CDA Assignment and Assumption STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of December 12, 2023, among Ethicon, Inc., a New Jersey corporation (“Seller”), Integra LifeSciences Holdings Corporation, a Delaware corporation (“Buyer”), and Integra LifeSciences Israel Ltd., a private company organized under the laws of the State of Israel and a wholly owned Subsidiary of Buyer (“Buyer Israeli Subsidiary”). W I T N E S S E T H : WHEREAS, Seller owns all of the issued and outstanding shares of capital stock (the “Transferred Shares”) of Acclarent, Inc., a Delaware corporation (the “Transferred Company”); WHEREAS, Buyer wishes to purchase from Seller, and Seller wishes to sell to Buyer, the Transferred Shares, upon the terms and subject to the conditions of this Agreement; and WHEREAS, in connection with the purchase and sale of the Transferred Shares, Buyer Israeli Subsidiary wishes to purchase from Biosense Webster (Israel) Ltd., a wholly owned Subsidiary of Seller organized under the laws of Israel (“Asset Transferring Affiliate”), and Seller wishes to cause Asset Transferring Affiliate to sell to Buyer Israeli Subsidiary, certain assets related to the business of the Transferred Company, and Buyer Israeli Subsidiary is willing to assume certain liabilities related to such assets, in each case upon the terms and subject to the conditions of this Agreement. NOW, THEREFORE, in view of the foregoing premises and in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows: Article I Definitions and Interpretations Section 1.01. Definitions. (a) The following terms used in this Agreement shall have the respective meanings assigned to them below: “3DS Agreement” means that certain Collaboration and License Agreement, dated April 16, 2019, by and between 3DS Additive Israel Ltd. (previously Simbionix Ltd.) and Asset Transferring Affiliate, as amended by that certain First Amendment, dated October 25, 2021 and Second Amendment, dated July 1, 2022. “Affiliate”, with respect to any specified Person, means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event, without 2 limitation of the previous sentence, any Person owning more than fifty percent (50%) or more of the voting securities of another Person shall be deemed to control that Person. “Ancillary Agreements” means, other than this Agreement, the agreements and instruments entered into between the parties hereto (or their Affiliates) in connection with the transactions contemplated by this Agreement, including the General Assignment and Assumption (and any Additional Assignments and Additional Assumptions), the Transition Services Agreement, the Transition Manufacturing Agreement and the License Guaranty. “Antitrust Approvals” means all authorizations, orders, grants, consents, clearances, permissions and approvals and all expirations, lapses and terminations of any required waiting periods (including extensions thereof), in each case under any antitrust, merger control, competition or similar Law required in order to consummate the Transactions. “Antitrust Filings” means all applicable notifications to or filings with an antitrust, merger control, competition or other similar authority in the United States or any other jurisdiction required to consummate the Transactions. “Assumed Benefit Plan” means any Business Employee Benefit Plan (determined without regard to materiality) and any employment agreement, in each case, that is maintained, sponsored or entered into by the Transferred Company. “Assumed Israel Asset Liabilities” means (i) all liabilities and obligations under any Contracts included within the Transferred Assets, to the extent arising from and after the Closing Date; (ii) all liabilities for Taxes in respect of the Transferred Assets for Tax periods other than Pre-Closing Tax Periods, including the portion of any Straddle Tax Period that begins after the Closing Date (as determined in accordance with Section 7.06(d)(iii)) and (iii) all other liabilities and obligations that relate to, or that arise out of, Buyer’s or any of its Affiliates’ use, ownership, possession, operation, sale or lease of any of the Transferred Assets following the Closing. “Assumed Liabilities” means, collectively, the Assumed Israel Asset Liabilities and the Assumed Pre-Closing Contract Liabilities; provided that, from and after such time as the Transferred TMA-Related Contracts are assigned to the Transferred Company pursuant to Section 7.15, the Assumed Post-Closing Contract Liabilities shall also be deemed to constitute Assumed Liabilities. “Assumed Post-Closing Contract Liabilities” means all liabilities and obligations of Seller and its Affiliates under the Transferred TMA-Related Contracts (to the extent related to the Business) that are assigned to the Transferred Company following the Closing pursuant to Section 7.15, whether arising before or after the date of such assignment, but excluding (i) those arising from a breach by Seller or its Affiliate, as applicable, that occurred prior to the date of such assignment and (ii) any obligation to pay vendors or suppliers for any units of inventory (or any component thereof) that Buyer or its Affiliates purchase from Asset Transferring Affiliate pursuant to Section 2.3(d) of the Transition Manufacturing Agreement, provided that this exception (ii) does not limit in any way Buyer’s obligations to make payments due under the Transition Manufacturing Agreement. 3 “Assumed Pre-Closing Contract Liabilities” means all liabilities and obligations of Seller and its Affiliates under the Contracts set forth on Schedule 6.09(a) and the Transferred Commingled Contracts (to the extent related to the Business), in each case, whether arising before or after the Closing Date, but excluding those arising from a breach by Seller or its Affiliates, as applicable, that occurred prior to the Closing Date. “Business” means the business of the Transferred Company and Asset Transferring Affiliate of researching, developing, manufacturing or having made, marketing, distributing and selling, as the case may be, the Products. “Business Employee Benefit Plan” means (i) each material employee benefit plan (as defined in Section 3(3) of ERISA, as amended, whether or not subject thereto), (ii) each equity-based compensation plan and (iii) each bonus incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option (including an equity incentive plan pursuant to Section 102(b) of the Ordinance), stock ownership, stock appreciation rights, restricted stock, phantom stock, stock or cash award, leave of absence, layoff, stay, vacation, day or dependent care, legal services, cafeteria, life, health, welfare, post- retirement, accident, disability, workers’ compensation or other insurance, severance, separation, change of control, employment or other employee benefit plan, practice, policy, agreement or arrangement, in each case that is sponsored, contributed to or maintained by Seller, the Transferred Company or any of their Affiliates and in which any Employee of the Business participates, excluding any plan, program, agreement or arrangement required by applicable Law or regulation (e.g., government mandated severance plans). “BWI In-License Agreement” means that certain Amended and Restated IP License Agreement, dated as of the date hereof, by and between Asset Transferring Affiliate, as licensor, and the Transferred Company, as licensee. “BWI Licensed IP” means any IP Rights that the Transferred Company is permitted to use or exploit pursuant to the terms of the BWI In-License Agreement. “BWI Out-License Agreement” means that certain Amended and Restated Patent License Agreement, dated as of the date hereof, by and between the Transferred Company, as licensor, and Biosense Webster, Inc., as licensee. “Closing Cash” means, as of 11:59 P.M., New York City time, on the day immediately preceding the Closing Date, all cash, cash equivalents and marketable securities of the Transferred Company, in each case determined in accordance with the Accounting Principles. Closing Cash will be calculated net of issued but uncleared checks and drafts and will include checks, other wire transfers and drafts deposited or available for deposit or in transit for the account of the Transferred Company and any bank acceptances received. “Closing Indebtedness” means Indebtedness of the Transferred Company as of 11:59 P.M., New York City time, on the day immediately preceding the Closing Date. “Closing Loan Receivables Amount” means, as of 11:59 P.M., New York City time, on the day immediately preceding the Closing Date, the aggregate amount of Loan Receivables as determined in accordance with the Accounting Principles.

4 “Closing Working Capital” means Working Capital of the Transferred Company as of 11:59 P.M., New York City time, on the day immediately preceding the Closing Date; provided that the foregoing shall be calculated after giving effect to the transfer of the Transferred Commingled Contracts (to the extent related to the Business) to the Transferred Company prior to the Closing pursuant to Section 6.09(a), regardless of whether such transfer occurs after 11:59 P.M., New York City time, on the day immediately preceding the Closing Date. “Code” means the Internal Revenue Code of 1986, as amended. “Confidentiality Agreement” means the Confidential Disclosure Agreement, dated as of May 5, 2023, between Seller and Buyer. “Contract” means any legally binding contract, agreement, license, sublicense, note, bond, mortgage, indenture, lease, sublease or other instrument. “Current Assets” and “Current Liabilities” mean the current assets and current liabilities, respectively, of the Transferred Company (including, without duplication, after giving effect to the transfer of the Transferred Commingled Contracts (to the extent related to the Business) to the Transferred Company prior to the Closing pursuant to Section 6.09(a)), solely to the extent such current assets and current liabilities are within categories specifically listed on Exhibit A (and excluding any asset or liability accounts explicitly identified therein as excluded from the calculation of Working Capital), in each case, calculated in accordance with the corresponding line items of Exhibit A and the Accounting Principles applied in a manner consistent with the Unaudited Financial Information (it being understood that in the event of an inconsistency between the Accounting Principles applied in a manner consistent with the Unaudited Financial Information and Exhibit A, Exhibit A shall prevail), except that (i) Income Taxes (including deferred tax assets and liabilities and any reserves for uncertain tax positions relating to Income Taxes) shall not be taken into account in determining Working Capital, (ii) Closing Cash, Closing Indebtedness and Seller Transaction Expenses shall not be taken into account in determining Working Capital and (iii) any impact of changes in assets or liabilities as a result of purchase accounting adjustments or other changes arising from or resulting as a consequence of the transactions contemplated hereby shall not be taken into account in determining Working Capital. “Damages” means losses, liabilities, damages, deficiencies, costs and expenses incurred or suffered (and, if applicable, reasonable attorneys’ fees associated therewith), but shall not include exemplary or punitive damages, except to the extent such damages are paid or payable to a third party pursuant to a third party Claim. “Data Protection Legislation” means all applicable Laws, regulations and any binding regulatory guidance relating to the collection, use, disclosure, storage, transfer, sale or other processing of Personal Information. “Data Room” means the electronic data room containing documents and materials relating to the Transferred Company, the Transferred Assets and the Business as constituted as of 4:00 P.M., New York City time, on the date hereof. 5 “Disclosure Letter” means the confidential disclosure letter delivered to Buyer by Seller prior to or simultaneously with entering into this Agreement. “Distributed Product” means the TruDi® Navigation System as identified in IFU UG-2000-023 (03A), dated January 23, 2023. “Employee of the Business” means each employee of Seller and its Affiliates (a) who as of the Closing Date spends at least fifty percent (50%) of his or her work time in the operation of the Transferred Company, (b) whose employment will transfer to Buyer or one of its Affiliates on the Closing Date pursuant to the transfer of the Transferred Shares to Buyer or its Affiliates or (c) who is set forth on Schedule 1.01(a), including in all cases, each such employee who as of the Closing Date is on leave of absence (including short-term disability, medical leave, military leave, parenthood leave, and workers compensation leave, but not including employees on long-term disability) or vacation; provided that any individual set forth on Schedule 1.01(b) shall not be an “Employee of the Business”. “Environmental Claim” means any claim, action, cause of action, suit, proceeding, citation, notice of violation, or other written notice alleging liability (including liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, Release or threatened Release of any Hazardous Materials or (b) any violation of or liability under any Environmental Law. “Environmental Law” means all Laws relating to pollution, protection of the environment or natural resources, or protection of the health or safety of persons from exposure to Hazardous Materials that have been Released into the environment, including Laws relating to emissions, discharges, Releases or threatened Releases of or exposure to Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, recycling, transport, registration, labeling, packaging or handling of Hazardous Materials, or the preservation of the environment or mitigation of adverse effects thereon. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder. “ERISA Affiliate” means, with respect to any entity, trade, business or Person (whether or not incorporated), that is, or was at the relevant time, included in a controlled group or affiliated service group, or is treated as a single employer, in each case under Section 414(b), 414(c), 414(m), or 414(o) of the Code or Section 4001 of ERISA. “FDA” means the United States Food and Drug Administration and any successor agency thereto. “Fraud” means, with respect to a party to this Agreement, common law fraud under the Laws of the State of Delaware with respect to the making of a representation or warranty contained in Article III or Article IV of this Agreement, as applicable, by such party; provided, however, for the avoidance of doubt, “Fraud” shall not include any type of constructive or equitable fraud. 6 “GAAP” means generally accepted accounting principles in the United States. “Governmental Approval” means any permit, license, approval, consent, permission, exemption, waiver or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law. “Governmental Entity” means any domestic, foreign, bilateral, international or multinational court, administrative or regulatory agency or other governmental or quasi- governmental authority (or any department, agency or political subdivision thereof) or any other body exercising, or entitled to exercise, regulatory, taxing or other governmental authority, including the IIA, the Israeli Authority for Investments and Development of the Industry and Economy (previously known as Investment Center), the State of Israel, the BIRD Foundation, the European Union, and the Fund for Encouragement of Marketing Activities of the Israeli Government. “Grants” means any grant, funding, loan, incentive or subsidy, including any applications therefor that are pending as of the date of this Agreement, provided or made available by or on behalf of or under the authority of the IIA, the Israeli Authority for Investments and Development of the Industry and Economy (previously known as Investment Center) or any other Governmental Entity. “Hazardous Materials” means any petroleum or petroleum products, radioactive materials or wastes, asbestos or asbestos-containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon, lead or lead-based paints or materials and any other substances that, in relevant form and concentration, are defined or regulated as hazardous or toxic under any Environmental Law. “Healthcare Laws” means (a) any fraud and abuse Laws (including Laws related to interactions with Healthcare Professionals), anti-bribery Laws and anti-kickback Laws, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn), the civil False Claims Act (31 U.S.C. § 3729), Sections 1320a-7, 1320a-7a and 1320a-7b(a) of Title 42 of the United States Code; (b) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191), as amended by the Health Information Technology for Economic and Clinical Health Act, and any equivalent state Laws; (c) Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), any other manual provisions, policies or administrative guidance issued by the Center for Medicare and Medicaid Services and any similar state Laws; (d) the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173); (e) the Patient Protection and Affordable Care Act (Pub. L. No. 111-148), as amended by the Health Care and Education Reconciliation Act of 2010; (f) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h) and any similar state Laws; and (g) any regulations promulgated pursuant to, and any other manual provisions, policies or administrative guidance issued with respect to, any of the foregoing. “Healthcare Professionals” means any hospital and hospital purchase manager, physician, nurse, medical practice group and manager, group purchasing organization, third party payor or similar Person that purchases, leases, recommends, uses, prescribes or arranges for the purchase or lease of healthcare products and services. 7 “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976. “IIA” means the Israel Innovation Authority, formerly known as the Office of the Chief Scientist of the Ministry of Economy of the State of Israel. “IIA Approval” means an approval from the IIA pertaining to and permitting the BWI In-License Agreement, in accordance with the IIA know-how transfer track that provides for the termination of applicability of the Innovation Law (and all restrictions imposed thereunder) to and in connection with the IIA-Funded IP (i.e., Section 4.2 of Appendix B of Benefit Track No. 1 (R&D Fund)- Provisions Relating to the Transfer of Know-How), which approval shall be without any direct or indirect liabilities or conditions applicable to the Transferred Company or Buyer or any of its Affiliates (including Buyer Israeli Subsidiary), and shall be subject only to the payment by Seller or its applicable Affiliate at or prior to the Closing of the IIA Fees. “IIA Fees” means the amounts required to be paid to the IIA in connection with the IIA Approval. “IIA Funded IP” means the IP Rights for which development was funded, in whole or in part, by Grants from the IIA and that are subject to the BWI In-License Agreement. “Income Taxes” means any federal, state, local or non-U.S. Tax, or any franchise Tax, in each case, based on or measured by reference to net income (or a proxy for net income). “Indebtedness” means the aggregate amount, without duplication, of (a) all indebtedness or other obligations for borrowed money of the Transferred Company, whether current, short-term or long-term, secured or unsecured; (b) all obligations or undertakings of the Transferred Company in respect of loans or advances (whether or not evidenced by bonds, debentures, notes or similar instruments); (c) lease obligations of the Transferred Company that are capital leases in accordance with GAAP; (d) any obligations or undertakings of the Transferred Company to pay the deferred and unpaid purchase price of property or equipment (excluding trade payables); (e) off balance sheet financing of the Transferred Company; (f) all obligations of the Transferred Company arising under any conditional sale or other title retention agreement with respect to property acquired (excluding trade payables ); (g) past due or deferred rent owed by the Transferred Company; (h) net cash payment obligations of the Transferred Company under swaps, options, forward sales contracts, derivatives and other hedging contracts, financial instruments or arrangements that will be payable upon termination thereof (assuming termination on the date of determination); (i) letters of credit, bank guarantees and other similar contracts or arrangements, in each case to the extent drawn and entered into by or on behalf of the Transferred Company; (j) accrued and unpaid interest of, and prepayment premiums, penalties or similar obligations arising as result of any such foregoing obligation; and (k) any indebtedness described in the foregoing prongs (a) through (i) of any other Person, which indebtedness the Transferred Company has guaranteed or in respect of which the Transferred Company has granted a security interest.

8 “Innovation Law” means the Israeli Research, Development and Technological Innovation in Industry Law, 5744-1984 and the regulations, tracks, rules and procedures promulgated thereunder. “Inventory” means all raw materials, work in process, finished goods, sales force inventory and similar items of the Transferred Company, in each case, wherever located and including such items previously ordered or purchased and in transit to the Transferred Company. “IP Rights” means all rights, title and interest in or relating to intellectual property, whether protected, created or arising under any Law throughout the world, including all: (a) patents and patent applications, utility models and industrial designs, all improvements thereto, and any applications and registrations therefor, together with all reissuances, divisions, renewals, revisions, extensions (including any supplementary protection certificates), reexaminations, provisionals, continuations and continuations-in-part with respect thereto and including all foreign equivalents, (b) trademarks, service marks, trade names, corporate names, brand names, trade dress, logos, or other designation of origin of a like nature, together with the goodwill associated with any of the foregoing, and any applications, registrations and renewals therefor (“Trademarks”), (c) copyrights, including rights in any applications and registrations and renewals therefor, (d) trade secrets and proprietary know-how, including intellectual property rights therein, whether tangible or intangible, and whether stored, compiled, or memorialized physically, electronically, photographically or otherwise (“Trade Secrets”), (e) intellectual property rights in inventions, Service Inventions (as defined in Section 132 of the Israeli Patent Law, 1967), research and development, clinical trial results, discoveries, improvements, formulas, compositions, Software and corresponding code, commercially practiced processes, product specifications, technical data, designs, drawings and specifications, databases and data and (f) all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto. “Israel Hostilities” means the hostilities described on Schedule 1.01(c). “Israeli VAT” means value added tax under the Israeli VAT Law. “Israeli VAT Law” means the Israeli Value Added Tax Law, 1975, as amended, and all rules and regulations promulgated thereunder, as may be amended from time to time, including any publications and clarifications issued by the ITA. “ITA” means the Israeli Tax Authority. “Jointly Owned Intellectual Property” means all IP Rights jointly owned by or purported to be jointly owned by the Transferred Company and a third party, including but not limited to, Asset Transferring Affiliate. “Judgment” means any judgment, award, order, writ, injunction, legally binding agreement with a Governmental Entity, stipulation or decree. 9 “Law” or “Laws” means any statute, law (including common law), ordinance, treaty, rule, code, constitution, regulation, Judgment or other binding directive issued, promulgated or enforced by any Governmental Entity. “Licensed Intellectual Property” means all IP Rights that any Person other than the Transferred Company owns and that the Transferred Company is permitted by license to use or exploit in the Business. “Lien” means any mortgage, pledge, lien, security interest, hypothecation, charge, deed of trust, easement restriction, option or other preemptive right, leasehold, possessory right, right of first offer, right of first refusal, right of purchase, conditional sales obligation, right of way or similar encumbrance of any kind. “Loan Receivables” means the loan receivables described on Schedule 6.09(a). “Management Presentation” means the confidential descriptive memorandum delivered to Buyer on May 8, 2023 and the management presentations given to Buyer on May 23, 2023 and July 10, 2023. “Material Adverse Effect” means any effect or change that is or would reasonably be expected to be materially adverse to the business, assets, results of operations or financial condition of the Transferred Company or the Business, taken as a whole; provided that none of the following shall be deemed (either alone or in combination) to constitute, and none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect: (a) the failure of the Transferred Company to meet projections, forecasts or budgets for any period (for the avoidance of doubt, any underlying cause for any such failure shall not be excluded by this clause (a) unless otherwise excluded by any of the other clauses of this proviso); or (b) any effect or change arising from or relating to (i) the economy in general, or the securities, syndicated loan, credit or financial markets, including changes in interest or exchange rates, (ii) the economic, business, financial or regulatory environment (including changes with respect to pricing or reimbursement by any insurance provider or other commercial entity or any governmental payor whether stemming from United States healthcare reform initiatives or otherwise) generally affecting the industries or any geographic markets in which the Transferred Company or the Business operates, (iii) the general conditions and trends in the industries or geographic markets in which the Transferred Company or the Business operates, including competition in any of the geographic or product areas in which the Transferred Company or the Business operates, (iv) any act of civil unrest, terrorism, sabotage or any outbreak or escalation of hostilities or war (whether declared or not declared) or any natural or manmade disasters (including hurricanes, floods, tornados, pandemics (including COVID-19), tsunamis, earthquakes or other acts of God) or any national or international calamity or crisis, (v) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Entity generally affecting the industries or any geographic markets in which the Transferred Company or the Business operates, (vi) changes or proposed changes in applicable Law or GAAP (or the applicable accounting standards in any jurisdiction outside of the United States) or the enforcement thereof, (vii) the negotiation, execution, announcement or pendency of this Agreement or the Transactions, including any litigation, any reduction in revenues or income, any loss of employees or 10 customers, any cancellation of or delay in customer orders, any disruption in supplier, distributor or similar relationships or any action taken pursuant to Section 6.05, (viii) any labor strikes, labor stoppages, unionization or loss of employees with respect to the Transferred Company or the Business, or (ix) changes or effects that are the result of actions or omissions of Buyer or any of its Affiliates (including Buyer’s failure to grant consent to any action that Seller or any of its Affiliates reasonably requests), or actions or omissions of Seller or any of its Affiliates that are required by the terms of this Agreement or are consented to by Buyer or any of its Affiliates; provided further, however, that any effect or change referred to in clause (b)(i), (ii), (iii), (iv), (v) or (vi) may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect to the extent such effect or change has a materially disproportionate adverse effect on the Transferred Company and the Business, taken as a whole, as compared to other participants in the industries and geographic markets in which the Transferred Company or the Business operates but, in such event, only the incremental materially disproportionate adverse impact of any such effect or change will be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur. “Most Recent Balance Sheet Date” means January 1, 2023. “Non-U.S. Employee of the Business” means any Employee of the Business who is not a U.S. Employee of the Business. “Non-U.S. Transferred Employee” means any Transferred Employee who is not a U.S. Transferred Employee. “Off-the-Shelf Software” means commercially available off-the-shelf Software (whether such Software is deployed on-premises, as a hosted service (e.g., SaaS) or a combination thereof) available on standard, non-discriminatory terms and conditions for an annual or one-time license fee of no more than $50,000, or other readily available Software available for license via clickthrough, shrinkwrap or other similar non-negotiable agreements. “Open Source Software” means any Software that is subject to or licensed, provided or distributed pursuant to any open source license, including any (a) license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative or (b) license under which any Software or other materials are distributed or licensed as “free software,” “open source software” or under similar terms. “Ordinance” means the Israeli Income Tax Ordinance [New Version], 5721-1961, as amended, and all rules and regulations promulgated thereunder, as may be amended from time to time, including any publications and clarifications issued by the ITA. “Ordinary Course of Business” means, with respect to the Business, the operation thereof in the ordinary course, consistent in all material respects with past practice. “Outside Date” means the date that is twelve (12) months following the date hereof. 11 “Owned Intellectual Property” means all IP Rights owned by or purported to be owned by the Transferred Company, including its undivided joint interest in the Jointly Owned Intellectual Property. “Parent” means Johnson & Johnson, a New Jersey corporation. “Permitted Liens” means (a) Liens created by or for the benefit of Buyer or its Affiliates, (b) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the Ordinary Course of Business, (c) Liens arising under purchase price conditional sales contracts or equipment leases with third parties, in each case entered into in the Ordinary Course of Business, (d) Liens for Taxes that are (i) not yet delinquent or (ii) contested in good faith through appropriate proceedings and for which, in the case of the Transferred Company, adequate reserves have been established in accordance with GAAP, (e) terms, conditions and restrictions under leases, subleases, licenses or occupancy agreements to which the Transferred Company is a party, (f) easements, covenants, rights-of-way and other similar restrictions, (g) statutory Liens of landlords with respect to real property, (h)(i) zoning, building, land use and other similar restrictions and (ii) Liens that have been placed by any developer, landlord or other third party on property over which Seller or its Affiliates have easement rights and subordination or similar agreements relating thereto and (i) other imperfections of title or encumbrances, if any, that, individually or in the aggregate, do not impair, and are not reasonably likely to impair, the continued use and operation of the assets to which they relate in the conduct of the Business as conducted as of the date of this Agreement. “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, Governmental Entity or other entity. “Personal Information” means any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular consumer or household or other Person, in any media or format, where the Person can be identified directly or indirectly either from such data or information or from the combination of such data or information with other data or information that is in the possession of Seller or its Affiliates, including a natural Person’s (including a customer’s or an employee’s) name, street address, telephone number, e-mail address, photograph, factors specific to his/her physical, physiological, mental, economic, cultural or social identity, social security number, driver’s license number, passport number or customer account number, geo-location data, voice recording, video recording, internet protocol address, device identifier, or other persistent identifier, “information” as defined by the Israeli Privacy Protection Law, 1981 (whether or not such “information” constitutes “sensitive information” as defined thereunder), or any other piece of information that allows the identification of a natural Person or is otherwise considered personally identifiable information or personal data under any applicable Law. “Post-Closing Tax Period” means any taxable period beginning after the Closing Date and the portion of any Straddle Tax Period beginning after the Closing Date.

12 “Pre-Closing Tax Period” means any taxable period ending on or before (and including) the Closing Date and the portion of any Straddle Tax Period ending on or before (and including) the Closing Date. “Pre-Closing Taxes” means (i) any and all Taxes of the Transferred Company and/or Taxes relating or attributable to the Transferred Assets, in each case for any Pre-Closing Tax Period or the pre-Closing portion of any Straddle Tax Period, determined without regard to any carryback of a loss or credit arising on or after the Closing Date, and including any Taxes imposed on, or required to be withheld by, the Transferred Company under the BWI In-License Agreement in connection with the transactions contemplated by this Agreement; (ii) Liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract or otherwise; and (iii) withholding taxes imposed with respect to any payment by Buyer to Seller or Asset Transferring Affiliate under this Agreement to the extent not withheld under Section 2.07, and excluding any interest or penalties imposed in connection with such withholding Taxes, unless such interest or penalties are the result of Buyer’s reliance on information or a representation provided by Seller or Asset Transferring Affiliate which was untrue or incorrect. “Prepaid Tax Amount” means the amount of any Taxes paid with respect to any Straddle Tax Period by or with respect to the Transferred Company or any Transferred Assets, but only to the extent such Taxes are allocable to the Post-Closing Tax Period (as determined pursuant to Section 7.06) and not otherwise taken into account in determining Working Capital. “Product Registrations” means all marketing approvals, clearances or other authorizations, consents and registrations, including any supplements or amendments thereto, necessary to test, manufacture, distribute, market or sell the Products under the applicable Laws of any Governmental Entity. “Products” means, collectively, the products of the Transferred Company, including those set forth on Exhibit B and all other products developed or being researched or developed by or on behalf of the Transferred Company (including by Asset Transferring Affiliate on behalf of the Transferred Company). “Purchase Price” means the Upfront Purchase Price, plus the Milestone Payment (if the Milestone Payment becomes payable in accordance with the terms hereof). “Qualifying Termination” means, following the Closing, a Transferred Employee’s employment with Buyer or one of its Affiliates terminates as a result of (i) position elimination, (ii) reduction in force, (iii) involuntary discharge other than for failure to satisfy the conditions of an individual performance plan, misconduct, violation of applicable rules, policies and/or practices, or conduct reasonably determined by Buyer to be detrimental to Buyer and its Affiliates, or (iv) such Transferred Employee’s resignation after a reduction in base pay or salary (other than de minimis), a reduction in job responsibilities or a requirement that the Transferred Employee relocate to a primary work location that is more than fifty (50) miles from the Transferred Employee’s primary work location immediately prior to the Closing Date. 13 “R&W Insurance Policy” means the representation and warranty liability insurance policy to be issued by Ethos Specialty Insurance Services LLC to Buyer with respect to Sellers’s representations and warranties set forth in this Agreement. “Registered Intellectual Property” means all Owned Intellectual Property and all BWI Licensed IP, in each case that are subject to registrations, applications for registration or issuances by a Governmental Entity or Internet domain name registrar. “Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property. “SEC” means the United States Securities and Exchange Commission. “Security Incidents” means any loss of, unauthorized access to or unauthorized acquisition of Personal Information or other sensitive or proprietary information of the Transferred Company and the Business. “Seller Transaction Expenses” means, without duplication, as of 11:59 P.M., New York City time, on the day immediately preceding the Closing Date, the aggregate unpaid fees, costs, disbursements, expenses and other payments for which the Transferred Company is liable in connection with the transactions contemplated hereby (a) to professionals (including investment bankers, attorneys, accountants, consultants, auditors and other advisors or representatives) and (b) to any Employee of the Business to the extent such individual is entitled to receive (i) a transaction or sale bonus that becomes payable solely by reason of the Closing and (ii) the employer portion of employment Taxes on the amounts described in the immediately preceding clause (b)(i) (but excluding the social security portion of Taxes imposed under the Federal Insurance Contributions Act or other applicable Law). Notwithstanding the foregoing, “Seller Transaction Expenses” shall not include amounts that constitute Closing Indebtedness or amounts included in the calculation of Working Capital. “Service Providers” means, collectively, (a) each Employee of the Business and (b) any other independent contractors, consultants and other individual non-employee service providers of Seller or its Affiliates, in each case whose job responsibilities for Seller and its Affiliates relate primarily to the Business. “Shared Services” means the shared services, systems and benefits provided to the Transferred Company by Seller and/or its Affiliates, or on their behalf, and which are listed on Schedule 1.01(d). “Software” means all (a) computer programs, including any and all software implementations of algorithms, models, and methodologies, whether in source code or object code, and (b) documentation including user manuals and other training documentation related to any of the foregoing. “Specified Matters” means the proceedings described on Schedule 1.01(e). 14 “Straddle Tax Period” means a taxable period that includes but does not end on the Closing Date. “Subsidiary” of a Person means a corporation, partnership, joint venture, association, limited liability company or other entity of which such Person (i) owns, directly or indirectly, more than 50% of the outstanding voting stock or other ownership interests or (ii) is a general partner or managing member (and all Subsidiaries of any Subsidiary of such Person). “Target Working Capital” means $30,700,000. “Tax” and “Taxes” means (i) any U.S., Israeli or other (non-U.S. and non-Israeli) federal, state, local or other tax, duty, levy or other like assessment or charge in the nature of a tax (including any income, franchise, profits, gross receipts, license, ad valorem, net worth, value added, sales, use, real or personal property, payroll, withholding on amounts paid to a Person, employment, social security (or similar), excise, environmental, customs duties, stamp, registration, alternative and add-on minimum tax payable to any Taxing Authority); (ii) any interest, penalty, addition to tax or additional amount with respect thereto; and (iii) any liability for Taxes of another Person pursuant to Treasury Regulations Section 1.1502-6 or analogous provision of applicable Tax Law other than U.S. federal income tax Law. “Tax Proceeding” means any audit, request for information or investigation by any Taxing Authority, and any litigation, legal action or judicial contest, in each case relating to Taxes. “Tax Return” means any return, declaration, report, property tax rendition, claim for refund, or information return or statement required to be filed with respect to Taxes, including any schedule thereto and any amendment thereof. “Taxing Authority” means any Governmental Entity (including the ITA) exercising any authority to impose, regulate or administer the imposition of Taxes. “Transaction Documents” means this Agreement and the Ancillary Agreements. “Transactions” mean, collectively, the transactions contemplated by this Agreement and the other Transaction Documents, including the Acquisition. “Transfer Taxes” mean any federal, state, county, local, foreign and other sales, use, transfer, value added, goods and services, conveyance, documentary transfer, stamp duty, recording or other similar Tax, fee or charge imposed by any Taxing Authority in connection with the Transactions or the recording of any sale, transfer or assignment of property (or any interest therein) effected pursuant to this Agreement or any Ancillary Agreement. For the avoidance of doubt, Transfer Tax does not include any Taxes payable or required to be withheld associated with any amount paid, required to be paid, or accrued under the BWI In-License Agreement in connection with the Transactions. “Transferred Assets” means the properties of Asset Transferring Affiliate set forth or described on Annex 2.03(a), which expressly exclude the Excluded Assets, with such changes between the date of this Agreement and the Closing Date as shall have occurred in transactions 15 not inconsistent with any of Seller’s representations, warranties, covenants and agreements set forth herein. “Transferred Employee” means each Employee of the Business who, as of the Closing Date (or, if applicable, such later date that such employee commences employment with Buyer or one of its Affiliates or may be terminated by Seller, or an Affiliate, subject to applicable Law), becomes an employee of Buyer or one of its Affiliates whether pursuant to the transfer of the Transferred Shares to Buyer or its Affiliates or by acceptance of Buyer’s or one of its Affiliate’s offer of employment pursuant to Section 8.01. “Transferred TMA-Related Contracts” means each Contract set forth on Schedule 7.15 that, pursuant to its terms, permits Seller or its Affiliates to assign to the Transferred Company the rights of Seller or its Affiliates under such Contract to the extent related to the Business as contemplated by Section 7.15 without the consent of any counterparty thereto. “U.S. Employee of the Business” means any Employee of the Business who is principally employed in the United States as of the Closing Date. “U.S. Transferred Employee” means any Transferred Employee who is principally employed in the United States as of the Closing Date (or, if applicable, such later date that such employee commences employment with Buyer or one of its Affiliates). “Unaudited Financial Information” means (a) the unaudited statement of certain assets and liabilities of the Transferred Company as of the Most Recent Balance Sheet Date and (b) the unaudited deal basis profit and loss statement for the Transferred Company for the 12- month period ended on the Most Recent Balance Sheet Date. “Unvested LTI Awards” means (i) any long-term incentive awards granted by Seller and its Affiliates, excluding any such awards that are vested, or would become vested upon the applicable holder’s termination of employment after having attained (a) age 55 with at least ten (10) years of service with Seller and its Affiliates (with the last 5 consecutive) or (b) age 62 (the earlier of such dates, the “Retirement Eligibility Date”) and (ii) any award that a Transferred Employee would have received in respect of fiscal year 2023 service with Seller or its Affiliates if the Closing Date would not have occurred prior to the intended date for the grant of such award. “Valid Withholding Certificate” means a valid certificate, ruling or any other written instructions regarding withholdings of Israeli Tax, issued by the ITA in customary form and substance, that is applicable to the payments to be made by Buyer Israeli Subsidiary to Asset Transferring Affiliate pursuant to this Agreement and that states that no withholding of any Israeli Tax is required with respect to such payment or providing any other instructions regarding withholding of Israeli Tax; provided that a valid certification pursuant to the Israeli Income Tax Regulations (Withholding from Payments for Services and Assets), 5737-1977 shall qualify as a Valid Withholding Certificate. “Working Capital” means Current Assets minus Current Liabilities.

16 (b) The following terms used in this Agreement shall have the meanings assigned to them in the respective Sections of this Agreement or Schedules to the Disclosure Letter set forth below: Term Location 2024 Bonus Amount 8.01(o) 2024 Paid Bonus Schedule 8.01(o) 3DS Agreement 1.01(a) Accounting Principles 3.06(a) Additional Assignments 2.03(a) Additional Assumptions 2.03(a) Acquisition 2.01(c) Affiliate 1.01(a) Agreement Preamble Allocation 2.06(a) Ancillary Agreements 1.01(a) Antitrust Approvals 1.01(a) Antitrust Filings 1.01(a) Asset Transferring Affiliate Recitals Assumed Benefit Plan 1.01(a) Assumed Israel Asset Liabilities 1.01(a) Assumed Liabilities 1.01(a) Assumed Post-Closing Contract Liabilities 1.01(a) Assumed Pre-Closing Contract Liabilities 1.01(a) Binder 4.07 Business 1.01(a) Business Employee Benefit Plan 1.01(a) Buyer Preamble Buyer Commercially Reasonable Efforts 2.09(c)(i) Buyer Indemnitees 10.02 Buyer Israeli Subsidiary Preamble Buyer Licensees 7.01(b) Buyer Released Claims 6.11 Buyer Releasing Party 6.11 Buyer Tax Act 7.06(d)(i) Buyer Tax Returns 7.06(a)(ii) Buyer’s Allocation Notice 2.06(b) Buyer’s Overall Allocation Notice 2.06(a) BWI In-License Agreement 1.01(a) BWI Licensed IP 1.01(a) BWI Out-License Agreement 1.01(a) Claim 10.05 Closing 2.02 Closing Cash 1.01(a) Closing Date 2.02 17 Term Location Closing Indebtedness 1.01(a) Closing Legal Impediment 5.01(d) Closing Loan Receivables Amount 1.01(a) Closing Statement 2.05(a) Closing Working Capital 1.01(a) Code 1.01(a) Collective Bargaining Agreements 3.16(a) Communications Plan 8.01(a) Confidentiality Agreement 1.01(a) Continuation Period 8.01(i) Contract 1.01(a) Credit Support Items 7.08 Current Assets 1.01(a) Current Liabilities 1.01(a) Damages 1.01(a) Data Protection Legislation 1.01(a) Data Room 1.01(a) Deal Communications 11.13(a) Deal Counsel 11.13(a) Disclosure Letter 1.01(a) Disputed Items 2.05(b)(ii) Distributed Product 1.01(a) Employee of the Business 1.01(a) Enforceability Exceptions 3.02 Environmental Claim 1.01(a) Environmental Law 1.01(a) Environmental Permits 3.18 ERISA 1.01(a) ERISA Affiliate 1.01(a) Estimated Closing Statement 2.04(b) Estimated Upfront Purchase Price 2.04(b) Excluded Assets 2.03(a) Excluded Marks 7.01(h) Existing Stock 7.01(b)(ii) FCPA 3.23(a) FDA 1.01(a) Final Upfront Purchase Price 2.05(c) Forward-Looking Statements 4.08(c) Fraud 1.01(a) GAAP 1.01(a) General Assignment and Assumption 2.03(a) Governmental Approval 1.01(a) Governmental Entity 1.01(a) Grants 1.01(a) 18 Term Location Grant Recipient 3.24(a) Granting Body 3.24(a) Hazardous Materials 1.01(a) Healthcare Laws 1.01(a) Healthcare Professionals 1.01(a) HSR Act 1.01(a) IIA 1.01(a) IIA Application 6.05(e) IIA Approval 1.01(a) IIA Fees 1.01(a) IIA Funded IP 1.01(a) Inactive Employee 8.01(c) Income Taxes 1.01(a) Indebtedness 1.01(a) Indemnified Party 10.05 Indemnifying Party 10.05 Independent Expert 2.05(b)(ii) Innovation Law 1.01(a) Institution 3.12(j) Inventory 1.01(a) IP Rights 1.01(a) Israel Hostilities 1.01(a) Israeli VAT 1.01(a) Israeli VAT Invoice 2.07(b) Israeli VAT Law 1.01(a) ITA 1.01(a) Jointly Owned Intellectual Property 1.01(a) Judgment 1.01(a) Law 1.01(a) Laws 1.01(a) License Guaranty 7.07 Licensed Intellectual Property 1.01(a) Licensed IP Contracts 3.12(b) Lien 1.01(a) Loan Receivables 1.01(a) Make-Whole Compensation 8.01(n) Management Presentation 1.01(a) Material Adverse Effect 1.01(a) Material Contract 3.11(a) Material Customer 3.15(a) Material Supplier 3.15(b) Milestone Event 2.09(a) Milestone Payment 2.09(a) Milestone Product 2.09(a) 19 Term Location Most Recent Balance Sheet Date 1.01(a) NIS 2.08(b) Non-U.S. Employee of the Business 1.01(a) Non-U.S. Transferred Employee 1.01(a) Notice of Objection 2.05(b)(i) Objection Period 2.05(b)(i) Off-the-Shelf Software 1.01(a) Open Source Software 1.01(a) Ordinance 1.01(a) Ordinary Course of Business 1.01(a) Outside Date 1.01(a) Owned Intellectual Property 1.01(a) Parent 1.01(a) PDF 11.06 Permits 3.09 Permitted Liens 1.01(a) Person 1.01(a) Personal Information 1.01(a) Post-Closing Tax Period 1.01(a) Pre-Closing Tax Period 1.01(a) Pre-Closing Taxes 1.01(a) Prepaid Tax Amount 1.01(a) Privileged Deal Communications 11.13(e) Product Registrations 1.01(a) Products 1.01(a) Proposed Overall Allocation 2.06(a) Public Official 3.23(b) Purchase Price 1.01(a) Qualifying Termination 1.01(a) R&W Insurance Policy 1.01(a) Recall 3.21(c) Registered Intellectual Property 1.01(a) Release 1.01(a) Release Requirement 8.01(j) Resolution Period 2.05(b)(ii) Retained Names and Marks 7.01(a) Retirement Eligibility Date 1.01(a) SEC 1.01(a) Section 14 Arrangement 8.01(b) Securities Act 4.06 Security Incidents 1.01(a) Seller Preamble Seller Bonus Plan 8.01(o) Seller Indemnitees 10.03

20 Term Location Seller Released Parties 6.11 Seller Sales Plans 8.01(o) Seller Tax Returns 7.06(a)(i) Seller Transaction Expenses 1.01(a) Seller’s Draft Allocation 2.06(b) Service Providers 1.01(a) Shared Services 1.01(a) Software 1.01(a) Specified Matters 1.01(a) Straddle Tax Period 1.01(a) Subsidiary 1.01(a) Target Working Capital 1.01(a) Tax 1.01(a) Tax Proceeding 1.01(a) Tax Return 1.01(a) Taxes 1.01(a) Taxing Authority 1.01(a) To the knowledge of Seller 1.02(b) Trade Secrets 1.01(a) Trademarks 1.01(a) Transaction Documents 1.01(a) Transactions 1.01(a) Transfer Taxes 1.01(a) Transfer Time 8.01(f) Transferred Assets 1.01(a) Transferred Commingled Contracts 6.09(b) Transferred Company Recitals Transferred Company Interests 3.03(b) Transferred Employee 1.01(a) Transferred Shares Recitals Transferred TMA-Related Contracts 1.01(a) Transition Employees 8.01(d) Transition Manufacturing Agreement 7.07 Transition Services Agreement 7.07 U.S. Employee of the Business 1.01(a) U.S. Transferred Employee 1.01(a) Unaudited Financial Information 1.01(a) Unvested LTI Awards 1.01(a) Upfront Purchase Price 2.04(a) Valid Withholding Certificate 1.01(a) Workers Compensation Event 8.01(l) Working Capital 1.01(a) 21 Section 1.02. Interpretation and Construction. (a) Unless otherwise provided herein all monetary values stated herein are expressed in United States currency and all references to “U.S. dollars”, “dollars” or “$” will be deemed references to the lawful money of the United States. (b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. When a reference is made in this Agreement to a party or to a Section, Exhibit or Annex, such reference shall be to a party to, a Section of, or an Exhibit or Annex to, this Agreement, unless otherwise indicated. When a reference is made in this Agreement to a Schedule, such reference shall be to a Schedule to the Disclosure Letter. All terms defined in this Agreement shall have their defined meanings when used in any Exhibit or Annex to this Agreement or any Schedule to the Disclosure Letter or any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. Whenever used in this Agreement, “business day” shall mean any day, other than a Saturday or a Sunday or a day on which banking and savings and loan institutions are authorized or required by applicable Law to be closed in the State of New York. Whenever the words “include”, “includes”, “including” or “such as” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Any agreement, instrument or statute defined or referred to herein means such agreement, instrument or statute as from time to time amended, supplemented or modified, including (i) (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and (ii) all attachments thereto and instruments incorporated therein. The words “asset” and “property” shall be construed to have the same meaning and effect. References to a Person are also to its permitted successors and assigns. References to days (excluding business days) or months shall be deemed references to calendar days or months. “To the knowledge of Seller” or other references to the knowledge or awareness of Seller or its Affiliates means the actual knowledge, after due inquiry, of those individuals set forth on Schedule 1.02(b). (c) The disclosure of any matter in the Disclosure Letter shall be deemed to be a disclosure for the purposes of the Section or subsection of this Agreement to which it corresponds in number and each other Section and subsection of this Agreement to the extent such disclosure is reasonably apparent on the face thereof to be relevant to such other Section or subsection. The disclosure of any matter in the Disclosure Letter shall expressly not be deemed to constitute an admission by Seller, or to otherwise imply, that any such matter is 22 material for the purposes of this Agreement, could reasonably be expected to have a Material Adverse Effect or is required to be disclosed under this Agreement. Article II Purchase and Sale Section 2.01. Purchase and Sale. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign and transfer to Buyer, and Buyer shall purchase, acquire and accept, the Transferred Shares, free and clear of all Liens other than Liens arising under this Agreement and transfer restrictions arising under applicable securities Laws. (b) In addition, upon the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) Seller shall cause Asset Transferring Affiliate to sell, convey, assign and transfer to Buyer Israeli Subsidiary, and Buyer Israeli Subsidiary shall purchase, acquire and accept, the Transferred Assets, free and clear of all Liens other than Permitted Liens and (ii) Buyer Israeli Subsidiary shall assume the Assumed Israel Asset Liabilities and agree to satisfy and discharge when due the liabilities and obligations of Asset Transferring Affiliate (and its Affiliates) in respect of the Assumed Israel Asset Liabilities. (c) The purchase and sale of the Transferred Shares and the Transferred Assets and the assumption of the Assumed Israel Asset Liabilities are referred to in this Agreement as the “Acquisition”. Section 2.02. Closing. The closing of the Acquisition (the “Closing”) shall take place by electronic exchange of signatures and documents (a) on the second business day following the date on which there first occurs the satisfaction (or, to the extent permitted, waiver) of the conditions set forth in Article V (excluding those conditions intended to be satisfied at the Closing, but subject to their satisfaction or, to the extent permitted, waiver at such time), provided that Seller may, with Buyer’s written consent (not to be unreasonably withheld, conditioned or delayed), delay the Closing until the final business day of its then-fiscal month, in which case the Closing shall be held on such final business day (so long as the conditions set forth in Article V (excluding those conditions intended to be satisfied at the Closing, but subject to their satisfaction or, to the extent permitted, waiver at such time) shall continue to be satisfied or waived in accordance with this Agreement on such final business day) or (b) at such other place, time and date as may be agreed in writing by Seller and Buyer. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. Section 2.03. Transferred Assets and Assumed Israel Asset Liabilities; Assignment and Assumption. (a) Pursuant to the terms and subject to the conditions set forth in this Agreement, at the Closing, (i) Seller shall cause Asset Transferring Affiliate to execute and deliver a general bill of sale, assignment and assumption substantially in the form of Exhibit C (the “General Assignment and Assumption”), such other instruments of conveyance, assignment and transfer as Buyer reasonably requests (the “Additional Assignments”), in each case to convey to Buyer Israeli Subsidiary all of Asset Transferring Affiliate’s right, 23 title and interest in, to and under the Transferred Assets, and counterparts to any applicable Additional Assumptions, and (ii) Buyer Israeli Subsidiary shall execute and deliver the General Assignment and Assumption, such other agreements and instruments as Seller reasonably requests (the “Additional Assumptions”), whereby Buyer Israeli Subsidiary agrees to assume and undertakes to pay, perform and discharge as and when due the Assumed Israel Asset Liabilities, and counterparts to any applicable Additional Assignments. Notwithstanding anything herein to the contrary, neither Buyer nor any of its Affiliates is purchasing, pursuant to this Agreement, any of the Ancillary Agreements or any of the Transactions, Seller’s (or any of its Affiliates’) right, title or interest in, to or under any assets of Seller or its Affiliates that are not Transferred Shares or Transferred Assets (the “Excluded Assets”). For clarity, it is understood and agreed that any IP Rights owned by Asset Transferring Affiliate, including as may be embodied in or necessary for the use of the Transferred Assets, are Excluded Assets. All risk of loss with respect to the Transferred Assets (whether or not covered by insurance) shall be on Seller up to the time of the Closing, whereupon such risk of loss with respect to the Transferred Assets conveyed at the Closing shall pass to Buyer Israeli Subsidiary. After the Closing, Buyer Israeli Subsidiary shall pay all Assumed Israel Asset Liabilities as and when such liabilities become due. Buyer shall promptly reimburse Seller for the performance by Seller (or any of its Affiliates) of any Assumed Israel Asset Liability the performance of which by, or on behalf of, Buyer (or an Affiliate of Buyer) is not accepted by the obligee in the exercise of such obligee’s lawful rights. (b) Buyer Designee. Prior to, and in any event at least 15 days in advance of, the Closing, Buyer may designate, with the consent of Seller, Buyer Israeli Subsidiary to, at the Closing, pay a designated portion of the Estimated Upfront Purchase Price pursuant to Section 2.05 related to the Transferred Assets; provided, however, that no such designation will in any event limit or affect the obligations of Buyer under this Agreement to the extent not performed by Buyer Israeli Subsidiary. (c) Transferred Assets Subject to Third-Party Consents. To the extent that the sale, assignment, transfer, conveyance or delivery or attempted sale, assignment, transfer, conveyance or delivery to Buyer Israeli Subsidiary of any Transferred Asset is prohibited by any applicable Law or would require any governmental or third party authorizations, approvals, consents or waivers and such authorizations, approvals, consents or waivers shall not have been obtained prior to the Closing, this Agreement shall not constitute a sale, assignment, transfer, conveyance or delivery, or any attempted sale, assignment, transfer, conveyance or delivery, thereof. For a period of eighteen months after the Closing Date, the parties shall use commercially reasonable efforts to cooperate with each other to obtain promptly such authorizations, approvals, consents or waivers; provided, however, that neither Seller nor any of its Affiliates shall be required to pay any consideration or make any concession therefor. If such authorization, approval, consent or waiver is obtained, Seller shall cause Asset Transferring Affiliate to assign, transfer, convey or deliver any such Transferred Asset to Buyer Israeli Subsidiary at no additional cost. If such authorization, approval, consent or waiver is not obtained, Seller will be deemed to have fulfilled its obligations under this Agreement and under no circumstances shall the Purchase Price be reduced or Seller or its Affiliates be subject to any liability on account of the failure to obtain any such authorization, approval, consent or waiver. Pending the earlier of obtaining such authorization, approval, consent or waiver or the expiration of such eighteen-month period,

24 the parties shall use commercially reasonable efforts to cooperate with each other in any reasonable and lawful arrangements designed to provide to Buyer Israeli Subsidiary the benefits of use of any such Transferred Asset. Buyer and Buyer Israeli Subsidiary further agree that no representation, warranty or covenant of Seller contained in this Agreement shall be breached or deemed breached, and no condition to Buyer’s or Buyer Israeli Subsidiary’s obligations to close the Transactions shall be deemed not satisfied as a result of (A) the failure to obtain any such authorization, approval, consent or waiver; or (B) any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any authorization, approval, consent or waiver. Section 2.04. Purchase Price. (a) For purposes of this Agreement, the “Upfront Purchase Price” means an amount equal to: (i) $275,000,000.00, (ii) plus Closing Cash, (iii) minus Closing Indebtedness, (iv) minus Seller Transaction Expenses, (v) plus, in the event Closing Working Capital exceeds $100,000 more than the Target Working Capital, the amount of such excess, (vi) minus, in the event Closing Working Capital is less than $100,000 less than the Target Working Capital, the amount of such shortfall, and (vii) plus the Closing Loan Receivables Amount. (b) At least two business days prior to the Closing Date, Seller shall prepare and deliver to Buyer a statement (the “Estimated Closing Statement”) setting forth Seller’s good faith estimate of the Upfront Purchase Price (the “Estimated Upfront Purchase Price”), together with reasonable supporting detail as to each of the calculations contained in the Estimated Upfront Purchase Price, including estimated Closing Cash, Closing Indebtedness, Seller Transaction Expenses, Closing Working Capital and Closing Loan Receivables Amount, each of which shall have been calculated, as applicable, in accordance with the Accounting Principles. (c) Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall pay or cause to be paid to Seller (or one or more of its Affiliates as Seller may designate), in immediately available funds by wire transfer to one or more bank accounts designated in writing by Seller at least two business days prior to the Closing Date, cash in U.S. dollars in an amount equal to the sum of (i) the Estimated Upfront Purchase Price plus (ii) if payable at Closing pursuant to Section 2.09, the Milestone Payment. Buyer shall not be entitled to deduct from the Estimated Upfront Purchase Price or, if applicable, the Milestone Payment any Transfer Taxes, which shall be borne by Buyer pursuant to Section 2.07. (d) The Estimated Upfront Purchase Price shall be subject to the adjustment provisions of Section 2.05. Section 2.05. Upfront Purchase Price Adjustment 25 (a) Closing Statement. Buyer shall have 90 days after the Closing Date to prepare and deliver to Seller a statement setting forth Buyer’s calculation of the Upfront Purchase Price, together with reasonable supporting detail as to each of the calculations contained therein, including Closing Cash, Closing Indebtedness, Seller Transaction Expenses, Closing Working Capital and Closing Loan Receivables Amount (collectively, the “Closing Statement”). If Buyer fails to deliver a Closing Statement within such 90-day period, the Estimated Closing Statement shall become final and binding on the parties hereto. The parties acknowledge and agree that the Upfront Purchase Price adjustment contemplated by this Section 2.05 is intended to show the change in Working Capital from the Target Working Capital to the Closing Working Capital and accurately reflect the amount of Closing Cash, Closing Indebtedness, Seller Transaction Expenses and Closing Loan Receivables Amount, and each of Seller and Buyer agrees that the calculations of Closing Working Capital, Closing Cash, Closing Indebtedness, Seller Transaction Expenses and Closing Loan Receivables Amount, absent manifest error, shall be performed in the same way, using the same accounting methods, judgments, policies, principles, practices, procedures, classifications and estimation methodologies as used to calculate estimates of Closing Working Capital, Closing Cash, Closing Indebtedness, Seller Transaction Expenses and Closing Loan Receivables Amount, respectively, under Section 2.04(b) and, to the extent applicable, in accordance with the Accounting Principles. (b) Objections; Resolution of Disputes. (i) Unless Seller notifies Buyer in writing within 60 days (such 60-day period, as may be extended pursuant to the following sentence of this Section 2.05(b)(i), the “Objection Period”) after Buyer’s delivery of the Closing Statement of any objection to the computation of the Upfront Purchase Price, or any component thereof, set forth therein (a “Notice of Objection”), the Closing Statement shall become final and binding on the parties. Following the delivery of the Closing Statement until the final resolution of the calculation of the Upfront Purchase Price in accordance with this Section 2.05, Buyer shall permit Seller and its representatives to review the working papers of Buyer and its accountants relating to the Closing Statement and, at Seller’s request, shall provide Seller and its representatives (A) any information relating to the preparation of the Closing Statement reasonably requested and (B) reasonable access during normal business hours to the personnel, properties, books and records of and relating to the preparation of the Closing Statement (including any taking and preparing of physical counts of Inventory); provided, however, that if Buyer does not promptly provide Seller and its representatives with access to any of the foregoing, then the Objection Period shall be deemed to be extended by the number of days between the date of Seller’s request for such information or access and the date that Buyer provides all of such requested information or access. Any Notice of Objection shall specify the basis for the objections set forth therein. (ii) If Seller provides the Notice of Objection to Buyer within the Objection Period, Buyer and Seller shall, during the 30-day period following Buyer’s receipt of the Notice of Objection (such 30-day period, the “Resolution Period”), attempt in good faith to resolve Seller’s objections. If Buyer and Seller are unable to resolve all such objections within the Resolution Period, the matters remaining in dispute shall be submitted to Deloitte LLP or one of its Affiliates (or, if such firm declines or is unable to 26 act, to another nationally recognized independent accounting firm mutually agreed upon by Buyer and Seller (such agreed firm being the “Independent Expert”)). The Independent Expert shall be engaged pursuant to an engagement letter among Buyer, Seller and the Independent Expert. The Independent Expert shall be instructed, pursuant to such engagement letter, to resolve only those matters set forth in the Notice of Objection remaining in dispute (the “Disputed Items”) and not to otherwise investigate any matter independently. Without limiting the generality of the foregoing, the Independent Expert is not authorized or permitted to make any determination as to the accuracy of Section 3.06 or any other representation or warranty in this Agreement or as to compliance by Seller or any of its Affiliates with any of the covenants in this Agreement (other than this Section 2.05). The Independent Expert shall act as an expert, not as an arbitrator, in resolving the Disputed Items. Buyer and Seller each agree to furnish to the Independent Expert access to such individuals and such information, books and records as may be reasonably required by the Independent Expert to make its final determination. Buyer and Seller shall each have an opportunity to submit to the Independent Expert a written report in support of its position, and a written rebuttal of the other party’s supporting report, with respect to the Disputed Items. Buyer and Seller shall also instruct the Independent Expert to render its reasoned written decision with respect to each Disputed Item (together with a calculation of the Upfront Purchase Price based on its decision with respect to each Disputed Item) as promptly as practicable but in no event later than 30 days from the date that the written rebuttals were required to be submitted to the Independent Expert. With respect to each of the Disputed Items, such decision, if not in agreement with the position of either Buyer or Seller, shall not be in excess of the higher, nor less than the lower, of the amounts submitted by Buyer in the Closing Statement or Seller in the Notice of Objection with respect to such Disputed Item. The resolution of Disputed Items by the Independent Expert shall be final and binding on the parties, except in the case of manifest error, and the determination of the Independent Expert shall constitute an arbitral award that is final, binding and non- appealable and upon which a judgment may be entered by a court having jurisdiction thereover. The fees and expenses of the Independent Expert shall be borne equally by Buyer and Seller. After the final determination of the Upfront Purchase Price, Buyer shall have no further right to make any claims against Seller or any of its Affiliates in respect of any element of the Upfront Purchase Price or any payment made pursuant to Section 2.05(c). (iii) The procedures set forth in this Section 2.05 shall be the sole and exclusive method for resolving any disputes with respect to the computation of the Upfront Purchase Price. Buyer and Seller acknowledge and agree that the dispute resolution provisions set forth in Section 11.09 shall not apply to any dispute described in this Section 2.05. (c) Adjustment Payment. Within fifteen business days after the Upfront Purchase Price has been finally determined in accordance with this Section 2.05 (the “Final Upfront Purchase Price”), (i) if the Estimated Upfront Purchase Price is less than the Final Upfront Purchase Price, Buyer shall pay or cause to be paid to Seller such shortfall, and (ii) if the Estimated Upfront Purchase Price is greater than the Final Upfront Purchase Price, Seller shall pay or cause to be paid to Buyer such excess. Any payment hereunder shall be made by wire transfer of immediately available funds to one or more bank accounts designated in 27 writing by Buyer or Seller, as the case may be (such designation to be made at least two business days prior to the date on which such payment is due). (d) Post-Closing Books and Records. On the Closing Date, Buyer shall conduct the Business in the Ordinary Course of Business, and following the Closing, Buyer shall not take any action with respect to the accounting books and records of the Transferred Company on which the Closing Statement is to be based that would affect the Closing Statement. Without limiting the generality of the foregoing, no changes shall be made in any reserve or other account existing as of the Most Recent Balance Sheet Date, except as a result of events occurring after the Most Recent Balance Sheet Date and, in such event, only in the Ordinary Course of Business. Section 2.06. Allocation of Purchase Price. (a) For Income Tax purposes, Buyer and Seller shall prior to the Closing Date mutually agree on an allocation of the Purchase Price and any other items that are treated as additional consideration for Income Tax purposes (the “Allocation”) among (i) the Transferred Shares and (ii) the Transferred Assets. Within twenty (20) days of the date of this Agreement, Seller shall deliver a draft of the Allocation (the “Proposed Overall Allocation”) to Buyer. The Proposed Overall Allocation shall not include the Milestone Payment. If Buyer disagrees with the Proposed Overall Allocation, Buyer shall deliver a notice (“Buyer’s Overall Allocation Notice”) to Seller within ten (10) days of receipt of the Proposed Overall Allocation specifying the amount Buyer contends should be allocated to each of the three items above and the reason(s) for such disagreement, and Buyer’s proposed alternative allocation. Buyer and Seller shall negotiate in good faith to reach agreement on the disputed items or amounts in order to determine the overall allocation under this Section 2.06. If Buyer and Seller are unable to reach an agreement within ten (10) days after Seller’s receipt of Buyer’s Overall Allocation Notice, the matters remaining in dispute shall be submitted to an Independent Expert to be engaged pursuant to an engagement letter among Buyer, Seller and the Independent Expert, with the costs of such Independent Expert to be split equally by Buyer and Seller. Buyer and Seller shall each request that the Independent Expert make a final determination as to the disputed items within ten (10) days after such submission, with the Independent Expert acting as an expert and not as an arbitrator. (b) Together with the Proposed Overall Allocation, Seller shall deliver to Buyer a proposed allocation of the portion of the Purchase Price (including other amounts treated as consideration for Income Tax purposes, but excluding any Milestone Payment) allocated to the Transferred Assets under Section 2.06(a) among the Transferred Assets in a manner consistent with Section 1060 of the Code (the “Seller’s Draft Allocation”). If Buyer disagrees with the Seller’s Draft Allocation, Buyer shall deliver a notice (the “Buyer’s Allocation Notice”) to Seller within thirty (30) days of receipt of the Seller’s Draft Allocation specifying the items as to which Buyer disagrees with the Seller’s Draft Allocation, the reasons for such disagreement, and Buyer’s proposed allocation of the portion of the Purchase Price among the Transferred Assets. Buyer and Seller shall negotiate in good faith to reach agreement on the disputed items or amounts in order to determine the allocation under this Section 2.06(b). If Buyer and Seller are unable to reach an agreement within ten (10) days from Seller’s receipt of the Buyer’s Allocation Notice, the matters remaining in dispute shall be submitted to an Independent Expert to be engaged pursuant to an engagement letter among Buyer, Seller and the Independent Expert, with the costs of such

28 Independent Expert to be split equally by Buyer and Seller. Buyer and Seller shall each request that the Independent Expert make a final determination as to the disputed items within ten (10) days after such submission, with the Independent Expert acting as an expert and not as an arbitrator. If Buyer does not deliver the Buyer’s Allocation Notice within thirty (30) days from the date of receipt of the Seller’s Draft Allocation, Buyer shall be deemed to have agreed to the Seller’s Draft Allocation and the Seller’s Draft Allocation shall be part of the Allocation. (c) The Allocation shall be adjusted, as necessary, to reflect any subsequent payments treated as adjustments to the Purchase Price or such other items pursuant to Section 2.05 or otherwise; provided that any Milestone Payment made pursuant to Section 2.09 shall be allocated exclusively to the Transferred Shares. (d) Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or any similar or corresponding provision of state, local or non-U.S. Law), each of Buyer and Seller shall, and shall cause their respective Affiliates to, file all Tax Returns (including IRS Form 8594) in a manner consistent with the Allocation (including any adjustment pursuant to Section 2.06(c)) and shall not take, and shall cause their respective Affiliates not to take, any position inconsistent with such Allocation on any Tax Return, in connection with any Tax Proceeding or otherwise. If the Allocation (including any adjustment pursuant to Section 2.06(c)) is disputed by any Taxing Authority, the party receiving notice of the dispute shall promptly notify the other party hereto, and both Seller and Buyer agree to use their commercially reasonable efforts to defend such Allocation in any audit or similar proceeding. Section 2.07. Transfer Taxes and Other Costs. (a) All Transfer Taxes payable in connection with the transfer of the Transferred Shares and Transferred Assets to Buyer or its Affiliates and the Transactions shall be borne and paid solely by Buyer when due in compliance with applicable Transfer Tax Laws; provided, however, that if Seller determines (in accordance with Section 2.07(f)) that it is required by applicable Law to pay any Transfer Taxes, then Seller shall pay such Transfer Taxes, and Buyer shall, subject to receipt of reasonably satisfactory evidence of Seller’s payment thereof, promptly reimburse Seller in U.S. dollars, whether or not such Transfer Taxes were correctly or legally imposed by the applicable Governmental Entity. (b) Any Israeli VAT imposed in connection with the purchase of any Transferred Assets or the assumption of any Assumed Israel Asset Liability by Buyer Israeli Subsidiary from Asset Transferring Affiliate shall be added to the applicable portion of the Purchase Price payable under this Agreement in respect of such Transferred Assets and Assumed Israel Asset Liabilities. Buyer Israeli Subsidiary shall pay any such Israeli VAT upon receipt of a valid Israeli VAT invoice in accordance with the Israeli VAT Law (the “Israeli VAT Invoice”). Seller shall cause Asset Transferring Affiliate to remit to the ITA the amount of Israeli VAT paid by Buyer Israeli Subsidiary to Asset Transferring Affiliate in accordance with the Israeli VAT Law. If any portion of the Purchase Price with respect to any Transferred Assets or the assumption of any Assumed Israel Asset Liability from Asset Transferring Affiliate is increased as a result of any claim by the ITA after the Closing Date or for any other reason, then Seller shall cause Asset Transferring Affiliate to issue to Buyer Israeli Subsidiary an updated Israeli VAT Invoice and thereafter Buyer Israeli Subsidiary 29 shall promptly pay the increased amount of Israeli VAT to Asset Transferring Affiliate as set forth in the updated Israeli VAT Invoice so received. (c) Each of Seller and Buyer shall timely file all necessary Tax Returns and other documentation required to be filed by it with respect to all Transfer Taxes, and, if required by applicable Law, the parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation. (d) The determination of whether any exemption from (or reduction in) Transfer Taxes is available with respect to the consummation of the Transactions shall be made in accordance with Section 2.07(f). Seller shall take into account any duly completed exemption certificates delivered to it by Buyer no later than ten (10) calendar days prior to the Closing Date. Seller shall use commercially reasonably efforts to cooperate with Buyer to reduce the amount of Transfer Taxes or to obtain a recovery, in whole or in part, of any Transfer Taxes, in each case to the extent permitted by applicable Law. (e) All costs and expenses associated with removing and moving any Transferred Asset to a location designated by Buyer shall be borne and paid solely by Buyer when due; provided, however, that if any such amount shall be incurred by Seller or any of its Affiliates, Buyer shall, subject to receipt of satisfactory evidence of the payment thereof by Seller or any of its Affiliates, as applicable, promptly reimburse Seller or such Affiliate. (f) Seller and Buyer agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Taxing Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Transfer Tax. The determination of whether any exemption from (or reduction in) Transfer Taxes is available with respect to the consummation of the Acquisition shall be reasonably determined by Seller in good faith after having reasonably consulted with Buyer and taking into account any reasonable comments made by Buyer as part of such consultation. In making such determination, Seller and Buyer shall take into account any duly completed exemption certificates delivered to Seller from Buyer no later than ten (10) calendar days prior to the Closing Date. Section 2.08. Withholding Taxes. (a) Each party is permitted to withhold all amounts required to be withheld or deducted on account of Tax under applicable Law (including the Ordinance) in respect of any payments hereunder, provided that the parties hereto agree that, if Asset Transferring Affiliate has furnished Buyer or Buyer Israeli Subsidiary a Valid Withholding Certificate, then the deduction and withholding of any Israeli Taxes shall be made in accordance with the provisions of such Valid Withholding Certificate. The parties hereto agree and acknowledge that Schedule 2.08(a) is, as of the date of this Agreement, a Valid Withholding Certificate of Asset Transferring Affiliate, provides for an exemption from Israeli withholding Taxes for all payment hereunder to be made to Asset Transferring Affiliate, and remains valid until March 31, 2024. In accordance with the foregoing, unless the certificate attached hereto as Schedule 2.08(a) has (i) expired by its terms and not been replaced by an equivalent certificate with an extended expiration date or (ii) been revoked by the ITA before the payment date, no withholding of Israeli Taxes is required, and no such withholding shall be made by Buyer or Buyer Israeli Subsidiary, in respect of any payment for the Transferred Assets. Buyer shall use reasonable efforts to deliver to Seller a schedule of expected withholding amounts with 30 written explanations for each timely before the Closing so as to permit Seller and Asset Transferring Affiliate to take all legally available actions to reduce or eliminate any such withholding. Buyer shall timely remit any amounts withheld and deducted hereunder to the applicable Taxing Authority and promptly furnish to Seller evidence of such remittance and shall notify Seller of any withholding required to be made pursuant to this Section 2.08(a) at least ten (10) calendar days after making the payment in respect of which such withholding was made. Each party shall reasonably cooperate with the other to reduce the amount of withholding Taxes imposed on amounts payable hereunder, including by executing and filing any forms or certificates reasonably required to claim an available reduced rate of, or exemption from, withholding Taxes. All amounts withheld in accordance with this Section 2.08(a) shall be treated as having been paid to Seller or Asset Transferring Affiliate, as applicable. (b) Any withholding made hereunder in New Israeli Shekels (“NIS”) with respect to payments made hereunder in U.S. dollars, shall be calculated based on the representative U.S. dollar-NIS exchange rate last published by the Bank of Israel and known on the date the payment is actually made to the applicable payee. Any applicable currency conversion commissions will be borne by Buyer. Notwithstanding the foregoing, all amounts to be received by Seller hereunder are to be made in U.S. dollars and in the amount specified herein. Section 2.09. Milestone Payment. (a) For purposes of this Agreement, (i) the “Milestone Payment” means $5,000,000, (ii) the “Milestone Product” means the Transferred Company’s AERA Eustachian Tube Dilation System and (iii) “Milestone Event” means FDA 510(k) clearance of the Milestone Product’s expanded indication for patients ages 8-17 years, alone or in combination with adjunctive procedures, intended to treat patients with objective signs of persistent obstructive Eustachian Tube dysfunction from inflammatory pathology, resulting in chronic otitis media with effusion and are refractory to at least one surgical intervention. (b) If the Milestone Event occurs prior to Closing and prior to March 31, 2024, (i) Seller shall promptly notify Buyer of the achievement of the Milestone Event and (ii) Buyer shall pay to Seller the Milestone Payment pursuant to Section 2.09(e). (c) If the Milestone Event shall not have occurred prior to Closing but the Closing occurs prior to March 31, 2024: (i) Until the earlier of (A) the achievement of the Milestone Event and (B) March 31, 2024, Buyer shall, and shall cause its Affiliates to, use Buyer Commercially Reasonable Efforts to achieve the Milestone Event. For purposes hereof, “Buyer Commercially Reasonable Efforts” means a level of efforts and resources consistent with the efforts and resources that Buyer and its Affiliates have historically used to obtain FDA 510(k) clearance for products which were at a similar stage in development and had a similar market potential as the Milestone Product; provided that, notwithstanding the foregoing, such level of efforts and resources shall be determined without taking into account the Milestone Payment payable in accordance with, and subject to, the terms hereof. 31 (ii) If the Milestone Event shall occur after the Closing but prior to March 31, 2024, (A) Buyer shall promptly notify Seller of the achievement of the Milestone Event in writing and (B) Buyer shall pay to Seller the Milestone Payment pursuant to Section 2.09(e). (d) If the Milestone Event shall not have occurred prior to March 31, 2024, then the Milestone Payment shall not become due and Buyer shall have no liability or obligation to pay the Milestone Payment or any portion thereof. (e) If the Milestone Event occurs in accordance with either of Section 2.09(b) or Section 2.09(c)(ii), then Buyer shall pay to Seller the Milestone Payment, by wire transfer of immediately available funds to one or more bank accounts designated in writing by Seller (such designation to be made at least two (2) business days prior to the date on which the Milestone Payment is due), within thirty (30) days after the date upon which the Milestone Event occurs; provided, however, that in no event shall Buyer be required to pay to Seller the Milestone Payment prior to the later to occur of (x) March 31, 2024 and (y) the Closing Date. (f) Buyer may not setoff any of the Milestone Payment against any other amount that may be due to Buyer or any of the Buyer Indemnitees. Section 2.10. Delivery by Seller. At the Closing, Seller will deliver or cause to be delivered to Buyer (unless delivered previously), the following: (a) the officer’s certificate referred to in Section 5.01(c) hereof; (b) duly executed counterparts of the Ancillary Agreements to be entered into by Seller or its Affiliates as contemplated by Sections 2.03(a) and 7.07; (c) stock certificates representing the Transferred Shares (if such Transferred Shares are certificated), together with a stock power endorsed in blank or other appropriate instrument of assignment in respect of the Transferred Shares; (d) unless otherwise requested by Buyer, resignation letters from the directors and officers of the Transferred Company; and (e) a properly completed and validly executed Internal Revenue Service Form W- 9 of Seller certifying that Seller is a United States person within the meaning of Section 7701(a)(30) of the Code. Section 2.11. Delivery by Buyer. At the Closing, Buyer will deliver or cause to be delivered to Seller or, as designated by Seller, one or more of Seller’s Affiliates (unless previously delivered), the following: (a) the Estimated Upfront Purchase Price; (b) the Milestone Payment, if payable at Closing pursuant to Section 2.09; (c) the officer’s certificate referred to in Section 5.02(c) hereof; (d) duly executed counterparts of the Ancillary Agreements to be entered into by Buyer or its Affiliates as contemplated by Sections 2.03(a) and 7.07; and (e) the Prepaid Tax Amount.

32 Article III Representations and Warranties of Seller Except as set forth in the Disclosure Letter, Seller represents and warrants to Buyer as follows: Section 3.01. Organization, Good Standing and Capitalization. (a) Each of Seller, the Transferred Company and Asset Transferring Affiliate is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation. (b) The Transferred Company has all requisite corporate or other organizational power and authority to own or lease and operate its respective properties and to carry on its respective portion of the Business as now being operated and conducted. True and complete copies of the certificate of incorporation and by-laws of the Transferred Company have been made available in the Data Room. (c) Schedule 3.01(c) sets forth the authorized capitalization of the Transferred Company and the number of outstanding shares of each class of capital stock or other equity interests in the Transferred Company. There are no outstanding warrants, options, agreements, subscriptions, convertible or exchangeable securities or other Contracts pursuant to which the Transferred Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities or other equity interests of the Transferred Company, and no equity securities or other equity interests of the Transferred Company are reserved for issuance for any purpose. (d) The Transferred Company (i) has no Subsidiaries and (ii) does not own any capital stock or other equity interests in any Person. (e) Asset Transferring Affiliate has all requisite corporate or other organizational power and authority to own or lease and operate the Transferred Assets and to carry on its respective portion of the Business as now being operated and conducted, and to perform its obligations under all Contracts to which it is a party that constitute Transferred Assets. Section 3.02. Authority. Seller has full power and authority to execute and deliver this Agreement and to carry out, or cause to be carried out, the transactions contemplated hereby and thereby. Seller and each of its Affiliates has, or will have at the Closing, full power and authority to execute and deliver each Transaction Document (other than this Agreement) to which it is or will be a party and to carry out, or cause to be carried out, the transactions contemplated by each of the Transaction Documents (other than this Agreement) to which it is or will be a party. This Agreement has been duly authorized by all necessary action on the part of Seller and has been duly executed and delivered by Seller and, assuming the valid execution and delivery by Buyer and Buyer Israeli Subsidiary, constitutes a valid and legally binding obligation of Seller in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally and (b) the availability of injunctive relief and other equitable remedies (the “Enforceability Exceptions”). Each of the Transaction Documents to which Seller 33 or any of its Affiliates is or will be a party (other than this Agreement) has been duly authorized by all necessary action on the part of Seller and each such Affiliate, as applicable, and has been, or will be at the Closing, duly executed and delivered by Seller and each such Affiliate, as applicable, and, assuming the valid execution and delivery by each other party thereto, constitutes or will constitute a valid and legally binding obligation of Seller and each such Affiliate, as applicable, in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Section 3.03. Title to Transferred Shares and Transferred Assets. (a) Seller has good and valid title to the Transferred Shares, free and clear of any Liens other than Liens arising under this Agreement and transfer restrictions arising under applicable securities Laws, and is the record and the beneficial owner of all Transferred Shares. The Transferred Shares are (to the extent applicable) duly authorized, validly issued, fully paid and nonassessable. (b) Other than the Transferred Shares, there are no outstanding (i) shares of capital stock of or other voting or equity interests in the Transferred Company (collectively, “Transferred Company Interests”), (ii) securities of the Transferred Company convertible into or exercisable or exchangeable for Transferred Company Interests, (iii) voting trusts, proxies or other similar agreements or understandings to which Seller or the Transferred Company is a party or by which the Transferred Company is bound with respect to the voting of Transferred Company Interests; (iv) contractual obligations or commitments of any character restricting the transfer of, or requiring the registration for sale of, any Transferred Company Interests; or (v) bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with Seller on any matter on which Seller may vote the Transferred Shares. There are no declared or accrued unpaid dividends with respect to any Transferred Shares. (c) Except as otherwise set forth on Schedule 3.03(c), or as otherwise disclosed in this Agreement, Asset Transferring Affiliate has good and valid title to, or the right to transfer in accordance with the terms of this Agreement, all the material tangible Transferred Assets, free and clear of any Liens other than Permitted Liens Section 3.04. Entirety of Assets; Sufficiency; Title. (a) The properties, rights and other assets owned by, leased or licensed to or otherwise held for use by the Transferred Company (including, for clarity, the assets and Contracts to be transferred to the Transferred Company pursuant to Section 6.09 and Section 7.11), together with (i) the Transferred Assets, (ii) the Shared Services, (iii) the Retained Names and Marks, (iv) the services to be provided to Buyer and its Affiliates pursuant to the Ancillary Agreements, (v) the Excluded Assets set forth on Schedule 3.04(a) and (vi) the “Excluded Services” as that term is defined in the Transition Services Agreement (x) constitute all of the material assets primarily used or primarily held for use by Seller or its Affiliates (including the Transferred Company and Asset Transferring Affiliate) in researching, developing, manufacturing or having made, marketing, distributing and selling, as the case may be, the Products as such activities are conducted as of the date of this Agreement and (y) are sufficient in all material respects to research, develop, manufacture or have made, market, distribute and sell, as the case may be, the Products immediately after 34 Closing in substantially the same manner as conducted by Seller and its Affiliates (including the Transferred Company and Asset Transferring Affiliate) as of the date of this Agreement. Schedule 3.04(a), together with the Contracts set forth on Schedules 6.09(b)(i), 6.09(b)(ii) and Annex 2.03(a), includes each Contract to which Seller or any of its Affiliates (other than the Transferred Company) is a party that, based on the portion of such Contract that relates to researching, developing, manufacturing or having made, marketing, distributing or selling, as the case may be, the Products, would be listed on Schedule 3.11(a) if the Transferred Company were the party thereto (in lieu of Seller or its Affiliate). (b) The Transferred Company has good and valid title to, or otherwise has the right to use pursuant to a valid and enforceable lease, license or similar Contract, all of the material tangible assets that it owns, leases or licenses or purports to own, lease or license. (c) Each piece of machinery and equipment owned by the Transferred Company or included in the Transferred Assets is in good operating condition and repair (reasonable wear and tear excepted). Section 3.05. Real Property. The Transferred Company does not own or lease any real property or any interests in real property. Section 3.06. Financial Information; No Undisclosed Liabilities. (a) Schedule 3.06(a)(i) sets forth true and complete copies of the Unaudited Financial Information. The Unaudited Financial Information is unaudited and has been derived from the books and records of Seller and certain of its Affiliates and fairly presents, in all material respects, as of the respective dates therein specified and for the respective periods indicated therein, the financial information of the Transferred Company therein specified, in accordance with the accounting methods, judgments, policies, principles, practices, procedures, classifications and estimation methodologies set forth on, Schedule 3.06(a)(ii) (the “Accounting Principles”), consistently applied throughout the periods involved. Seller makes no representation or warranty that the Unaudited Financial Information has been prepared in conformity with GAAP or any analogous accounting standards in any jurisdiction. The Unaudited Financial Information may not necessarily reflect what the financial position and results of operations of the Transferred Company would have been had the Transferred Company operated independently of Seller as of the dates or for the periods presented. (b) The Transferred Company does not have any material liabilities or obligations that would be required to be reflected or reserved against in a balance sheet of the Transferred Company prepared in accordance with the Accounting Principles, except (i) liabilities or obligations reflected or reserved against in the Unaudited Financial Information, (ii) liabilities or obligations incurred in the Ordinary Course of Business since the Most Recent Balance Sheet Date or (iii) as set forth on Schedule 3.06(b). Section 3.07. Inventory. (a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Business, all of the items of Inventory, taken as a whole, (i) are, with respect to finished goods, of a quality that is saleable in the Ordinary Course of Business; (ii) consist of a quality and quantity usable and fit for the purpose for which such items were purchased or manufactured; (iii) meet the Business’s current standards and 35 specifications; (iv) are not damaged or defective; (v) were produced in accordance with applicable Laws and (vi) are owned by the Transferred Company free and clear of all Liens (except for Permitted Liens). (b) Except as would not, individually or in the aggregate, reasonably be expected to be material to the Business, the Transferred Company has not, and, to the knowledge of Seller, none of the employees or sales representatives of the Transferred Company has, since January 1, 2021, engaged in (i) any trade loading practices or any other promotional sales or discount activity or other practice with the intent and effect of accelerating sales to the trade or otherwise that would otherwise be expected (in the Ordinary Course of Business) to occur in later periods, (ii) any practice with the intent and effect of accelerating collections of receivables that would otherwise be expected (in the Ordinary Course of Business) to be in later periods, (iii) any practice with the intent and effect of postponing payments by the Transferred Company that would otherwise be expected (in the Ordinary Course of Business) to be made in earlier periods or (iv) any Inventory overstocking or understocking activity, in each case in this clause (iv), in a manner outside the Ordinary Course of Business. Section 3.08. Consents and Approvals; Absence of Violation or Conflicts. Except as otherwise set forth on Schedule 3.08, neither the execution and delivery of this Agreement or any of the other Transaction Documents by Seller and each Affiliate of Seller that is a party to any Transaction Document, nor the consummation by Seller and each Affiliate of Seller that is a party to any Transaction Document of the Transactions nor compliance by Seller and each Affiliate of Seller that is a party to any Transaction Document with any of the provisions hereof or thereof shall: (a) conflict with or result in any breach of any provisions of the respective certificate of incorporation, by-laws or similar organizational documents of Seller, any such Affiliate of Seller or the Transferred Company; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) in connection with the Antitrust Filings or the IIA Approval, (ii) any consent, approval, authorization or permit required to be obtained by Buyer or Buyer Israeli Subsidiary or filing or notification required to be made by Buyer or Buyer Israeli Subsidiary in order to operate the Business or to take title to the Transferred Assets, which consent, approval, authorization or permit is standard in transactions of the type contemplated hereby, (iii) any consent, approval, authorization or permit required to be obtained solely by reason of Buyer’s or Buyer Israeli Subsidiary’s (as opposed to any third party’s) participation in the Transactions and (iv) where the failure to obtain any such consent, approval, authorization or permit, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to result in material liability to the Business or otherwise materially impair the operation of the Business; (c) violate any Law applicable to Seller, any such Affiliate of Seller, the Transferred Company or any of the Transferred Assets, except such violations that would not, individually or in the aggregate, reasonably be expected to result in material liability to the Business or otherwise materially impair the operation of the Business; or (d) result in a material default under any of the terms, conditions or provisions of any Material Contract or Licensed IP Contract; (e) result in the loss or impairment of the right of Buyer or its Affiliates to own, use, possess, sell or license any Transferred Asset or, as of Closing, subject to obtaining IIA Approval and to the terms of the BWI In-License Agreement, any IIA Funded IP or any portion thereof; or (f) result in the modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, any Governmental Approval governing any Transferred Assets or IIA Funded IP, or

36 give any non-Seller party to any such Governmental Approval the right to do any of the foregoing. Section 3.09. Compliance with Laws; Licenses and Permits. Since October 1, 2017, the Transferred Company has not been in violation of any applicable Laws and, to the knowledge of Seller, no event has occurred and no condition or circumstance exists that would reasonably be expected to constitute or result directly or indirectly in a violation or failure to comply with any applicable Laws, in each case, except such violations that would not, individually or in the aggregate, reasonably be expected to result in material liability to the Business or otherwise materially impair the operation of the Business. The Transferred Company has all permits, approvals, registrations, licenses, grants, authorizations, exemptions, orders and consents necessary and sufficient to operate the Business as it is now being conducted, each of which is valid and in full force and effect (the “Permits”), in each case except for instances where the failure to do so would not reasonably be expected to result in material liability to the Business or otherwise materially impair the operation of the Business. Since October 1, 2017, the Transferred Company and Asset Transferring Affiliate (with respect to the Business) have not received any written notice from any Governmental Entity alleging that it or any of its agents or the Business (i) is in violation of, (ii) is under investigation with respect to a violation of, (iii) will be charged with a violation of or (iv) is subject to or threatened with a proceeding concerning a violation of, any Permits or any Laws with respect to the Business or the Transferred Assets. Section 3.10. Healthcare Matters. (a) The Transferred Company and, with respect to the Business, Asset Transferring Affiliate, and, to the knowledge of Seller, their directors, officers, employees, consultants, agents and representatives and other Persons acting for or on behalf of the Transferred Company or Asset Transferring Affiliate (with respect to the Business), are not a party to any Contract (including any consulting agreement) with any Healthcare Professional who is in a position to make or influence referrals to or otherwise generate business to or for the Transferred Company, provide services, lease space, lease equipment or engage in any other venture or activity with the Transferred Company or Asset Transferring Affiliate (with respect to the Business), other than Contracts that are in compliance in all material respects with all applicable Healthcare Laws. Neither the Transferred Company, Asset Transferring Affiliate (with respect to the Business), nor, to the knowledge of Seller, their directors, officers, employees, consultants, agents and representatives and other Persons acting for or on behalf of the Transferred Company or Asset Transferring Affiliate (with respect to the Business), has, directly or indirectly: (i) offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential Healthcare Professional in order to illegally obtain business or payments from such Healthcare Professional, illegally obtain special concessions or pay for special concessions already obtained or in connection with the approval or regulatory status of the Products or the facilities in which the Products are manufactured, packaged or stored, or from which Products are initially distributed, in each case in violation of any applicable Healthcare Law; (ii) given or agreed to give or make any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential Healthcare Professional in violation of any Healthcare Law; (iii) made or agreed to make any 37 contribution, payment or gift of funds or property to, for the private use of or on behalf of any Healthcare Professional where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was a violation of any applicable Healthcare Law; or (iv) made, or agreed to make any payment to any Healthcare Professional with the intention or understanding that any part of such payment would be used or was given in violation of any applicable Healthcare Law. (b) The compensation paid or to be paid by the Transferred Company or Asset Transferring Affiliate to any Healthcare Professional who is employed by or contracted with the Transferred Company or Asset Transferring Affiliate (with respect to the Business) is fair market value for the commercially reasonable services and items actually provided by such Healthcare Professional for which there was or is a legitimate business or scientific need, not taking into account the value or volume of referrals or other business generated by such Healthcare Professional for the Transferred Company or Asset Transferring Affiliate. The Transferred Company and Asset Transferring Affiliate have at all times maintained a written agreement with each Healthcare Professional receiving remuneration of any kind from the Transferred Company or the Business. Section 3.11. Material Contracts. (a) Schedule 3.11(a) sets forth, as of the date of this Agreement, each of the following unexpired and unterminated Contracts (each, a “Material Contract”) to which the Transferred Company is a party (other than any Transaction Documents, Licensed IP Contracts or Collective Bargaining Agreements): any Contract (i) the performance of which is reasonably expected to involve annual payments or other consideration to or by the Transferred Company in excess of $200,000 and is not terminable by the Transferred Company on 90 days’ notice or less without premium or penalty (excluding sales orders and purchase orders issued in the Ordinary Course of Business); (ii) with respect to a joint venture, strategic alliance, partnership or other similar agreement; (iii) which (A) limits or purports to limit the ability of the Transferred Company to compete in any line of business or with any Person or in any geographic area or during any period of time, or (B) contains exclusivity obligations or restrictions binding on the Transferred Company or that would be binding on Buyer or any of its Affiliates (including the Transferred Company) after the Closing (other than, in the case of each of clauses (A) and (B), customary exclusive distribution agreements for the Products); (iv) that contains any material indemnification rights or obligations, or credit support relating to such indemnification rights or obligations, other than any of such indemnification rights or obligations incurred in the Ordinary Course of Business; (v) that grants a Lien (other than a Permitted Lien or a Lien that will be released as of the Closing Date) on any material asset of the Transferred Company; (vi) that provides for the sale of any material asset (excluding Inventory) of the Transferred Company or the grant of any preferential rights to purchase any material asset of the Transferred Company, in each case outside the Ordinary Course of Business; 38 (vii) under which (A) any Person has directly or indirectly guaranteed any liabilities or obligations of the Transferred Company or (B) the Transferred Company has guaranteed any liabilities or obligations of any other Person; (viii) that provides for the manufacture of Products (or any part thereof) or the supply of raw materials or other components used in the manufacture of Products (or any part thereof) for the Transferred Company and which is reasonably expected to involve annual payments or other consideration by the Transferred Company in excess of $200,000; (ix) with (A) any Material Customers or (B) any customers for the Products from which more than $75,000 in revenue was received during the twelve-month period ended September 30, 2023; (x) with any Material Suppliers; (xi) relating to Indebtedness in a principal outstanding amount in excess of $250,000; (xii) providing for capital expenditures in excess of $200,000; (xiii) that is a material contract with a sole source supplier of goods or services to the Business; (xiv) that is (A) a settlement or similar contract with any Governmental Entity or (B) an order or consent of any Governmental Entity to which the Transferred Company is subject, involving material performance by the Transferred Company after the date of this Agreement; (xv) that contains any (A) so-called “most favored nation” provisions or similar arrangements for pricing, discounts or benefits that change based on the pricing, discounts or benefits offered to other Persons or (B) “take or pay”, “requirements” or other similar provisions obligation a Person to provide the quantity of goods or services required by another Person; (xvi) with an Affiliate of Seller that is not entered into in the Ordinary Course of Business (other than any contracts, agreements or commitments for the provision of Shared Services); (xvii) other than customer contracts, with a group purchasing organization, hospital, physician-owned group, surgeon or other Healthcare Professionals; (xviii) with any professional employer organization or any agreement with an employee leasing agency for the engagement of temporary or leased employees by the Business; (xix) with an agent or distributor that currently sells or distributes any of the Products that resulted in sales of greater than $750,000 of the Products in the twelve (12)- month period ending September 30, 2023; and (xx) that relates to (A) the merger or consolidation of the Transferred Company, with or into, any Person, or (B) the acquisition of a business or the equity of any other Person, in each case in the three (3) years prior to the date hereof; 39 provided that, for purposes of this Section 3.11 (including Schedule 3.11), the 3DS Agreement shall be deemed a Material Contract. (b) Seller has made available true, correct and complete copies of all Material Contracts (or written summaries of the material terms thereof, if not in writing), subject to, in the case of the Contracts described in clause (xiv) above, redactions of Personal Information pursuant to applicable Data Protection Legislation, terms not related to the Business and other competitively sensitive information. Except as set forth on Schedule 3.11(b), (i) subject to the Enforceability Exceptions, each Material Contract is valid, binding and in full force and effect with respect to the Transferred Company (and solely with respect to the 3DS Agreement, Asset Transferring Affiliate) and, to the knowledge of Seller, each other party thereto and (ii) the Transferred Company (and solely with respect to the 3DS Agreement, Asset Transferring Affiliate) is not in material default or breach under any Material Contract. To the knowledge of Seller, as of the date of this Agreement, none of the other parties to any Material Contract is in material default thereunder, and no event has occurred, and no circumstance or condition exists, that would reasonably be expected to (with or without notice or lapse of time) (A) result in a material violation or material breach of any material provision of any Material Contract or (B) give any Person the right to accelerate the maturity or performance of any Material Contract, or to cancel, terminate or modify any Material Contract. The Transferred Company and, solely with respect to the 3DS Agreement, Asset Transferring Affiliate have not waived in writing any material right under any Material Contract, which such waiver will remain in effect after the Closing. Section 3.12. Intellectual Property Rights. (a) Schedule 3.12(a) sets forth, as of the date of this Agreement, all (i) Registered Intellectual Property (specifying the owner thereof and the jurisdiction, registration or application number, and status if applicable), (ii) material Licensed Intellectual Property embedded in the Distributed Product and (iii) Jointly Owned Intellectual Property. For so long as the Transferred Company or Asset Transferring Affiliate owned, as applicable, each item of Registered Intellectual Property, and for so long as the Transferred Company and Asset Transferring Affiliate have been Affiliates of Seller, all necessary registration, maintenance and renewal fees in connection with each item of Registered Intellectual Property, have been paid by the Transferred Company or Asset Transferring Affiliate (other than abandonments, expirations, or cancellations made in the Ordinary Course of Business). All Owned Intellectual Property and all BWI Licensed IP is subsisting and, to the knowledge of the Seller, all material Owned Intellectual Property and all BWI Licensed IP is valid and enforceable. (b) Schedule 3.12(b) sets forth all of the following written agreements to which the Transferred Company is a party: (collectively, the “Licensed IP Contracts”): (i) Contracts (other than license agreements for Off-the-Shelf Software) pursuant to which the Transferred Company obtained the right to use material Licensed Intellectual Property; (ii) Contracts pursuant to which the Transferred Company has licensed or otherwise authorized a third party to use any Owned Intellectual Property or Licensed Intellectual Property, excluding nonexclusive licenses of Owned Intellectual Property or Licensed Intellectual Property granted to distributors, suppliers, vendors, services providers, contractors or customers in the Ordinary Course of Business; (iii) settlement agreements and covenants not to sue with respect to IP Rights; and (iv) any other royalty-bearing Contracts to which the

40 Transferred Company is a party with respect to IP Rights. True and complete (except as redacted) copies of all Licensed IP Contracts have been made available in the Data Room. Subject to the Enforceability Exceptions, each Licensed IP Contract is valid, binding and in full force and effect with respect to the Transferred Company and, to the knowledge of Seller, the other party thereto. The Transferred Company is not in material default under any Licensed IP Contract and to the knowledge of Seller, as of the date of this Agreement, none of the other parties to any Licensed IP Contract is in material default thereunder, and no event has occurred, and, to the knowledge of Seller, no circumstance or condition exists, that would reasonably be expected to (with or without notice or lapse of time) (A) result in a material violation of any material provision of any Licensed IP Contract or (B) give any Person the right to accelerate the maturity or performance of any Licensed IP Contract, or to cancel, terminate or modify any Licensed IP Contract. The Transferred Company is, and to the knowledge of Seller, all other parties are, in material compliance with all terms of all Licensed IP Contracts. The Transferred Company has not waived any material right under any Licensed IP Contract. The performance of the Licensed IP Contracts will not result in any failure by the Transferred Company to comply with any Law. (c) Except as set forth on Schedule 3.12(c), (i) the Transferred Company is (A) the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property (except for Jointly Owned Intellectual Property) and (B) a joint owner of all right, title and interest in and to all Jointly Owned Intellectual Property, free and clear of all Liens and otherwise possesses the right to use such IP Rights in the manner in which it has been used in the conduct of the Business as conducted as of the date hereof and (ii) Asset Transferring Affiliate is (A) the sole and exclusive owner of all right, title and interest in and to all Licensor Patent Rights and all Licensed Trade Secrets (each as defined in the BWI In- License Agreement) and (B) a joint owner of all right, title and interest in and to all Joint Patent Rights (as defined in the BWI In-License Agreement), free and clear of all Liens and otherwise possesses the right to use such IP Rights in the manner in which it has been used in the conduct of the Business as conducted as of the date hereof. (d) (i) The Transferred Company has taken commercially reasonable measures to protect its rights in the Owned Intellectual Property and material Licensed Intellectual Property used in the Products and any other IP Rights owned by third parties and in the Transferred Company’s possession, including requiring: (A) all Persons having access to Trade Secrets related to the Business (including any Trade Secrets owned by any Person to whom the Transferred Company has a confidentiality obligation) to execute written non- disclosure agreements or are otherwise bound in writing by confidentiality obligations; and (B) all Persons who have created, invented, developed or contributed to Owned Intellectual Property to presently assign and transfer ownership of all rights, title and interests in and to such IP Rights to the Transferred Company by written agreement or through operation of law; (ii) Asset Transferring Affiliate has taken commercially reasonable measures to protect its rights in the BWI Licensed IP and any other IP Rights owned by third parties and in Asset Transferring Affiliate’s possession relating to the Business, including requiring: all Persons having access to Trade Secrets related to the Business (including any Trade Secrets owned by any Person to whom Asset Transferring Affiliate has a confidentiality obligation) to execute written non-disclosure agreements or are otherwise bound in writing by confidentiality obligations. To the knowledge of Seller, all Persons referred to in clauses (d)(i) and (d)(ii) of this Section 3.12(d) are in compliance with such agreements, and there has been no violation 41 of any confidentiality or assignment agreement relating to the Owned Intellectual Property or BWI Licensed IP, as applicable, nor any unauthorized disclosure of any Trade Secrets that constitute Owned Intellectual Property or BWI Licensed IP. (e) Except as set forth on Schedule 3.12(e)(i), and except as would not reasonably be expected to result in material liability to the Business or otherwise materially impair the operation of the Business, neither the use of the Owned Intellectual Property or the use of the BWI Licensed IP in each case as used in the operation of the Business as operated as of the date hereof, nor the operation of the Business as operated as of the date hereof, including the products or services, currently or within the six (6) years prior to the date of this Agreement, developed, manufactured, sold, distributed, provided, shipped or licensed by the Transferred Company, or which are currently under development, in each case related to the operation of the Business as operated as of the date hereof, infringes, dilutes, misappropriates, or otherwise violates and has not infringed, diluted, misappropriated or otherwise violated the IP Rights of any third party. Except as set forth on Schedule 3.12(e)(ii), and except as would not reasonably be expected to result in material liability to the Business or otherwise materially impair the operation of the Business, there are no adverse third party actions or claims (e.g., injunctions, judgments, orders, decrees, rulings, charges, cancellations, oppositions, patent interferences, reissues, re-examinations, demands, investigations) pending against the Transferred Company or Asset Transferring Affiliate by any Person in any court, arbitration or by or before any Governmental Entity that challenge the legality, validity, enforceability, effectiveness, use or ownership of any Owned Intellectual Property or BWI Licensed IP, and, within the six (6) years prior to the date of this Agreement, neither the Transferred Company, Asset Transferring Affiliate nor any of their Affiliates has received any written adverse third party allegations, alleging that the Transferred Company or Asset Transferring Affiliate has infringed, diluted, misappropriated or otherwise violated or, by conducting the Business as currently conducted or as contemplated to be conducted, would infringe, dilute, misappropriate or otherwise violate, any IP Rights of a third party, nor, to the knowledge of Seller, is there any basis for any such claim. Buyer and Buyer Israeli Subsidiary acknowledge and agree that the representations and warranties set forth in this Section 3.12(e) are the only representations and warranties Seller makes in this Agreement with respect to any activity by the Transferred Company that constitutes or may constitute infringement or misappropriation of any IP Rights. (f) To the knowledge of Seller, no Person, within the six (6) years prior to the date of this Agreement, has violated, infringed, diluted, or misappropriated, or is violating, infringing, diluting, or misappropriating, in any material respect, the Owned Intellectual Property or the BWI Licensed IP. Except as set forth on Schedule 3.12(f), there are no claims pending or threatened by the Transferred Company, Seller or any of its Affiliates against any Person, nor has Seller or any of its Affiliates sent any written notice to any Person, alleging any actual or potential infringement, dilution, misappropriation or other unauthorized use of Owned Intellectual Property or BWI Licensed IP. (g) To the knowledge of Seller, (i) the Transferred Company has not distributed any Open Source Software with any Owned Intellectual Property in a manner that would obligate the Transferred Company to disclose or distribute any Software included in the Owned Intellectual Property, in source code form or license or otherwise make available any such Software on a royalty-free basis and (ii) Asset Transferring Affiliate has not 42 distributed any Open Source Software with any BWI Licensed IP in a manner that would obligate Asset Transferring Affiliate to disclose or distribute any Software included in the BWI Licensed IP, in source code form or license or otherwise make available any such Software on a royalty-free basis. (h) Neither the execution, delivery or performance of this Agreement or the other Transaction Documents or any other agreements referred to herein or therein, nor the consummation of the transactions contemplated by this Agreement or the other Transaction Documents will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare: (i) the loss or impairment of or payment of any additional amounts with respect to the Owned Intellectual Property or material Licensed Intellectual Property, excluding any Off-the-Shelf Software, as applicable; (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any Owned Intellectual Property or Licensed Intellectual Property, as applicable; (iii) by the terms of any Contract, reduce any royalties or other payments the Transferred Company would otherwise be entitled to with respect to any Owned Intellectual Property or Licensed Intellectual Property, as applicable; or (iv) except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Business (excluding any IIA Fees, if applicable) or otherwise materially impair the operation of the Business, require the consent of any other Person in respect of the Transferred Company’s right to own or use any Owned Intellectual Property or Licensed Intellectual Property, as applicable, as owned, used or held for use in the conduct of the Business prior to the date hereof. All Owned Intellectual Property owned or used by the Transferred Company immediately prior to the date hereof will be owned or available for use (as applicable) by the Transferred Company on identical terms and conditions immediately after the Closing Date, and, to the knowledge of Seller, the Transferred Company owns, licenses or otherwise possesses the right to use all IP Rights (or, upon Closing, such IP Rights will be readily available, as in the case of Off-the-Shelf Software) that are necessary for the conduct of the Business of the Transferred Company as conducted as of the date hereof. (i) All material Owned Intellectual Property and all BWI Licensed IP was (i) developed by current or former employees of Seller or an Affiliate of Seller, or Asset Transferring Affiliate, as applicable, within the scope of their employment; or (ii) developed by current or former independent contractors, in each case, who have entered into valid and binding agreements with Seller or an Affiliate of Seller, or Asset Transferring Affiliate, as applicable, assigning the right, title and interest in and to such Owned Intellectual Property and BWI Licensed IP to Seller and/or an Affiliate of Seller, or Asset Transferring Affiliate, as applicable. All Persons who have created, invented, developed or contributed to Owned Intellectual Property and BWI Licensed IP have assigned and transferred ownership of all rights, title and interests in and to such IP Rights to the Transferred Company or Asset Transferring Affiliate, as applicable, by written agreement or through operation of law. Since October 1, 2017, no such employee or contractor or other Person has asserted, and no such employee or contractor or other Person has, any right, title, interest or other claim in, or the right to receive any royalties or other consideration (including under Section 134 of the Israeli Patent Law, 1967) with respect to, any material Owned Intellectual Property or any BWI Licensed IP. 43 (j) Except as set forth on Schedule 3.12(j), no funding or grants from any Governmental Entity, a university, institution, hospital, military, college, other academic, medical or educational institution or research center (or any Affiliate of any of the foregoing) (each, an “Institution”), or any other Person, was ever used in the creation, research or development of any Owned Intellectual Property, BWI Licensed IP or any Transferred Asset, whether by the Transferred Company, Asset Transferring Affiliate or on their behalf, or by any of their founders prior to the respective incorporation thereof, or otherwise. No current or former employee who is or was involved in, or who is contributing or has contributed to, the creation or development of any Owned Intellectual Property or BWI Licensed IP, is or has performed services for or otherwise is or was under restrictions resulting from his or her relations with any Governmental Entity or Institution, during the time such employee is or was so involved in, or contributing to the creation or development of any Owned Intellectual Property or BWI Licensed IP. Neither the Transferred Company nor Asset Transferring Affiliate is a party to any contract, license or agreement with any Governmental Entity or Institution that grants to such Governmental Entity or Institution any right or license with respect to any Owned Intellectual Property, BWI Licensed IP or any Transferred Asset. (k) Notwithstanding anything to the contrary herein, Seller makes no representations or warranties of any kind with respect to the validity or enforceability of registrations for Trademarks within the Registered Intellectual Property that are registered outside of the United States. Section 3.13. Data Protection. (a) The Transferred Company and Asset Transferring Affiliate (with respect to the Business) have implemented processes, policies and procedures to comply with Data Protection Legislation and any of the Transferred Company’s and, with respect to the Business, Asset Transferring Affiliate’s Contracts concerning Personal Information. Since October 1, 2017, the Transferred Company and Asset Transferring Affiliate (with respect to the Business) have complied with such Data Protection Legislation and such Personal Information processes, policies and procedures, except such failures to comply that would not, individually or in the aggregate, reasonably be expected to result in material liability to the Business or otherwise materially impair the operation of the Business. (b) Details of any Security Incidents suffered by the Business, including, to the knowledge of Seller, with respect to any Service Providers processing Personal Information on its behalf, in the four (4) years prior to the date of this Agreement, are set forth on Schedule 3.13(b). (c) Except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Business or otherwise materially impair the operation of the Business, the Transferred Company and Asset Transferring Affiliate (with respect to the Business) have, in the four (4) years prior to the date of this Agreement: (i) introduced and applied appropriate Personal Information protection policies and procedures concerning the collection, use, storage, retention and security of Personal Information, and implemented regular staff training, use testing, audits or other documented mechanisms to ensure and monitor compliance in all material respects with such policies and procedures; (ii) appointed a data protection officer or chief privacy officer if required to do so under the Data Protection Legislation; (iii) maintained reasonably complete, accurate and up-to-date records

44 of all of its Personal Information processing activities to the extent required by Data Protection Legislation; (iv) carried out and reasonably maintained complete, accurate and up- to-date records of all Personal Information protection impact assessments required by Data Protection Legislation; (v) issued privacy notices which comply with all material applicable requirements of Data Protection Legislation; (vi) implemented commercially reasonable technical and organizational measures to protect against the unauthorized or unlawful processing of, or accidental loss or damage to, any Personal Information, and designed to uphold a level of security appropriate to the risk represented by the processing and the nature of the Personal Information to be protected; (vii) put in place a commercially reasonable Security Incident response plan (including maintaining a record of Security Incidents) that enables the Transferred Company, Asset Transferring Affiliate (with respect to the Business) (as applicable) and the Service Providers that the Transferred Company or Asset Transferring Affiliate (with respect to the Business) has appointed to process Personal Information to comply with the related requirements of Data Protection Legislation; (viii) put in place a process to conduct due diligence concerning Service Providers the Transferred Company has appointed to process Personal Information and implemented measures to assess such providers’ compliance with Data Protection Legislation and applicable data protection agreements including, as deemed necessary in the Transferred Company’s discretion, undertaking audits or requiring information regarding processing activities; (ix) implemented an agreement with each Service Provider that the Transferred Company or Asset Transferring Affiliate (with respect to the Business) has appointed to process Personal Information which complies in all material respects with applicable requirements of Data Protection Legislation; and (x) implemented all required website and cookie notices on all websites and mobile applications relating to tracking technologies and electronic communications. (d) The Transferred Company and Asset Transferring Affiliate (with respect to the Business) have made commercially reasonable efforts to comply with any valid requests by any individual invoking his or her right with respect to Personal Information, including but not limited to access to Personal Information, the right to request access, correction, deletion or other, in each case in accordance with the requirements of Data Protection Legislation. (e) In the four (4) years prior to the date of this Agreement, the Transferred Company and Asset Transferring Affiliate (with respect to the Business) have not received any written notice, request, correspondence, claim, complaint or other written communication from or on behalf of a data protection supervisory authority, or other Governmental Entity, consumer or other third party, or been subject to any actual or pending enforcement action (including any fines or sanctions or settlements), in each case relating to a breach or alleged breach of its obligations under Data Protection Legislation, a Security Incident and, to the knowledge of Seller, there is no current fact or circumstance that may lead to the foregoing. Section 3.14. Legal Proceedings, etc. (a) Except as set forth on Schedule 3.14(a) and except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Business or otherwise materially impair the operation of the Business, there are no, and since October 1, 2017 there have not been any, legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Seller, 45 threatened in writing against the Transferred Company or Asset Transferring Affiliate (with respect to the Business). No insurance company has asserted in writing that any such legal, administrative, arbitration or other proceeding or governmental investigation is not covered by the applicable policy related thereto. (b) Neither the Transferred Company nor Asset Transferring Affiliate (with respect to the Business) is subject to any order or any proposed order of a Governmental Entity. Section 3.15. Customers and Suppliers. (a) Schedule 3.15(a) sets forth a complete and accurate list of the top twenty (20) customers for the Products for the twelve-month period ended September 30, 2023, measured on the basis of revenues for such Products, taken as a whole (each, a “Material Customer”), together with the revenue earned from each Material Customer during such period. (b) Schedule 3.15(b) sets forth a complete and accurate list of the top ten (10) suppliers of or on behalf of the Business for the twelve-month period ended September 30, 2023, measured on the basis of cost of goods or services purchased by or on behalf of the Business, taken as a whole (each, a “Material Supplier”), together with the amount paid to each Material Supplier during such period. (c) As of the date hereof, since the Most Recent Balance Sheet Date, no Material Customer or Material Supplier has cancelled in writing or otherwise terminated in writing its relationship with the Business or has materially altered in writing, in a manner adverse to the Business, its relationship with the Business. As of the date hereof, no such Material Customer or Material Supplier has advised the Transferred Company or Asset Transferring Affiliate in writing of its intention to cease doing business with the Transferred Company or Asset Transferring Affiliate (with respect to the Business), as applicable, or otherwise to materially and adversely modify its relationship with the Transferred Company or Asset Transferring Affiliate (with respect to the Business), whether as a result of the transactions contemplated by this Agreement or otherwise. Section 3.16. Labor and Employee Matters. (a) Schedule 3.16(a) contains a complete and accurate list, as of the date of this Agreement, of each collective bargaining, works council or other material labor union contract or labor arrangement covering any Employee of the Business (the “Collective Bargaining Agreements”). True and complete copies of all Collective Bargaining Agreements have been made available in the Data Room. No union or labor organization is currently certified or recognized and, there are no pending (for which Seller has received written notice) or, to the knowledge of Seller, threatened strikes, work stoppages, requests for representation, pickets or walkouts that involve the labor or employment relations of Seller and its Affiliates with any Employee of the Business. There is no material unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of Seller, threatened before any court, arbitrator, the National Labor Relations Board or any other Governmental Entity relating to any Employee of the Business. Asset Transferring Affiliate has not paid, has not been required to pay and has not been requested to pay any payment (including professional organizational handling charges) to any employers’ association or organization. 46 Except for extension orders which generally apply to all employees in Israel, no extension orders apply to Asset Transferring Affiliate, and no Non-U.S. Employee of the Business benefits from any such extension orders. (b) Other than their respective monthly salaries, the Non-U.S. Employees of the Business are not entitled to any payment or benefit that may be reclassified as part of their determining salary for any purpose, including for calculating any social contributions. (c) Except as set forth in the applicable subsection of Schedule 3.16(c): (i) In respect of the Business, neither the Transferred Company nor Asset Transferring Affiliate is involved as a party in any dispute before a court or similar body with a trade union, works council or similar labor organization representing employees and, to the knowledge of Seller, no such disputes have been threatened in writing by or against the Transferred Company or Asset Transferring Affiliate. (ii) In respect of the Business, there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of Seller, threatened before the National Labor Relations Board. In respect of the Business, there are no grievance proceedings or arbitration proceedings pending (at any stage or step), unresolved or, to the knowledge of Seller, threatened. The Transferred Company and Asset Transferring Affiliate have satisfied any and all bargaining obligations under the National Labor Relations Act and any and all obligations arising under any collective bargaining agreements. (iii) There are no arbitration proceedings pending or, to the knowledge of Seller, threatened involving Employees of the Business, except as would not, individually or in the aggregate, reasonably be expected to result in liability to the Business or otherwise materially impair the operation of the Business. (iv) With respect to Employees of the Business and, with respect to the Business, other Service Providers, since January 1, 2018, each of Seller and its other Affiliates have complied in all material respects with all federal, state and local Laws pertaining to employment, terms and conditions of employment, payroll and withholding taxes, immigration, occupational safety and health in the workplace, equal employment opportunities, employment practices, prohibited discrimination or distinction, consultation and/or information, wages, hours, safety and health and workers’ compensation. To the knowledge of Seller, there are no charges, investigations, or complaint proceedings pending or threatened against the Transferred Company before the U.S. Equal Employment Opportunity Commission, any worker’s compensation board, or any federal, state, or local agency responsible for the prevention of unlawful employment, occupational safety and health or wage and hours practices. Since October 1, 2017, neither the Transferred Company nor, with respect to Non-U.S. Employees of the Business, Asset Transferring Affiliate has received a written notice of any complaint or charge before any Governmental Entity relating to the employment or termination of employment or service of any Service Provider. Neither the Transferred Company nor, with respect to Non-U.S. Employees of the Business, Asset Transferring Affiliate has received in writing notice from any federal, state or local agency evidencing its intent to conduct an audit or an investigation of or relating to employment, occupational safety or wage payment practices, and no such investigations are currently in progress. 47 (v) All compensation, including wages, commissions and bonuses, payable by Seller and its Affiliates to all Service Providers of the Transferred Company and Asset Transferring Affiliate (with respect to the Business) for services performed on or prior to the date hereof have been paid in full other than those amounts not yet paid in the Ordinary Course or that Seller and its Affiliates have agreed to pay pursuant to Article VIII and there are no outstanding agreements, understandings or commitments of the Transferred Company or Asset Transferring Affiliate (with respect to the Business) to Employees of the Business with respect to any material compensation, commissions or bonuses other than base salary, or wages, or pursuant to arrangements listed on Schedule 3.16(c)(v) or Schedule 3.17(a). (vi) The employment of all Employees of the Business may be terminated (potentially subject to the provisions of the WARN Act) at any time with or without cause and without any severance or other liability to the Transferred Company. (vii) Since October 1, 2017, neither the Transferred Company nor Asset Transferring Affiliate (with respect to the Business) has effectuated a “plant closing” (as defined in the WARN Act) or a “mass lay-off” (as defined in the WARN Act), in either case affecting any site of employment or facility of the Transferred Company or Asset Transferring Affiliate, except in compliance with the WARN Act and any other similar state, local or other Law, and the Transferred Company and Asset Transferring Affiliate (with respect to the Business) have provided any required notice to employees and other entities thereunder. (viii) All individuals characterized and treated by the Transferred Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws and, with respect to service performed for the Business, since October 1, 2017, all independent contractors and consultants of Asset Transferring Affiliate, have been, and all of its former independent contractors and consultants had been, properly classified as independent contractors. (ix) There are no outstanding levies, assessments and penalties made against the Transferred Company pursuant to any applicable worker’s compensation statutes. (x) To the knowledge of Seller, (A) since January 1, 2018, there has not been any allegation or threatened allegation of sexual harassment or sexual misconduct against any current or former employee and (B) since January 1, 2022, there has not been any allegation or threatened allegation of sexual harassment or sexual misconduct against any current or former Service Provider, in each case, with respect to the Business. The Transferred Company and Asset Transferring Affiliate have not entered into any settlement agreements related to allegations or threatened allegations of sexual harassment or sexual misconduct by (1) any current or former employee since January 1, 2018, and (2) any current or former Service Provider since January 1, 2022, in each case, with respect to the Business. (xi) As of the date of this Agreement, no Employee of the Business at director level and above or who is a U.S. commercial employee (including sales representatives and marketing employees), research and development employee or Israel-based employee has given written notice that such individual intends to terminate his or her employment.

48 (xii) The Transferred Company and, in respect of the Non-U.S. Employees of the Business, Asset Transferring Affiliate, (A) have withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments by such entity to Employees of the Business, (B) are not liable for any arrears of wages, salaries and other payments to employees, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (C) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for their employees (in respect of (A) through (C) above, in each case other than (x) routine payments to be made in the Ordinary Course of Business or (y) as would not reasonably be expected to result in any liability to Buyer). (xiii) To the knowledge of Seller, as of the date of this Agreement, no Service Provider is in violation of any term of any employment contract, non-competition agreement, non-solicitation agreement or any restrictive covenant to a third party former employer relating to the right of any such Service Provider to be employed by the Transferred Company or Asset Transferring Affiliate because of the nature of their business or to the use of trade secrets or proprietary information of others, except as would not result in liability to the Business or otherwise impair the operation of the Business. (xiv) Asset Transferring Affiliate does not currently engage any Service Provider with respect to the Business whose employment or engagement, to the knowledge of Seller, requires special visas, licenses or permits. (xv) Schedule 3.16(c)(xv) lists each of the following Contracts to which Transferred Company or, with respect to the Business, Asset Transferring Affiliate is a party for the employment of an Employee of the Business or the direct engagement of any Service Provider, in each case (A) providing for annual base compensation or pay in excess of $100,000 per annum, other than at-will offers letters of U.S. Employees of the Business; (B) providing for the payment and/or accelerated vesting of any form of compensation or benefits in connection with the consummation of the Transactions, or (C) otherwise restricting the ability of Seller, the Transferred Company or their Affiliates to terminate the employment or engagement of the Service Provider at any time for any reason or no reason without penalty or Liability (excluding notice periods). The Contracts listed on Schedule 3.16(c)(xv) have been made available in the Data Room as of the date of this Agreement. Section 3.17. Employee Plans. (a) Schedule 3.17(a) lists, as of the date of this Agreement, each material Business Employee Benefit Plan (other than any equity-based compensation plan in the United States). Each Business Employee Benefit Plan that is an Assumed Benefit Plan shall be identified on Schedule 3.17(a). (b) With respect to each Business Employee Benefit Plan that is an equity- based compensation plan in the United States, true and complete copies have been filed with the SEC as of the date of this Agreement, and each corresponding form of award agreement under which any such outstanding equity-based compensation has been granted has been 49 provided in the Data Room. With respect to each Assumed Benefit Plan and each other material Business Employee Benefit Plan, true and complete copies of, to the extent applicable, (i) all plan documents, provided that, for material Business Employee Benefit Plans that are not Assumed Benefit Plans, Seller may provide a summary of material terms in lieu of a plan document, and (ii) all summary plan descriptions (including all amendments and modifications thereof), the most recent Internal Revenue Service determination letter and the two most recently filed annual reports on Form 5500 have been made available in the Data Room as of the date of this Agreement. (c) Except as would not result in any material liability to Buyer, each Business Employee Benefit Plan (and each related trust, insurance contract or fund) has been maintained, contributed to, funded, operated and administered, in all material respects, in accordance with their terms and in accordance with applicable Law. Each Business Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the United States Internal Revenue Service with respect to its qualified status, and, to Seller’s or its Affiliates’ knowledge, no fact or event has occurred since the date of such determination or opinion letter that would reasonably be expected to adversely affect in a material respect the qualified status of any such Business Employee Benefit Plan or the exempt status of any related trust. There are no claims pending or, to the knowledge of Seller, threatened, by or with respect to any Service Provider, claiming benefit payments or entitlement to benefits under any Business Employee Benefit Plan, other than those made in the ordinary operation of such plans, including ordinary course benefits claims and appeals, that would result in any material liability to Buyer. Except as set forth on Schedule 3.17(c), none of Seller nor its Affiliates have made any announcement or commitment, whether or not legally binding, to any Employee of the Business to create any additional Business Employee Benefit Plan or to modify or change any existing Business Employee Benefit Plan prior to Closing, other than changes in health and welfare benefits in connection with annual renewal. All amounts due to be paid to or on behalf of an Employee of the Business before the Closing Date by Seller or its Affiliates in relation to any Business Employee Benefit Plan contributed to, sponsored or maintained by Seller or any Affiliate have been or will be duly paid in full on the applicable due dates for such payments. (d) Other than as required or contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or upon the occurrence of any additional or subsequent event) will result in (i) any payment (including severance, golden parachute, bonus or otherwise) becoming due to any Service Provider, other than any such payments to be borne by Seller or its Affiliates (other than the Transferred Company or a third party), nor (ii) acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Service Provider, other than to be borne by Seller or its Affiliates (other than the Transferred Company or a third party). (e) Neither Seller nor any ERISA Affiliate has at any time within the past six (6) years sponsored, maintained or contributed to or had any material liability pursuant to a plan subject to Title IV of ERISA, including any “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, or a plan that is or was a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA, that in any such case would reasonably be expected to 50 result in any material liability to Buyer. Except as set forth on Schedule 3.17(e), none of the Business Employee Benefit Plans provide medical or other retiree welfare benefits to any Employee of the Business for any reason following their termination of employment or service other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended or similar state Law. (f) Any Business Employee Benefit Plan that is a deferred compensation plan subject to Section 409A of the Code with respect to any Employee of the Business has been maintained and operated, in all material respects, in accordance with the requirements of Section 409A of the Code. None of Seller nor its Affiliates have entered into any agreement or arrangement to, and does not otherwise have any obligation to, indemnify or hold harmless any Employee of the Business for any liability that results from the failure to comply with the requirements of Section 409A of the Code. Section 3.18. Environmental Matters. Except as would not individually or in the aggregate, reasonably be expected to result in material liability to the Business or otherwise materially impair the operation of the Business, each of the Transferred Company and Asset Transferring Affiliate (with respect to the Business) (a) is, and has for the past five (5) years been, in compliance with Environmental Laws; (b) has not received any written communication from any Person alleging that the Transferred Company is in violation of or has any liability arising under any Environmental Law; (c) has obtained all approvals and permits required under Environmental Laws to conduct its business as conducted as of the date of this Agreement (“Environmental Permits”); (d) is in compliance with all terms and conditions of such Environmental Permits; (e) is not subject to any pending or, to the knowledge of Seller, threatened Environmental Claim against itself or any Person whose liability the Transferred Company has retained or assumed either contractually or by operation of Law; (f) has not transported or arranged for the treatment, storage, handling, recycling, disposal or transportation of any Hazardous Materials to any location which could reasonably be expected to result in an Environmental Claim or liability to the Business; (g) is not subject to any order of a Governmental Entity under or with respect to any Environmental Laws; and (h) has not assumed responsibility for or agreed to indemnify or hold harmless any Person for any liability or obligation, arising under or relating to Environmental Laws. Section 3.19. Absence of Certain Developments. Except as set forth on Schedule 3.19, since the Most Recent Balance Sheet Date to the date of this Agreement, (a) except for matters relating to the process for the sale of the Transferred Company, the Business has been operated in the Ordinary Course of Business; (b) there have not been any events or occurrences that have resulted in a Material Adverse Effect that is continuing or would reasonably be expected to result in a Material Adverse Effect; and (c) neither Seller nor any of its Affiliates has, with respect to the Business, taken or permitted to occur (or agreed to take or permit to occur) any action that, were it to be taken from and after the date hereof, would require the consent of Buyer pursuant to clauses (iii), (vi)-(ix), (xiv), (xviii) and (xx) (insofar as it relates to (iii), (vi)-(ix), (xiv) and (xviii)) of Section 6.01(b). Section 3.20. Brokerage Fees. Except for fees payable to Perella Weinberg Partners LP (which fees are payable by Seller or its Affiliates other than the Transferred Company), there are no claims for brokerage commissions, finders’ fees or similar compensation 51 in connection with the Transactions based on any arrangement or agreement made by or on behalf of Seller. Section 3.21. Product Registrations; Recalls. (a) Exhibit B sets forth a complete and accurate list of all products that the Transferred Company has sold during the twenty-four (24)-month period prior to the date hereof or that are currently in development by or on behalf of the Transferred Company (including by Asset Transferring Affiliate on behalf of the Transferred Company) as of the date hereof. The Transferred Company and Asset Transferring Affiliate hold all Product Registrations. Schedule 3.21(a) sets forth, as of the date of this Agreement, a list of all such Product Registrations. No violation, suspension, withdrawal, revocation, expiration or cancellation of any of the Product Registrations is pending or, to the knowledge of Seller, threatened, and the Transferred Company and Asset Transferring Affiliate are, and have been, in compliance in all material respects with the terms of all Product Registrations. All of the Product Registrations are in full force and effect and none of the Product Registrations will be terminated or impaired or become terminable, in whole or in part, as a result of the Transactions. (b) All Products sold under the Product Registrations are tested, processed, manufactured, labeled, packaged, stored, distributed, marketed and sold, in all material respects, in accordance with the specifications, standards and other terms or requirements contained in such Product Registrations and the applicable Laws. (c) Since October 1, 2017, there has not been, nor, to the knowledge of Seller, is there currently under consideration by the Transferred Company or Asset Transferring Affiliate, any third-party manufacturer or supplier of any Product, or any Governmental Entity, any recall, removal, market withdrawal or any other corrective action that would require a report to the FDA or any other Governmental Entity in respect of any Product (collectively, a “Recall”). The Transferred Company and Asset Transferring Affiliate have not been restrained in their ability to manufacture, process, distribute, supply, import, market or sell any of the Products. (d) Since October 1, 2017, the Transferred Company and Asset Transferring Affiliate (with respect to the Business) have not received written notice of, nor have the Transferred Company or Asset Transferring Affiliate (with respect to the Business) been subject to, (i) any FDA Form 483 or warning letter or (ii) any adverse inspectional finding, data integrity review, investigation, penalty, fine, reprimand, sanction, assessment, request for corrective or remedial action, regulatory letter, untitled letter or other compliance or enforcement notice, communication or correspondence from the FDA or any other Governmental Entity (including, without limitation, any notified body), in each case, related to any Product or any Product development, research, testing, manufacturing, processing, labeling, handling, distribution, marketing or sale activities, and, in the case of clause (ii), except as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Business or otherwise materially impair the operation of the Business; provided that any items referred to in clause (ii) that have been received as of the date hereof and (A) remain unresolved and/or (B) would reasonably be expected to require action or response by the Transferred Company or Asset Transferring Affiliate following the Closing are set forth on Schedule 3.21(d).

52 (e) Neither the Transferred Company, nor, as relates to the Business, any Affiliate of the Transferred Company, nor, to Seller’s knowledge, any employee or agent of the Transferred Company has: (i) made an untrue statement of material fact or fraudulent statement to the FDA or any other Governmental Entity, or in any records or documentation prepared or maintained to comply with the applicable Laws, with respect to any Product or Product-related activities; (ii) failed to disclose a material fact required to be disclosed to any Governmental Entity; or (iii) ever been investigated by the FDA, National Institutes of Health, Office of Inspector General for the U.S. Department of Health and Human Services, U.S. Department of Justice, or other comparable Governmental Entity for data or healthcare program fraud. Neither the Transferred Company nor, to Seller’s knowledge, any officer, director or employee of the Transferred Company has made or offered any payment, gratuity or other thing of value that is prohibited by any Law to personnel of the FDA or any other Governmental Entity. (f) Neither the Transferred Company, nor, as relates to the Business, any Affiliate of the Transferred Company, nor, to Seller’s knowledge, any employee or agent of the Transferred Company, (i) has been excluded, debarred or suspended from participation in, or is otherwise ineligible to participate in, any federal healthcare program or federal procurement or non-procurement program; (ii) is the subject of any pending action, suit, claim, investigation or proceeding that could result in exclusion, suspension or debarment; or (iii) has been convicted of a criminal offense that falls within the scope of 42 USC § 1320a-7, 21 USC § 335a, is otherwise related to the provision of healthcare items or services, or may otherwise result in exclusion, suspension or debarment, or is subject to any such pending or threatened action. (g) Neither the Transferred Company, nor, as relates to the Business, any Affiliate of the Transferred Company, nor, to Seller’s knowledge, any employee or agent of the Transferred Company, is or has been a party to any corporate integrity agreement, deferred prosecution agreement, or settlement order with or imposed by any Governmental Entity or has had a civil monetary penalty assessed against it under Section 1128A of the Social Security Act of 1935, codified at Title 42, Chapter 7, of the United States Code and, to the knowledge of Seller, no such action is currently contemplated or pending. (h) Except for ordinary course inquiries by Governmental Entities, there are not presently pending, or, to the knowledge of Seller, threatened, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any Product manufactured, distributed or sold by or on behalf of the Transferred Company or Asset Transferring Affiliate. Section 3.22. Taxes. (a) All Income Tax Returns and all other material Tax Returns that are required to be filed on or before the date of this Agreement by the Transferred Company or solely with respect to the Transferred Assets have been filed (taking into account any applicable extensions). All such Tax Returns were correct and complete in all material respects and were prepared and filed in material compliance with all applicable Laws. 53 (b) All material Taxes due and payable by the Transferred Company or with respect to the Transferred Assets have been paid, except for Taxes being contested in good faith through appropriate proceedings and for which adequate reserves have been established in the accounting books and records. (c) There are no Liens for material amounts of Taxes upon any assets of the Transferred Company or the Transferred Assets, except for Permitted Liens. (d) Neither the Transferred Company, nor Asset Transferring Affiliate nor any of their Affiliates have waived any statute of limitations with respect to any Taxes of the Transferred Company or with respect to the Transferred Assets, or consented to any extension of time with respect to any Tax Return, Tax assessment or Tax deficiency of the Transferred Company (other than, in each case, extensions for filing any Tax Return that are automatically granted), which waiver or consent, as applicable, is currently in effect. (e) No Tax audits or assessments or administrative or judicial claims are pending, or are threatened in writing and not withdrawn or otherwise expired, with respect to the Transferred Company. There are no matters under audit or appeal with any Taxing Authority with respect to Taxes of the Transferred Company. (f) No claim has been made in writing after December 31, 2009 by a Taxing Authority in a jurisdiction where the Transferred Company does not file Tax Returns that the Transferred Company is or may be subject to taxation in that jurisdiction. The Transferred Company does not have a branch, agency, permanent establishment or other taxable presence or nexus outside of the United States. (g) Since January 1, 2020, the Transferred Company has not distributed stock of another Person, nor has had its stock distributed by another Person, in a transaction intended to be governed in whole or in part by Sections 355 or 361 of the Code. (h) The Transferred Company is not currently a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and does not beneficially own an equity interest, as determined for federal income tax purposes, in another Person. (i) The Transferred Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Post-Closing Tax Period (or portion thereof) as a result of any (i) change in method of accounting, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Income Taxes Law), (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Income Taxes Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date or (v) prepaid amount received on or prior to the Closing Date. (j) The Transferred Company (i) is not a party to or bound by any Tax- sharing, Tax-allocation, or cost sharing agreement pursuant to which it will have any obligation to make any payments after the Closing Date and (ii) has not granted to any Person any power of attorney with respect to any Tax matter that will remain in effect after the Closing. Neither Seller nor any of its Affiliates has entered into any agreement with, or obtained any consent or clearance from, any Taxing Authority that would by its terms be 54 binding on Buyer or any of its Affiliates, or with respect to the Transferred Assets, for any Post-Closing Tax Period. (k) The Transferred Company (i) has not been after December 31, 2009 a member of a consolidated, combined, affiliated, unitary or similar group of companies or corporations (as that term is used by Section 1504 of the Code) or any comparable provision of state or local Law other than the group of which Parent or a Subsidiary of Parent is the common parent, and (ii) does not have any liability for the Taxes of any other Person (other than with respect to members of the consolidated group of which the Transferred Company currently is a member) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract or otherwise. (l) Asset Transferring Affiliate has not executed or entered into any agreement with, and has not obtained any consents or clearances from, any Governmental Entity, and has not been subject to any ruling guidance specific to the Transferred Assets, with respect to Taxes, that would by its terms be binding on Buyer Israeli Subsidiary for any Post-Closing Tax Period. (m) No tax attributes of the Transferred Company are expected to be reduced under Treasury Regulations §1.1502-36 in connection with the purchase and sale of the Transferred Shares pursuant to Section 2.01(a). (n) The Transferred Company has been treated as a C corporation for federal income tax purposes at all times since its first taxable year beginning after December 31, 2017. (o) No amount paid or payable by Seller or its Affiliates in connection with the Transactions, whether alone or in combination with another event, could reasonably be expected to be a “parachute payment” within the meaning of Section 280G of the Code or Section 4999 of the Code or could reasonably be expected to not be deductible by Seller, the Transferred Company, Buyer or any of their respective Affiliates by reason of Section 280G of the Code. (p) The Transferred Assets are not subject to any restrictions or limitations pursuant to Part E2 of the Ordinance, or pursuant to any tax ruling made with reference to the provisions of Part E2 or any similar provision in any other jurisdiction, that may be violated as a result of the consummation of this Agreement. (q) Without limiting Section 3.22(a), no representations are made under this Section 3.22 with respect to any Post-Closing Tax Period, including the availability or amount of any Tax attributes of the Transferred Company after the Closing Date, except as provided in Section 3.22(o). Section 3.23. Certain Compliance Matters. (a) Since October 1, 2017, neither the Transferred Company, nor Asset Transferring Affiliate, nor any director, officer or employee, or, to the knowledge of Seller, any distributor, agent, representative, sales intermediary or other third party acting on behalf of the Transferred Company or Asset Transferring Affiliate, in any way relating to the Business: (i) has taken any action in violation of any applicable anticorruption Law, including the U.S. Foreign Corrupt Practices Act (“FCPA”) (15 U.S.C. § 78 dd-1 et seq.), the International Travel Act of 1961, (18 U.S.C. § 1952), The Bribery Act of 2010 of the United 55 Kingdom and the Criminal Justice (Corruption Offences) Act 2018 of Ireland or (ii) has corruptly offered, paid, given, promised to pay or give or authorized the payment or gift of anything of value, directly or indirectly, to any “Public Official”, as defined in Section 3.23(b), for purposes of (A) influencing any act or decision of any Public Official in his or her official capacity; (B) inducing such Public Official to do or omit to do any act in violation of his or her lawful duty; (C) securing any improper advantage; or (D) inducing such Public Official to use his or her influence with a government, Governmental Entity, or commercial enterprise owned or controlled by any government (including state-owned or - controlled medical facilities), in order to assist the Transferred Company or any Person related in any way to the Business in obtaining or retaining business or directing any business to any Person, except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in material liability to the Business or otherwise materially impair the operation of the Business. The Transferred Company and Asset Transferring Affiliate (with respect to the Business) have instituted and maintained policies and procedures designed to prevent such actions from occurring and to detect such actions if they do occur. (b) For purposes of this Section 3.23, “Public Official” means: (i) any officer, employee or representative of any regional, federal, state, provincial, county or municipal government or government department, agency, or other division; (ii) any officer, employee or representative of any commercial enterprise that is owned or controlled by a government, including any state-owned or -controlled medical facility; (iii) any officer, employee or representative of any public international organization, such as the African Union, the International Monetary Fund, the United Nations or the World Bank; (iv) any person acting in an official capacity for any government or government entity, enterprise, or organization identified above; and (v) any political party, party official or candidate for political office. (c) None of the Transferred Company, Asset Transferring Affiliate (with respect to the Business) or, to the knowledge of Seller, any of the Transferred Company’s officers or directors or, with respect to the Business, Asset Transferring Affiliate’s officers or directors, (i) appears on the List of Specially Designated Nationals and Blocked Persons of the Office of Foreign Assets Control of the United States Department of the Treasury; (ii) is otherwise a party located, organized, or resident in a jurisdiction that is itself subject to comprehensive U.S. economic sanctions; (iii) has been convicted of or charged with a felony relating to money laundering; or (iv) to the knowledge of Seller, is under investigation by any Governmental Entity for money laundering. Section 3.24. Grants, Incentives and Subsidies. (a) Schedule 3.24(a) provides a true, complete and correct list of all the Grants relevant to the conduct of the Business by the Transferred Company or Asset Transferring Affiliate (or any of their respective controlled Affiliates) (each, a “Grant Recipient”), relating directly or indirectly to any Transferred Asset or IIA Funded IP, from any Governmental Entity (the applicable “Granting Body”), including Grants from the IIA. The Transferred Company has never received any Grants or had any liabilities or obligations to any Governmental Entity with respect to any Grant. Schedule 3.24(a) sets forth, as relates to the Business: (i) the respective Granting Body and Grant Recipient thereof; (ii) the respective serial number thereof; and (iii) the details of the Transferred Asset or IIA Funded IP that was created or developed with the support of, or that is otherwise subject to, such Grant.

56 (b) As of the Closing, assuming receipt of the IIA Approval, the Innovation Law will no longer apply to the Transferred Assets and the IIA Funded IP, and Buyer and its Affiliates (including the Transferred Company) will not be subject to any liabilities or obligations in respect of the Grants set forth in Schedule 3.24(a). Article IV Representations and Warranties of Buyer Buyer represents and warrants to Seller as follows: Section 4.01. Buyer’s Organization; Power; Execution. Buyer and each Affiliate of Buyer that is a party to any Transaction Document are legal entities duly organized, validly existing and in good standing (where such concept is recognized in the relevant jurisdiction) under the Laws of their respective jurisdictions of incorporation or formation. Buyer and Buyer Israeli Subsidiary have full power and authority to execute and deliver this Agreement and to carry out, or cause to be carried out, the transactions contemplated hereby. Buyer and each Affiliate of Buyer that is a party to any Transaction Document (other than this Agreement) have, or will have at the Closing, full power and authority to execute and deliver each Transaction Document (other than this Agreement) to which it is or will be a party and to carry out, or cause to be carried out, the transactions contemplated by each of the Transaction Documents (other than this Agreement) to which it is or will be a party. This Agreement has been duly authorized by all necessary action on the part of Buyer and Buyer Israeli Subsidiary and has been duly executed and delivered by Buyer and Buyer Israeli Subsidiary and constitutes a valid and legally binding obligation of Buyer and Buyer Israeli Subsidiary in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Each of the Transaction Documents (other than this Agreement) has been duly authorized by all necessary action on the part of Buyer and each Affiliate of Buyer that is a party to any Transaction Document (other than this Agreement) and has been, or will be at the Closing, duly executed and delivered by Buyer and each such Affiliate of Buyer and constitutes or will constitute a valid and legally binding obligation of Buyer and each such Affiliate of Buyer in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. Section 4.02. Consents and Approvals; Absence of Violation or Conflicts. Neither the execution and delivery of this Agreement or any of the other Transaction Documents by Buyer and each Affiliate of Buyer that is a party to any Transaction Document, nor the consummation by Buyer and each Affiliate of Buyer that is a party to any Transaction Document of the Transactions nor compliance by Buyer and each Affiliate of Buyer that is a party to any Transaction Document with any of the provisions hereof or thereof shall: (a) conflict with or result in any breach of any provisions of (i) the respective certificate of incorporation, by-laws or similar organizational documents or (ii) any material contract, in each case, of Buyer or any Affiliate of Buyer that is a party to any Transaction Document; (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) in connection with the Antitrust Filings and (ii) any consent, approval, authorization or permit required to be obtained by Seller or filing or notification required to be made by Seller in order to operate the Business or to transfer title to the Transferred Assets, which consent, approval, 57 authorization or permit is standard in transactions of the type contemplated hereby; (c) violate in any material respect any material Law applicable to Buyer or any Affiliate of Buyer that is a party to any Transaction Document; or (d) require any material consent, approval, authorization, or permit under any contract, agreement or commitment between Buyer or any Affiliate of Buyer that is a party to any Transaction Document and a third party. Section 4.03. Litigation. There are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of Buyer, threatened in writing concerning Buyer or any of its Affiliates that would reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of Buyer and its Affiliates to perform their obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions. Section 4.04. Brokerage Fees. Except for fees payable to Goldman Sachs & Co, LLC (which fees are payable by Buyer), there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the Transactions based on any arrangement or agreement made by or on behalf of Buyer or any Affiliate thereof. Section 4.05. Sufficient Funds. Buyer (a) has, and will have as of the Closing Date, cash sufficient to enable it to consummate the Transactions and pay any amounts and related fees and expenses incurred or required to be paid by Buyer or Buyer Israeli Subsidiary in connection with the Transactions and (b) has not incurred, and will not incur as of the Closing Date, any obligation, commitment, restriction or liability of any kind, which would impair or adversely affect such resources or capabilities. Section 4.06. Securities Act. The Transferred Shares are being acquired for investment only and not with a view to any public distribution thereof. Buyer has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Transferred Shares and is capable of bearing the economic risks of such investment. Buyer understands and acknowledges that the Transferred Shares have not been registered under the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934, or any other securities Laws of any jurisdiction and that the Transferred Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to (a) the terms of an effective registration statement under the Securities Act and the Transferred Shares are registered under any applicable state or foreign securities Laws or (b) an exemption from registration under the Securities Act, and any applicable state or foreign securities Laws. Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act. Section 4.07. Binder. On or prior to the date of this Agreement, Buyer has obtained, at the sole cost and expense of Buyer, a conditional binder (the “Binder”) in respect of the R&W Insurance Policy, which R&W Insurance Policy will be bound upon satisfaction of the conditions set forth in such Binder. Buyer has provided Seller with a true and complete copy of the Binder. 58 Section 4.08. Seller’s Representations; Independent Investigation; Financial Statements and Projections. (a) Each of Buyer and Buyer Israeli Subsidiary acknowledges and agrees (on behalf of itself and its Affiliates and other representatives) that, other than the representations and warranties of Seller expressly made in Article III, there are no representations or warranties of Seller or any other Person, either express, statutory or implied, with respect to the Transferred Company, the Business or the Transferred Assets. Each of Buyer and Buyer Israeli Subsidiary, together with and on behalf of its Affiliates and other representatives, expressly disclaims that it or they are relying upon or have relied upon such other representations or warranties that may have been made by any Person, and each of Buyer and Buyer Israeli Subsidiary, together with and on behalf of its Affiliates and other representatives, acknowledges and agrees that Seller and its Affiliates have expressly disclaimed and do hereby expressly disclaim any such other representation or warranty made by any Person. Each of Buyer and Buyer Israeli Subsidiary further acknowledges and agrees that the Transferred Assets are sold “as is, where is” and each of Buyer and Buyer Israeli Subsidiary agrees to accept the Transferred Assets on the Closing Date in the condition they are in at the place they are located on the Closing Date based on its own inspection, examination and determination with respect to all matters, and without reliance upon any express or implied representations or warranties of any nature made by, on behalf of or imputed to Seller or any of its Affiliates, other than the representations and warranties of Seller expressly set forth in this Agreement. Without limiting the generality of the foregoing, each of Buyer and Buyer Israeli Subsidiary acknowledges that Seller makes no representation or warranty with respect to (i) any forecasts, projections, estimates or budgets delivered or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Transferred Company or the Business or (ii) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Transferred Company, the Business or the Transferred Assets, except as expressly set forth in Article III or the Schedules or Exhibits hereto. (b) Each of Buyer and Buyer Israeli Subsidiary is relying on its own investigation, examination and valuation of the Transferred Company, the Business and the Transferred Assets in entering into this Agreement and effecting the Transactions. Each of Buyer and Buyer Israeli Subsidiary has made all inspections and investigations of the Transferred Company, the Business and the Transferred Assets deemed necessary or desirable by Buyer or Buyer Israeli Subsidiary. Each of Buyer and Buyer Israeli Subsidiary is purchasing the Transferred Shares and the Transferred Assets, as applicable, based on the results of its inspections and investigations, and not in reliance on any representation or warranty of Seller or any of its Affiliates not expressly set forth in Article III of this Agreement. In light of these inspections and investigations and the representations and warranties made expressly to Buyer and Buyer Israeli Subsidiary by Seller in Article III hereof, each of Buyer and Buyer Israeli Subsidiary is relinquishing any right to any claim (whether in warranty, contract, tort (including negligence or strict liability) or otherwise) based on any representations and warranties other than those expressly set forth in Article III of this Agreement. 59 (c) In connection with Buyer’s and Buyer Israeli Subsidiary’s investigation of the Transferred Company, the Business and the Transferred Assets, Buyer and Buyer Israeli Subsidiary have received from Seller various forward-looking statements regarding the Transferred Company, the Business and the Transferred Assets (including the estimates, assumptions, projections, forecasts and plans furnished to it) (the “Forward-Looking Statements”). Each of Buyer and Buyer Israeli Subsidiary acknowledges and agrees that (i) there are uncertainties inherent in attempting to make the Forward-Looking Statements, (ii) Buyer, Buyer Israeli Subsidiary and their representatives are familiar with such uncertainties contained in the Forward-Looking Statements, (iii) each of Buyer and Buyer Israeli Subsidiary is taking full responsibility for making its own investigation, examination and valuation of the Transferred Company, the Business and the Transferred Assets and has employed outside professionals (including its representatives) to assist it with the foregoing, (iv) each of Buyer and Buyer Israeli Subsidiary is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Forward-Looking Statements, (v) Buyer, Buyer Israeli Subsidiary and their representatives are not relying on any Forward-Looking Statement in any manner whatsoever and (vi) with respect to the foregoing, Buyer, Buyer Israeli Subsidiary and their representatives shall have no claim (whether in warranty, contract or tort (including negligence or strict liability) or otherwise) against Seller or any of its Affiliates. Each of Buyer and Buyer Israeli Subsidiary acknowledges and agrees that Seller makes no representation or warranty with respect to (A) the reasonableness of the assumptions underlying any Forward-Looking Statement or (B) any Forward-Looking Statement made in any “teaser”, confidential information memorandum, management presentation or similar document, in any document or information in the Data Room, in any supplemental due diligence information provided to Buyer or Buyer Israeli Subsidiary, in connection with Buyer’s discussions with management of the Transferred Company or any of its Affiliates, in negotiations leading to this Agreement or in any other circumstance. Article V Conditions to Closing Section 5.01. Conditions Precedent to Buyer’s and Buyer Israeli Subsidiary’s Obligations on the Closing Date. The obligation of Buyer and Buyer Israeli Subsidiary to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to satisfaction, prior to or at the Closing, of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Buyer in writing): (a) (i) The representations and warranties of Seller contained in Section 3.03(a) and Section 3.03(b) shall be true and correct in all respects on and as of the Closing Date; (ii) the representations and warranties of Seller contained in Section 3.01, Section 3.02 and Section 3.20 shall be true and correct in all material respects on and as of the Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct as of the date specified); and (iii) the representations and warranties of Seller in this Agreement (other than as set forth in clauses (i) and (ii)) shall be true and correct (without giving effect to any materiality, Material Adverse Effect or similar qualification contained therein) on and as of the Closing Date (other than representations

60 and warranties made as of a specified date, which shall be true and correct as of the date specified), except in the case of this clause (iii) for breaches and inaccuracies of such representations and warranties that would not reasonably be expected to have a Material Adverse Effect. (b) Seller shall have performed or complied with in all material respects the covenants, agreements and obligations required by this Agreement to be performed or complied with by Seller at or before the Closing. (c) Seller shall have delivered to Buyer a certificate dated the Closing Date and executed by an authorized officer of Seller to the effect that each of the conditions specified above in Sections 5.01(a) and (b) is satisfied in all respects. (d) No Law enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of any of the Transactions (each, a “Closing Legal Impediment”) shall be in effect. (e) Any waiting period applicable to the Transactions under the HSR Act shall have been terminated or expired. (f) Since the date of this Agreement there shall not have been a Material Adverse Effect that is continuing. (g) The IIA Approval shall have been obtained. (h) The items set forth in Section 2.10 shall have been delivered by or on behalf of Seller. Section 5.02. Conditions Precedent to Seller’s Obligations on the Closing Date. The obligation of Seller to consummate the transactions contemplated by this Agreement to be consummated at the Closing are subject to satisfaction, prior to or at the Closing, of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Seller in writing): (a) The representations and warranties of Buyer contained in Sections 4.01 and 4.04 shall be true and correct in all material respects on and as of the Closing Date; and (ii) the representations and warranties of Buyer in this Agreement (other than as set forth in clause (i)) shall be true and correct (without giving effect to any materiality, material adverse effect or similar qualification contained therein) on and as of the Closing Date (other than representations and warranties made as of a specified date, which shall be true and correct as of the date specified), except in the case of this clause (ii) for breaches and inaccuracies of such representations and warranties that would not reasonably be expected to have a material adverse effect on the ability of Buyer and its Affiliates to perform their obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions. (b) Buyer and Buyer Israeli Subsidiary shall have performed or complied with in all material respects the covenants, agreements and obligations required by this Agreement to be performed or complied with by Buyer or Buyer Israeli Subsidiary at or before the Closing. 61 (c) Buyer shall have delivered to Seller a certificate dated the Closing Date and executed by an authorized officer of Buyer to the effect that each of the conditions specified above in Sections 5.02(a) and (b) is satisfied in all respects. (d) No Closing Legal Impediment shall be in effect. (e) Any waiting period applicable to the Transactions under the HSR Act shall have been terminated or expired. (f) The IIA Approval shall have been obtained. (g) The items set forth in Section 2.11 shall have been delivered by or on behalf of Buyer. Article VI Certain Covenants Seller covenants and agrees with Buyer and Buyer Israeli Subsidiary, and each of Buyer and Buyer Israeli Subsidiary covenants and agrees with Seller, that during the period from the date of this Agreement to the Closing: Section 6.01. Conduct of Business. (a) Except (v) as set forth on Schedule 6.01(a), (w) as required by applicable Law, (x) as otherwise provided for or permitted by this Agreement, (y) for such actions as Seller reasonably determines are necessary or advisable in connection with the Israel Hostilities (provided that (1) to the extent reasonably practicable, Seller shall consult with Buyer and consider Buyer’s views in good faith prior to taking any such action and (2) this clause (y) shall not apply with respect to clauses (ii) or (iv) below) or (z) as consented to by Buyer in writing (such consent not to be unreasonably withheld or delayed), Seller shall cause the Transferred Company to use commercially reasonable efforts to operate the Business in the Ordinary Course of Business and to use commercially reasonable efforts to: (i) preserve the business relationships of the Business and keep available the services of its key employees and maintain its relations and goodwill with its key suppliers, customers, employees and others having business relationships with the Business; (ii) maintain in effect the Owned Intellectual Property, the BWI Licensed IP and (to the extent permitted and expressly provided for under the applicable Licensed IP Contract) the other Licensed Intellectual Property, including all applications and registrations for trademarks and patents included in the Owned Intellectual Property, BWI Licensed IP and other Licensed Intellectual Property (other than abandonments, expirations or cancellations made in the Ordinary Course of Business of Owned Intellectual Property, BWI Licensed IP and other Licensed Intellectual Property that are not material to the Business); (iii) maintain all material structures, equipment, and other tangible personal property of the Business in their present repair, order and condition, except for depletion and ordinary wear and tear; and 62 (iv) maintain levels of Inventory consistent in all material respects with the inventory management practices of the Transferred Company that were in effect during the six (6)-month period ended December 31, 2022; provided, however, that no action taken or not taken in compliance with any of the provisions of Section 6.01(b) shall constitute a breach under this Section 6.01(a). (b) Except as set forth on Schedule 6.01(b), as required by applicable Law, as otherwise provided for or permitted by this Agreement or as consented to by Buyer in writing (such consent not to be unreasonably withheld or delayed), Seller shall not, and shall cause its Affiliates (including the Transferred Company and Asset Transferring Affiliate, as applicable) not to, take any of the following actions: (i) adopt or propose any change to the certificate of incorporation or by-laws of the Transferred Company; (ii) issue, pledge, sell, transfer or dispose of any capital stock, notes, bonds or other securities of the Transferred Company (including the Transferred Shares), or any option, warrant or other right to acquire the same, or redeem any of the capital stock of the Transferred Company; (iii) allow the Transferred Company to acquire (by merger, consolidation, acquisition of equity interests or assets or otherwise) or otherwise purchase, directly or indirectly, any business, line of business, division or equity interests of any Person that would be, individually or in the aggregate, material to the Business, other than acquisitions of inventory, equipment or machinery in the Ordinary Course of Business; (iv) adopt, grant, extend, amend, vary, or terminate, or increase the rate or terms of, any Business Employee Benefit Plan (or any plan that would be a Business Employee Benefit Plan if in effect on the date hereof), incentive or bonus (including cash- or equity- based incentive opportunities, commission, sale, and spot bonus opportunities), insurance, pension or other employee benefit plan, payment (including wages and salaries) or arrangements made to, for or with any employee who is expected to be an Employee of the Business, except (A) as required by any Business Employee Benefit Plan (determined without regard to materiality), any employment agreement or any Collective Bargaining Agreement or in connection with the hiring of an employee to fill a vacancy in the Ordinary Course of Business, (B) normal salary or wage increases in the Ordinary Course of Business, (1) commensurate with similarly situated employees of the Transferred Company or its applicable Affiliate and with the merit increase process implemented consistently across similarly situated employees of the Transferred Company or its applicable Affiliate, (2) subject to advance consent by Buyer (not to be unreasonably withheld or denied), to implement pay equity adjustments as determined by Seller in its reasonable discretion, or (3) subject to advance consent by Buyer (not to be unreasonably withheld or denied), in connection with a promotion or lateral transfer of employees below the “director” level in the Ordinary Course of Business, provided that, with respect to clauses (2) and (3), if Buyer does not respond to a request from Seller, duly given under the terms of this Agreement, within five (5) Business Days, such consent shall be deemed given, (C) as contemplated in Section 8.01 of this Agreement, (D) as may be initiated by Seller or one or more of Seller’s Affiliates with respect to their employees generally in the applicable jurisdiction or geographic location (so long as the 63 action is designed to apply uniformly to eligible Employees of the Business and a material number of eligible similarly situated other employees of Seller or its applicable Affiliate) and (E) arrangements that will not result in any liability under this Agreement or otherwise to Buyer or its Affiliates (including any retention or similar arrangements that will be paid solely by Seller and its Affiliates); (v) except as reasonably necessary to avoid a violation of applicable Law, transfer internally (including in response to a request for transfer by an employee), or otherwise alter the duties and responsibilities of, any employee of the Transferred Company or Asset Transferring Affiliate in a manner that would affect whether such employee is or is not classified as an Employee of the Business, other than, in the case of any Employee of the Business, such actions that are taken in order to fill a vacancy in the Business in the Ordinary Course of Business or upon a termination for cause (as defined in the Employee of the Business’s employment agreement or, for those without an employment agreement, meaning an involuntary termination that is not eligible for severance under the applicable severance arrangement of Seller and its Affiliates) or due to death or disability; (vi) make any material change in any of the Transferred Company’s present financial accounting methods and practices other than changes in the Ordinary Course of Business and other than as required to conform to GAAP or as may be required by applicable Law; (vii) sell, lease, transfer, license or assign any material asset of the Transferred Company or any material Transferred Asset (other than IP Rights, which are addressed in clause (xiii) below), other than the sale of Inventory or obsolete, worn-out or excess equipment or assets in the Ordinary Course of Business; (viii) waive or settle any claims or rights of value that relate primarily to the Transferred Company or the Business which, individually or in the aggregate, are material to the Transferred Company or the Business; (ix) subject any material assets of the Transferred Company or any material Transferred Asset to a Lien, other than any Permitted Lien; (x) allow the Transferred Company to make any loans, advances, guarantees or capital contributions to or investments in any Person, other than in the Ordinary Course of Business; (xi) allow the Transferred Company to make or authorize any payment of, or commitment for, any capital expenditures in excess of $1,000,000 in the aggregate; (xii) enter into any Contract that would be a Material Contract or Licensed IP Contract if in effect on the date hereof or materially amend (other than amendments of the payment terms with any customers or suppliers, which are addressed in clause (xiii) below) or prematurely terminate any Material Contract or Licensed IP Contract, other than (A) any of the foregoing effected in the Ordinary Course of Business, (B) the renewal or expiration of existing Material Contracts or Licensed IP Contracts in the Ordinary Course of Business and in accordance with their respective terms or (C) the entry into any Contract being negotiated as of the date hereof as set forth on Schedule 6.01(b)(xii);

64 (xiii) in any material respect modify or amend the payment terms with any customers or suppliers pursuant to any Material Contract or Licensed IP Contract, other than changes (A) in the Ordinary Course of Business or (B) as may be initiated by Seller with respect to Seller’s business generally; (xiv) pledge or otherwise make subject to a Lien (other than a Permitted Lien), sell, transfer, assign or grant any license or sublicense of any material rights under or with respect to, or otherwise dispose of, any material Owned Intellectual Property outside the Ordinary Course of Business, other than non-exclusive licenses to customers, distributors and suppliers in the Ordinary Course of Business; (xv) allow the Transferred Company to declare and pay any non-cash dividends or distributions; (xvi) fail to make capital expenditures necessary to operate the Business in the Ordinary Course of Business; (xvii) make or change any material Tax election with respect to the Transferred Company (other than elections made in the Ordinary Course of Business), file any amended Tax Return of the Transferred Company, enter into any closing agreement or settle any Tax Claim or assessment with respect to the Transferred Company or the Transferred Assets, in each case if such election, amendment, agreement, settlement, consent or other action would have the effect of increasing any Tax Liability of the Transferred Company in a Post-Closing Tax Period; provided that the preceding clause shall not apply to any Tax Return filed on an affiliated, consolidated, combined, unitary, aggregate or similar basis of which Seller or any of its Affiliates is party; (xviii) allow the Transferred Company to create, incur, assume or guarantee any indebtedness for borrowed money (other than as will be discharged on or prior to the Closing Date); (xix) allow the Transferred Company or Asset Transferring Affiliate (with respect to the Business) to withdraw from any existing material lines of business, or terminate, discontinue, close or dispose of any material plant, facility or other business operation; and (xx) agree, whether in writing or otherwise, to do any of the foregoing. (c) Nothing contained in this Agreement is intended to give Buyer or its Affiliates, directly or indirectly, the right to control or direct the Transferred Company, its operations or the Transferred Assets prior to the Closing. Prior to the Closing, Seller and its Affiliates shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Affiliates’ respective operations. (d) Notwithstanding anything to the contrary in this Agreement, Seller and its Affiliates shall not amend or modify the BWI In-License Agreement or the BWI Out-License Agreement prior to the Closing for any reason without Buyer’s consent. Section 6.02. Certain Covenants Regarding the Transferred Company. Except as otherwise required by this Agreement, Seller agrees to cause the Transferred Company not to issue or sell any capital stock or other equity interests or options, warrants, calls, 65 subscriptions or equity rights to purchase any capital stock or other equity interests of the Transferred Company to any Person other than Seller or an Affiliate of Seller. Section 6.03. Disclosure. Seller shall give prompt notice to Buyer of (i) any notice received by Seller or its Affiliates subsequent to the date of this Agreement and prior to the Closing Date of (or other communication relating to, or the occurrence of) any material default under any Material Contract or Licensed IP Contract and (ii) any notice or other communication from any third party alleging that the consent of such third party is required in connection with the Transactions. Section 6.04. Publicity. No party to this Agreement shall originate, or permit any of its Affiliates or representatives to originate, any publicity, news release or other similar public announcement, written or oral, whether relating to this Agreement or any of the other Transaction Documents or the existence of any arrangement between the parties, without the prior written consent of the other party whether or not named in such publicity, news release or other similar public announcement, except (a) each of Seller and its Affiliates, on the one hand, and Buyer and its Affiliates, on the other hand, may issue a press release and file a Current Report on Form 8-K with the SEC in connection with the execution and delivery of this Agreement, (b) each of Seller and Buyer may, from time to time, refer to the Transactions in customary investor calls, investor meetings and other investor relations activities (including any such calls, meetings or activities specifically related to the Transactions), (c) each of Seller and Buyer, or its Affiliates or representatives, may originate any such publicity, news release or other similar public announcement as may be required by Law or any listing or trading agreement concerning its publicly traded securities and (d) to the extent the contents of such publicity, news release or other similar public announcement have previously been released publicly or are consistent in all material respects with materials that have previously been released (without violation of this Section 6.04); provided that (i) in such event under clauses (a) and (c), the party issuing the same shall still be required to consult with the other party, whether or not named in such publicity, news release or other similar public announcement, a reasonable time prior to its release (to the extent practicable) to allow the other party to comment thereon and, after its release, shall provide the other party with a copy thereof and (ii) in such event under clause (b), the contents of any statements made in connection with such calls, meetings or activities are consistent in all material respects with materials that have previously been released (without violation of this Section 6.04). Notwithstanding the foregoing, Buyer, on the one hand, and Seller, on the other hand, may make internal announcements to their respective employees that are consistent with the parties’ prior public disclosures regarding the Transactions. If Buyer, based on the advice of its counsel, determines that this Agreement, or any of the other Transaction Documents, must be publicly filed with a Governmental Entity, then Buyer, prior to making any such filing, shall provide Seller and its counsel with a redacted version of this Agreement (and any other Transaction Document) which it intends to file, and will give due consideration to any comments provided by Seller or its counsel and use commercially reasonable efforts to ensure the confidential treatment by such Governmental Entity of those sections specified by Seller or its counsel. Section 6.05. Efforts; Regulatory Approvals. 66 (a) Buyer shall, and shall cause its Affiliates to, (i) use its reasonable best efforts to promptly obtain all authorizations, consents, orders, waivers and approvals of all Governmental Entities that may be or become necessary or advisable for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements, (ii) cooperate fully with Seller in promptly seeking to obtain all such authorizations, consents, orders and approvals and (iii) provide such other information to any Governmental Entity as such Governmental Entity may request in connection herewith. Each party, as applicable, agrees to, and to cause its Affiliates to, file promptly after the date of this Agreement (but in no event later than seven business days after the date of this Agreement, unless a later date is mutually agreed in writing by the parties) any Notification and Report Forms and related material required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act with respect to the transactions contemplated by this Agreement, and to supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested pursuant to the HSR Act. Each party, as applicable, agrees to, and to cause its Affiliates to, make as promptly as practicable after the date of this Agreement (but in no event later than 15 business days after the date of this Agreement, unless a later date is mutually agreed in writing by the parties) any other Antitrust Filings required under any applicable Laws with respect to the Transactions and to use commercially reasonable efforts to obtain an early termination of any applicable waiting period (to the extent applicable), and to supply as promptly as practicable to the appropriate Governmental Entities any additional information and documentary material that may be requested pursuant to such applicable Laws. Neither Seller, on the one hand, nor Buyer, on the other hand, may (or may permit any of their respective Affiliates to), without the written consent of the other party, (A) cause any such filing or submission applicable to it to be withdrawn or refiled for any reason, including to provide the applicable Governmental Entity with additional time to review any of the transactions contemplated by this Agreement, or (B) consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement. Buyer will pay all filing fees to any Governmental Entity in order to obtain any such authorizations, consents, orders, waivers or approvals referenced in this Section 6.05(a). (b) Without limiting the generality of Buyer’s undertaking pursuant to Section 6.05(a), Buyer agrees to use its reasonable best efforts, and shall cause its Affiliates to use their respective reasonable best efforts (and to take any and all steps necessary or advisable to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation Law that may be asserted by any antitrust or competition Governmental Entity or any other Person) so as to enable the parties to close the Transactions as promptly as practicable, and in any event prior to the Outside Date, including proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, or otherwise, the sale, divestiture or disposition of such of its assets, properties or businesses or of the assets, properties or businesses to be acquired by it pursuant hereto, terminating any existing relationships and contractual rights and obligations, and the entrance into such other arrangements as are necessary or advisable in order to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action, suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of 67 the Transactions. In addition, Buyer shall use its reasonable best efforts, and shall cause its Affiliates to use their respective reasonable best efforts, to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would prevent the Closing prior to the Outside Date; provided, however, that such litigation in no way limits the obligation of Buyer to use its reasonable best efforts, or to cause its Affiliates to use their respective reasonable best efforts (and to take any and all steps necessary to eliminate each and every impediment under any antitrust, competition or trade regulation Law) to close the Transactions prior to the Outside Date. For the avoidance of doubt, Buyer’s obligations under this Section 6.05(b) shall be absolute and shall not be qualified or limited by what may be considered commercially reasonable or any efforts standard. (c) Subject to applicable Law, Buyer and Seller shall promptly notify the other party of any communication it or any of its Affiliates receives from any Governmental Entity relating to the matters that are the subject of this Section 6.05 and permit such other party to review in advance any proposed communication by such party to any Governmental Entity. Neither Buyer nor Seller shall (or shall permit any of their respective Affiliates to) agree to participate in any communication with any Governmental Entity in respect of any filings, investigation (including any settlement of the investigation), litigation or other inquiry relating to the matters that are the subject of this Agreement, unless such party consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate at such communication. Buyer and Seller shall, and shall cause their respective Affiliates to, coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing. Buyer and Seller shall promptly provide each other with copies of all correspondence, filings or communications between them or any of their representatives or Affiliates, on the one hand, and any Governmental Entity or members of its staff, on the other hand, with respect to this Section 6.05; provided that such materials may be redacted (i) as necessary to comply with contractual arrangements and (ii) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns, to the extent that such attorney-client or other privilege or confidentiality concerns are not governed by a common interest privilege or doctrine. Notwithstanding the foregoing, (A) the foregoing provisions of this Section 6.05(c) shall not apply to any correspondence, filings or communications between Seller or any of its representatives or Affiliates, on the one hand, and the IIA or members of its staff, on the other hand, and (B) no party shall be required to provide the other party any information that it reasonably considers to be competitively sensitive; provided that, in such circumstance, the disclosing party shall provide the information to the receiving party’s external legal counsel on an “external counsel only basis” (prior to doing so, the disclosing party may seek an assurance from the receiving party’s external legal counsel that it will not provide such information to the receiving party) and, where reasonably practicable, shall provide a redacted version to the receiving party. Buyer shall, after consultation with Seller and consideration of Seller’s views in good faith, have principal responsibility for directing, devising, and implementing the strategy (I) for obtaining any necessary approval of, for responding to any request from, inquiry by, or investigation by (including directing the timing, nature, and substance of all such filings or responses), for the determination of any actions to be taken under this Section

68 6.05 with respect to, and for leading all meetings and communications with, any Governmental Entity that has authority to enforce any antitrust Law; and (II) with respect to any litigation by any Person or Governmental Entity, or, any action asserted by any Person in any court or before any other Governmental Entity, against Buyer and including in any appeal thereof; provided that the foregoing shall in no event limit Buyer’s obligations under this Section 6.05. (d) Buyer shall not, and shall cause its Affiliates not to, enter into any transaction, or any contract or other agreement, whether oral or written, to effect any transaction (including any merger or acquisition) that would reasonably be expected to make it more difficult, or to increase the time required, to: (i) obtain any Antitrust Approvals; (ii) avoid the entry of, the commencement of litigation seeking the entry of, or effect the dissolution of, any injunction, temporary restraining order or other order that would materially delay or prevent the consummation of the Transactions; or (iii) obtain any other authorizations, consents, orders and approvals of Governmental Entities necessary for the consummation of the Transactions. (e) Within fifteen (15) business days of the date of this Agreement, Seller shall cause Asset Transferring Affiliate to submit an application with the IIA seeking the IIA Approval (the “IIA Application”). Seller shall, and shall cause Asset Transferring Affiliate to, use reasonable best efforts to (i) promptly obtain the IIA Approval and (ii) keep Buyer reasonably apprised with respect to the progress of the IIA Application and the IIA Approval. Prior to the Closing, Seller or one of its Affiliates shall pay in full all IIA Fees required to be paid in connection with the IIA Approval. Section 6.06. Access. Seller shall, and shall cause the Transferred Company to, give Buyer and its accountants, legal counsel and other representatives reasonable access (including the right to make, at Buyer’s expense, photocopies), for the purpose of allowing Buyer to successfully transition the Business, upon reasonable prior notice during normal business hours and without undue interruption to Seller or any of its Affiliates (including the Transferred Company) throughout the period prior to the Closing, to the properties, books and records (including Form I-9s, offer letters and restrictive covenant agreements for U.S. Transferred Employees) of the Transferred Company and Asset Transferring Affiliate, to the extent related to the Transferred Assets, and will furnish, at Buyer’s expense, Buyer, its accountants, legal counsel and other representatives during such period such information to the extent relating to the Transferred Company or the Transferred Assets as Buyer may reasonably request and Seller shall reasonably determine is required for Buyer to successfully transition the Business (other than, in each case, (a) attorney-client privileged communications, (b) books, records and information of, or to the extent related to, Seller or any of its Affiliates (other than the Transferred Company and, solely with respect to the Transferred Assets, Asset Transferring Affiliate) or their respective businesses, (c) any information which constitutes Trade Secrets, sensitive information, or that could otherwise cause significant competitive harm to the Transferred Company or the Business if the Transactions are not consummated or (d) for the avoidance of doubt, where access to such books, records or information is prohibited by applicable Laws); provided that (i) this Section 6.06 shall not entitle Buyer or its accountants, legal counsel or other representatives to contact any third party doing business with the Transferred Company or access the properties, books or records of any such third party, in each case without Seller’s prior written consent and (ii) in the case of any conflict between this 69 Section 6.06 and Section 8.01, Section 8.01 shall prevail and Seller shall not be required to provide any employment-related information any earlier than as provided in Section 8.01. Buyer will hold in confidence all information so obtained in accordance with the Confidentiality Agreement. Section 6.07. Intercompany Accounts and Indebtedness. Except as otherwise provided herein, all intercompany accounts relating to corporate (rather than commercial) relationships or services as of the Closing Date between Seller or its Affiliates (other than the Transferred Company), on the one hand, and the Transferred Company, on the other hand, shall be settled in full or, at the option of Seller, but only to the extent permitted by Law, cancelled, in each case on or prior to the Closing Date. Section 6.08. Services from Affiliates. Buyer acknowledges that the Transferred Company currently receives or benefits from the Shared Services. Other than as may be provided pursuant to the terms of the Ancillary Agreements, Buyer further acknowledges that all such Shared Services shall cease, and any agreement in respect thereof shall terminate with respect to the Transferred Company as of the Closing Date, and thereafter, Seller’s and its Affiliates’ sole obligation with respect to the provision of any services with respect to the Transferred Company shall be as set forth in the Ancillary Agreements. From and after the Closing, Buyer and its Affiliates (including the Transferred Company) shall have no liabilities or obligations with respect to any Shared Services, except to the extent provided for in the Ancillary Agreements. Section 6.09. Asset Transfer. (a) Seller shall, and shall cause its applicable Affiliates to, (i) transfer, assign and deliver to the Transferred Company prior to the Closing all of Seller’s and its Affiliates’ right, title and interest in, to and under (A) the assets set forth on Schedule 6.09(a) and (B) each Transferred Commingled Contract to the extent related to the Business, and (ii) transfer the employment of any U.S. Employees of the Business not employed by the Transferred Company to the Transferred Company prior to the Closing. In connection therewith, the Transferred Company shall assume, and undertake to pay, perform and discharge as and when due, all Assumed Pre-Closing Contract Liabilities. After the Closing, Buyer shall cause the Transferred Company to pay all Assumed Pre-Closing Contract Liabilities as and when due and promptly reimburse Seller for the performance by Seller (or any of its Affiliates) of any Assumed Pre-Closing Contract Liabilities the performance of which by, or on behalf of, the Transferred Company is not accepted by the obligee in the exercise of such obligee’s lawful rights. (b) Each Contract set forth on Schedule 6.09(b)(i) that, pursuant to its terms, permits Seller or its Affiliates to assign to the Transferred Company the rights of Seller or its Affiliates under such Contract (to the extent related to the Business) without the consent of any counterparty thereto is referred to as a “Transferred Commingled Contract”. With respect to each Contract set forth on Schedule 6.09(b)(ii), during the period from the date of this Agreement to the Closing Date, Seller shall use commercially reasonable efforts to obtain the consent of the applicable counterparty thereto to the assignment to the Transferred Company of the rights of Seller or its Affiliates under such Contract (to the extent related to the Business) pursuant to Section 6.09(a); provided, however, that (i) neither Seller nor any 70 of its Affiliates shall be required to pay any consideration or make any concession for any such consent and (ii) under no circumstances shall the Purchase Price be reduced or Seller or its Affiliates be subject to any liability on account of the failure to obtain any such consent. If such consent is obtained for any Contract set forth on Schedule 6.09(b)(ii) prior to the Closing Date, such Contract shall be deemed to be a Transferred Commingled Contract. If such consent is not obtained for any Contract set forth on Schedule 6.09(b)(ii) prior to the Closing Date, then (A) for a period of eighteen (18) months after the Closing Date, Seller shall use commercially reasonable efforts to assist Buyer, as Buyer reasonably requests, in Buyer’s negotiation of a replacement agreement therefor with the applicable counterparties thereto (provided, however, that (1) neither Seller nor any of its Affiliates shall be required to pay any consideration or make any concession therefor and (2) under no circumstances shall the Purchase Price be reduced or Seller or its Affiliates be subject to any liability on account of the failure to obtain any such replacement) and (B) for a period of eighteen (18) months after the Closing Date (or, if earlier, until Buyer obtains a replacement arrangement therefor), the parties shall use commercially reasonable efforts to cooperate with each other in any reasonable and lawful arrangements (that do not breach the relevant Contract) designed to provide the Transferred Company the applicable benefits of use of such Contract (provided, however, that (1) neither Seller nor any of its Affiliates shall be required to pay any consideration or make any concession therefor and Buyer shall bear any relevant costs and expenses and other obligations of the foregoing and (2) Seller’s obligations pursuant to this sentence shall only apply for so long as Buyer is making a good faith effort to procure such replacement arrangements). Buyer and Buyer Israeli Subsidiary further agree that no representation, warranty or covenant of Seller contained in this Agreement shall be breached or deemed breached, and no condition to Buyer’s or Buyer Israeli Subsidiary’s obligations to close the Transactions shall be deemed not satisfied as a result of (x) the failure to obtain any such consent or replacement; or (y) any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any consent or replacement. (c) For purposes of Article III, the representations and warranties of Seller shall be deemed to be made as though the assets set forth on Schedule 6.09(a) and Schedule 6.09(b) and the employees that are the subject of Section 6.09(a)(ii) were transferred as of the date of this Agreement in accordance with this Section 6.09. Specifically, for purposes of the representations and warranties of Seller set forth in Section 3.11, each Transferred Commingled Contract shall be deemed to be a Material Contract. Section 6.10. Seller Retained Materials. Notwithstanding anything to the contrary contained in this Agreement, Buyer acknowledges and agrees that all of the following shall remain the property of Seller, and neither Buyer nor any of its Affiliates (including, after the Closing, the Transferred Company) shall have any interest therein: (a) all records and reports prepared or received by Seller, any of its Affiliates or representatives in connection with the sale of the Transferred Company and the Transactions, including all analyses relating to the Transferred Company or Buyer or its Affiliates so prepared or received and (b) all confidentiality agreements with prospective purchasers of the Transferred Company or any portion thereof (provided that the rights to enforce all confidentiality and non-use provisions, to the extent related to the Transferred Company or the Transferred Assets, under such confidentiality agreements shall be assigned in relevant part to Buyer effective as of the Closing pursuant to an assignment and assumption agreement substantially in the form of Exhibit G; provided, further, 71 that copies of all such confidentiality agreements with prospective purchasers of the Transferred Company will be provided to Buyer promptly following the Closing), and all bids, expressions of interest and related materials received from third parties with respect thereto. In addition, Seller shall have the right to retain copies of the documents, materials and data relating to the conduct of the Business or the Transferred Assets prior to the Closing Date. Section 6.11. Release. Each of Buyer and Buyer Israeli Subsidiary, on its own behalf and, to the extent of its legal authority, on behalf of its current and future Affiliates, including, following the Closing, the Transferred Company, and Buyer’s, Buyer Israeli Subsidiary’s and such Affiliates’ respective successors, assigns, executors and any other Person claiming by, through or under any of the foregoing (each, a “Buyer Releasing Party”), does hereby unconditionally and irrevocably release, waive and forever discharge, effective as of the Closing, Seller and Seller’s past, present and future directors, officers, managers, employees, agents and other representatives, predecessors, direct and indirect stockholders or members, partners, insurers and Affiliates (and each director, officer, manager, employee, agent and other representative, predecessor, direct and indirect stockholder or member, partner, insurer and Affiliate of each of them), and each of their respective successors and assigns (collectively, the “Seller Released Parties”), from any and all losses, costs, expenses, claims, demands, Damages, Judgments, decisions, orders, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) at or prior to the Closing with respect to the Transferred Company, the Transferred Assets or the Assumed Liabilities, including the organization, management or operation of the Business, whether pursuant to the Seller Released Parties’ organizational documents, applicable Law, Contract or otherwise (the “Buyer Released Claims”); provided, however, that this Section 6.11 shall not constitute a release or waiver of any rights, claims or causes of action of any Buyer Releasing Party against the Transferred Company or Seller under this Agreement or any Ancillary Agreement, which rights, claims and causes of action, for clarity, shall not comprise “Buyer Released Claims.” Each Buyer Releasing Party (a) understands that this is a full and final general release of all Buyer Released Claims of any nature whatsoever that could have been asserted in any action, suit or other proceeding against the Seller Released Parties and (b) represents and warrants to the Seller Released Parties that (i) it has not voluntarily or involuntarily assigned, conveyed or otherwise transferred, or purported to assign, convey or otherwise transfer, to any Person any Buyer Released Claims and (ii) there are no Liens on or against any of the Buyer Released Claims. Each of Buyer and Buyer Israeli Subsidiary acknowledges that the Laws of many states provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Each of Buyer and Buyer Israeli Subsidiary acknowledges that such provisions are designed to protect a Person from waiving claims which it does not know exist or may exist. Nonetheless, Buyer and Buyer Israeli Subsidiary agree that, effective as of the Closing, Buyer (on behalf of the Buyer Releasing Parties) shall be deemed to waive any such provision. Each of Buyer and Buyer Israeli Subsidiary, on behalf of itself and the other Buyer Releasing Parties, unconditionally and irrevocably covenants not to, directly or indirectly, sue, or commence, knowingly aid or prosecute or cause to be commenced, knowingly aided or prosecuted any claim, action, suit or other proceeding, or authorize any other Person to commence or prosecute any claim, action, suit

72 or other proceeding, against any of the Seller Released Parties in respect of any Buyer Released Claim. Section 6.12. Buyer Israeli Subsidiary. Buyer shall cause Buyer Israeli Subsidiary to comply with all of its obligations under this Agreement. Section 6.13. R&W Insurance. The parties hereto acknowledge that, as of the date of this Agreement, Buyer has obtained a binder to the R&W Insurance Policy, a complete and correct copy of which has been provided to Seller prior to entry into this Agreement. Prior to the Closing, Buyer shall take all actions necessary to obtain and bind, and shall obtain and bind, the R&W Insurance Policy, which shall contain terms and conditions not materially less favorable to Buyer than the terms and conditions as set forth in the Binder; provided, however, that in all events, the R&W Insurance Policy shall provide that (a) the insurer shall have no, and shall waive and not pursue any and all, subrogation rights against any Seller Indemnitee, except for any claim for Fraud, (b) each Seller Indemnitee shall be a third party beneficiary of such waiver and (c) following the Closing, Buyer shall not amend the subrogation provisions of the R&W Insurance Policy in any manner adverse to any Seller Indemnitee without Seller’s express prior written consent. Buyer shall pay or cause to be paid, all costs and expenses related to the R&W Insurance Policy. Buyer shall not amend, waive or otherwise modify the R&W Insurance Policy in any manner adverse to Seller. Article VII Post-Closing Covenants Seller covenants and agrees with Buyer and Buyer Israeli Subsidiary, and each of Buyer and Buyer Israeli Subsidiary covenants and agrees with Seller, that during the period commencing after the Closing: Section 7.01. Use of Retained Names and Marks by Buyer. (a) Buyer and Buyer Israeli Subsidiary hereby acknowledge that Seller or its Affiliates (other than the Transferred Company) own all right, title and interest in and to the trademarks, service marks, domain names, social media identifiers, handles and tags, logos and names set forth in Schedule 7.01(a), together with all variations and acronyms thereof and all trademarks, service marks, domain names, logos, trade names, trade dress, company names, social media identifiers, handles and tags, and other identifiers of source or goodwill containing, incorporating, based on or associated with any of the foregoing (collectively, the “Retained Names and Marks”), and that, except as expressly provided below, any and all right of the Transferred Company to use the Retained Names and Marks shall terminate as of the Closing and shall immediately revert to Seller and its Affiliates (other than the Transferred Company), along with any and all goodwill associated therewith. Each of Buyer and Buyer Israeli Subsidiary further acknowledges that it has no rights or interests, and is not acquiring any rights or interests, directly or indirectly, through the Transferred Company or otherwise, to use the Retained Names and Marks, except as expressly provided herein. (b) Seller, on behalf of itself and its Affiliates, hereby grants to Buyer and its Affiliates (including the Transferred Company) (collectively, the “Buyer Licensees”), a 73 worldwide, royalty-free, non-transferrable, non-exclusive irrevocable license to use the Retained Names and Marks solely as follows in connection with the operation of the Business, in each instance as operated immediately prior to the Closing: (i) (x) on packaging, labeling, instructions for use and the body of products for, or (y) in connection with the manufacture, sale, packaging, distribution, promotion, advertising, marketing, importing and exporting of, (A) any Products that have been the subject of sales on or before the date hereof, including any such Products that are manufactured after the date hereof, and (B) any Products set forth on Schedule 7.01(b), in each case, in the manner used in the operation of the Business immediately prior to the Closing Date, for a period of four (4) years after the Closing Date; (ii) on equipment, signs, letterheads, invoices and other physical documents and materials, in each case containing the Retained Names and Marks in the form in which they exist and are used by the Transferred Company as of the Closing (collectively, the “Existing Stock”), for a period of two (2) years after the Closing Date (provided that the license granted pursuant to this Section 7.01(b)(ii) shall not apply with respect to any substantive revisions to the Existing Stock that are made after the Closing Date); and (iii) notwithstanding the foregoing in (i) and (ii), in all Internet domain names, website content, and other internet or electronic communications for a period of twelve (12) months after the Closing Date (provided that if the content of such websites or other internet or electronic communications is a digital copy (e.g. scan, photograph) of something that is covered by the foregoing clauses (i) or (ii) and for which the Retained Names and Marks have not already been removed therefrom, the time periods specified in clauses (i) or (ii), as applicable shall apply instead). provided that with respect to the licenses granted under clause (b)(i) above, (A) if between the date of this Agreement and the Closing Date, Buyer notifies Seller of any circumstance (including any requirement of applicable Law) that, as reasonably determined by Buyer in good faith, would materially restrict or interfere with Buyer’s and its Affiliates’ ability to operate the Business as a result of the limitations set forth in clause (b)(i) above, as applicable, Seller shall engage in good faith negotiations with Buyer as to reasonable modifications to the scope of such license (on terms mutually agreed by the parties) to the extent necessary to avoid such restriction or interference and (B) if after the Closing Date Buyer notifies Seller of any requirement of applicable Law that, as reasonably determined by Buyer in good faith, would materially restrict or interfere with Buyer’s and its Affiliates’ ability to operate the Business as a result of the limitations set forth in clause (b)(i) above, as applicable, Seller shall engage in good faith negotiations with Buyer as to reasonable modifications to the scope of such license (on terms mutually agreed by the parties) to the extent necessary to avoid such restriction or interference. (c) Buyer Licensees’ use of the Retained Names and Marks shall be subject to all generally applicable style and other usage guidelines in effect for the Retained Names and Marks immediately prior to the Closing Date. Buyer Licensees may sublicense the non- exclusive rights granted to Buyer Licensees in Section 7.01(b) to their authorized distributors, vendors, subcontractors, and resellers acting on behalf of Buyer Licensees solely as necessary for the continued operation of the Business, but in no other circumstances. Buyer Licensees shall be liable for their sublicensees’ compliance with the obligations under 74 Section 7.01(b) and any breach by a sublicensee shall be deemed a breach by Buyer Licensee. (d) Upon Seller’s request, Buyer shall, and shall cause the Transferred Company to, promptly execute all assignment, transfer and other documents, and take all steps, in each case, that Seller believes are necessary or desirable to confirm, effectuate or otherwise evidence or record Seller’s and its Affiliates’ (excluding, after the Closing, the Transferred Company) rights, title and interests in and to, and control over, the Retained Names and Marks, including the Internet domain names and social media identifiers, handles and tags incorporating any Retained Names and Marks. (e) Nothing hereunder permits Buyer, its Affiliates or, after the Closing, the Transferred Company, to register or to seek to register, any of the Retained Names and Marks in any jurisdiction. Buyer shall ensure that all use of the Retained Names and Marks by the Transferred Company, after the Closing, as provided in this Section 7.01, shall be only with respect to goods and services of a level of quality equal to or greater than the quality of goods and services with respect to which the Transferred Company used the Retained Names and Marks prior to the Closing. Any and all goodwill generated by the use of the Retained Names and Marks, including under this Section 7.01 shall inure solely to the benefit of Seller and its Affiliates (other than the Transferred Company). In any event, Buyer shall not, and shall cause its Affiliates and, after the Closing, the Transferred Company not to, use the Retained Names and Marks in any manner that may damage or tarnish the reputation of Seller or its Affiliates (other than the Transferred Company) or the goodwill associated with the Retained Names and Marks. (f) Upon the expiration of each period set forth in Section 7.01(b)(i), (b)(ii), and (b)(iii), Buyer Licensees shall cease, and cause their sublicensees to cease, all use of the Retained Names and Marks subject, in the case of Section 7.01(b)(i) and (b)(ii) to a one-year phase-out period, to allow Buyer Licensees to use and exhaust current inventories or products that use the Retained Names and Marks. Notwithstanding the foregoing, Buyer Licensees shall not be required to recall from the market any Existing Stock containing the Retained Names and Marks and shall be permitted to retain Existing Stock containing the Retained Names and Marks to the extent required by applicable Law or order of a Governmental Entity to be retained or maintained, or to the extent that such materials are retained for archival purposes or reside on e-mail platforms, in archival back-up tapes or similar storage media or are otherwise retained for archival purposes in accordance with internal policies of Buyer Licensees (in which case such materials are not to be used for any purpose by Buyer Licensees other than archival purposes). (g) Buyer agrees that neither Seller nor any of its Affiliates shall have any responsibility for claims by third parties arising out of, or relating to, the use by the Transferred Company of any Retained Names and Marks after the Closing. In addition to any and all other available remedies, Buyer shall defend, indemnify and hold harmless the Seller Indemnitees from and against any and all such claims that may arise out of the use of the Retained Names and Marks (i) by the Transferred Company in accordance with the terms and conditions of this Section 7.01, other than such claims that the Retained Names and Marks infringe the IP Rights of any third party; or (ii) by Buyer or any of its Affiliates (including, after the Closing, the Transferred Company) in violation of or outside the scope permitted by this Section 7.01. Notwithstanding anything in this Agreement to the contrary, 75 Buyer hereby acknowledges and agrees that in the event of any breach or threatened breach of this Section 7.01, Seller shall suffer irreparable harm, and Seller in addition to any other remedies available to it, (A) shall be entitled to a preliminary injunction, temporary restraining order or other equivalent relief restraining Buyer and any of its Affiliates (including, after the Closing, the Transferred Company) from any such breach or threatened breach and (B) shall not be required to provide any bond or other security in connection with any such injunction, order or other relief. (h) Notwithstanding anything herein to the contrary, neither Buyer nor any of its Affiliates (including, after the Closing, the Transferred Company) shall have any right to use for any purpose, and nothing in this Agreement shall be construed as granting to Buyer nor any of its Affiliates (including, after the Closing, the Transferred Company) a license to use in any way, any of Seller’s or its Affiliates’ trademarks, service marks, domain names, social media identifiers, handles and tags, logos and names not included in the Retained Names and Marks, including but not limited to those set forth on Schedule 7.01(h) (collectively, the “Excluded Marks”). Buyer hereby acknowledges that Seller or its Affiliates (other than the Transferred Company) retain all right, title and interest in the Excluded Marks, and any and all right of the Transferred Company to use the Excluded Marks shall terminate as of the Closing and shall immediately revert to Seller and its Affiliates (other than the Transferred Company), along with any and all goodwill associated therewith. Section 7.02. Use of Transferred Company IP by Seller During Transition Period. Buyer hereby grants to Seller and its Affiliates permission to use the IP Rights that are owned by the Transferred Company during the terms of the Transition Services Agreement and the Transition Manufacturing Agreement to the extent required by Seller and its Affiliates to provide the services described therein to Buyer or its Affiliates. Section 7.03. Access; Cooperation. (a) Buyer shall grant Seller access to all contracts, books, records and other information in Buyer’s or its Affiliates’ possession relating to the conduct of the Business prior to the Closing, except where such access is prohibited by applicable Law. Seller shall reimburse Buyer for reasonable expenses incurred in providing such access. (b) From and after the Closing, Buyer shall make the Transferred Employees available to Seller to assist Seller, and shall otherwise cooperate with Seller, in the preparation and submission of any of Seller’s financial statements, in each case to the extent Transferred Employees have provided such information or such assistance prior to the Closing. (c) After the Closing, (i) Seller shall provide to Buyer the necessary information to permit Buyer to effect and perfect the transfer of the applications and registrations of the Patents, Trademarks and Domain Names included in the Owned Intellectual Property in accordance with Section 2.01(a) and (ii) Seller shall reasonably cooperate with Buyer in executing appropriate documents to effectuate the transfer or assignment for the Owned Intellectual Property that is in the name of Seller or any of its Affiliates and to remove any recordations of any designated licensee or registered users of any Owned Intellectual Property if requested by Buyer and required by the local patent and trademark offices to record the change of ownership of the Owned Intellectual

76 Property. Notwithstanding the foregoing, after the Closing and upon the earlier of six (6) months or the actual transfer of any Patents, Trademarks, Copyrights or Domain Names, Seller and its Affiliates shall have no obligation to maintain or renew any Patents, Trademarks, Copyrights or Domain Names in the Owned Intellectual Property other than pursuant to the BWI In-License Agreement and the BWI Out-License Agreement. Section 7.04. Insurance. (a) Except as set forth in Section 7.04(b), the coverage under all insurance policies related to the Transferred Company and the Transferred Assets and arranged or maintained by Seller or its Affiliates is only for the benefit of Seller and its Affiliates, and not for the benefit of Buyer or, after the Closing, the Transferred Company. As of the Closing Date, Buyer agrees to arrange for its own insurance policies with respect to the Transferred Company and the Transferred Assets covering all periods from and after the Closing and, except as set forth in Section 7.04(b), agrees not to seek (and to cause the Transferred Company not to seek), through any means, to benefit from any of Seller’s or its Affiliates’ insurance policies which may provide coverage for claims relating in any way to the Transferred Company or the Transferred Assets. (b) From and after the Closing, Seller shall, and shall cause its Affiliates to, maintain its existing (or similarly comprehensive) policies of directors’ and officers’ liability insurance such that they will continue to provide coverage for the benefit of the directors and officers of the Transferred Company serving prior to and as of the Closing Date with respect to any liabilities arising out of actions or omissions of such persons prior to the Closing in their capacities as persons covered by such policies. Section 7.05. Payments from Third Parties. In the event that, on or after the Closing Date, either Seller (or its Affiliates), on the one hand, or Buyer (or its Affiliates), on the other hand, shall receive any payments or other funds due to the other (or its Affiliates) pursuant to the terms of any of the Transaction Documents, then the party receiving such funds shall promptly forward such funds to the proper party. The parties acknowledge and agree there is no right of offset regarding such payments and a party may not withhold funds received from third parties for the account of the other party in the event there is a dispute regarding any other issue under any of the Transaction Documents. Section 7.06. Tax Matters. (a) Preparation and Filing of Tax Returns; Payment of Taxes. (i) Seller shall prepare and file, or cause to be prepared and filed, all Tax Returns required to be filed by or in respect of (A) the Transferred Company or the Transferred Assets that are due (including applicable extensions) to be filed on or before the Closing Date or (B) the Transferred Company that are required to be included in (or filed with) a Tax Return of an affiliated, consolidated, combined, unitary or aggregate group of which Seller or any of its Affiliates is part for any taxable period (together, “Seller Tax Returns”). Seller Tax Returns described in clause (A) and pro forma returns of the Transferred Company described in clause (B) shall be prepared on a basis consistent with past practice, unless otherwise required by applicable Law on a more likely than not basis. 77 (ii) Buyer shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns of or in respect of the Transferred Company or the Transferred Assets in respect of a Pre-Closing Tax Period (including any Straddle Tax Period) other than Seller Tax Returns or Tax Returns relating to Transfer Taxes, which are addressed in Section 2.07 (“Buyer Tax Returns”). All Buyer Tax Returns shall be prepared on a basis consistent with past practice, unless otherwise required by applicable Law on a more likely than not basis. At least thirty (30) days prior to the due date for the filing (taking into account any applicable extensions that are automatically granted) of any Buyer Tax Return, Buyer shall deliver to Seller for Seller’s review and approval a draft of any such Buyer Tax Return together with a statement setting forth the amount of Tax for which Seller is responsible pursuant to Section 7.06(d)(i). Seller shall provide any comments within fifteen (15) days from the receipt of the relevant draft Buyer Tax Return, and Buyer shall consider in good faith any reasonable comments of Seller. Unless otherwise required by Law, neither Buyer nor any of its Affiliates (including the Transferred Company) shall file an amended Tax Return, or agree to any waiver or extension of the statute of limitations relating to Taxes, with respect to the Transferred Company or the Transferred Assets for a Pre-Closing Tax Period or a Straddle Tax Period without the prior written consent of Seller, which consent shall not be unreasonably delayed, withheld or conditioned. (iii) Seller shall timely pay, or cause to be timely paid, all Taxes due and payable with respect to any Seller Tax Return described in clause (A) of Section 7.06(a)(i). Buyer shall timely pay, or cause to be timely paid, all Taxes due and payable with respect to any Buyer Tax Return; provided that Seller shall pay to Buyer, at least two (2) business days prior to the date on which the relevant Taxes are required to be paid to the applicable Taxing Authority, the amount of Tax for which Seller is responsible pursuant to Section 7.06(d)(i) in connection with the filing of any Buyer Tax Return, except for any Taxes included in the determination of the Current Liabilities. (b) Carrybacks. To the extent permitted under applicable Tax Law, Buyer, on its own behalf and on behalf of its Affiliates and to the extent permitted by applicable Law, hereby waives any right to carry back, use or apply in any Pre-Closing Tax Period any Tax asset, including any net capital loss, net operating loss, foreign Tax credit, charitable contribution credit or research and development credit, of the Transferred Company arising in any taxable period ending after the Closing Date. (c) Refunds. Seller shall be entitled to retain, or receive prompt payment from Buyer or any of its Subsidiaries or Affiliates (including the Transferred Company) with respect to, any refund, credit, offset or other similar benefit actually received (or in the case of an offset or credit against a Tax otherwise owing, the amount by which a tax liability was actually offset or reduced by way of credit) with respect to Taxes attributable to the Transferred Company for any Pre-Closing Tax Period, including any such amounts arising by reason of amended Tax Returns filed after the Closing Date, but excluding any amounts taken into account under Section 7.06(d)(iv). In connection with the foregoing, if Seller determines that the Transferred Company is entitled to file or make a formal or informal claim for a refund of Taxes (including by filing an amended Tax Return) with respect to a Pre-Closing Tax Period, Seller shall be entitled, at Seller’s expense, to require that Buyer cause the Transferred Company to file or make, such formal or informal claim for refund, 78 and Seller shall be entitled to control the prosecution of such claim for refund; provided, however, (i) that Seller shall provide Buyer with a copy of the claim for refund at least thirty (30) days before the due date, and (ii) that Buyer shall have fifteen (15) days to review the claim and shall file, or cause to be filed, such claim for refund if it consents to the filing, which consent shall not be unreasonably delayed, withheld or conditioned. Buyer shall cooperate, and cause its Affiliates and the Transferred Company to cooperate, with respect to any claim for refund made in accordance with the preceding sentence and shall pay, or cause the Transferred Company to pay, to Seller the amount (including interest) of any related refund, credit, offset or other similar benefit received or realized by Buyer or any Affiliate thereof (including the Transferred Company), net of any unreimbursed reasonable costs incurred by Buyer or its Affiliates in respect of obtaining such refund, credit, offset or other similar benefit, within five days of receipt (or realization) thereof. Buyer and Seller shall equitably apportion any refund, credit, offset or other similar benefit received or realized with respect to Taxes attributable to the Transferred Company for a Straddle Tax Period in a manner consistent with the principles set forth in Section 7.06(d)(iii). For the avoidance of doubt, Seller is not entitled to any refund, credit, offset or other similar benefit resulting from the carryback of a tax attribute from a Post-Closing Tax Period to a Pre-Closing Tax Period. Buyer shall be entitled to all refunds of Taxes in respect of Taxes that relate to Post-Closing Tax Periods, and Seller shall promptly pay over any such refunds received by Seller or its Affiliates (not including the Transferred Company) after the Closing to Buyer. (d) Tax Indemnification. (i) Seller shall, without duplication, indemnify, defend and hold Buyer and its Affiliates harmless from and against all Losses from liabilities for Pre-Closing Taxes; provided that, notwithstanding the foregoing, Seller shall not be required to indemnify, defend or hold harmless Buyer or any of its Affiliates (including the Transferred Company) from any Loss on account of any liability for Taxes (i) to the extent attributable to a Buyer Tax Act, (ii) that are Transfer Taxes, (iii) to the extent such Taxes were taken into account in determining Working Capital or (iv) to the extent that Seller paid such Taxes in accordance with Section 7.06(a)(iii). For purposes of this Section 7.06, “Buyer Tax Act” shall mean (A) a breach by Buyer or its Affiliates (including the Transferred Company) of any of its covenants or agreements in this Agreement, (B) any election under federal, state, local or non-U.S. Tax Law effective for any Pre-Closing Tax Period (and the costs attributable to any such election shall be borne solely by Buyer) that is made after the Closing Date, except for any such election required by Law as in effect at the time of Closing, including as a result of a determination within the meaning of Section 1313(a) of the Code (or any similar provision of state, local or non-U.S. Tax Law), and (C) any other action taken outside of the Ordinary Course of Business on the Closing Date after the Closing; adopting or changing any Tax accounting method or period with respect to any Pre-Closing Tax Period; filing any amended Tax Return of the Transferred Company relating to any Pre-Closing Tax Period; filing any Tax Return of the Transferred Company outside the Ordinary Course of Business relating to any Pre- Closing Tax Period; making any voluntary disclosure with respect to Taxes or Tax Returns of the Transferred Company or otherwise voluntarily approaching a Governmental Entity with respect to Taxes or Tax Returns of the Transferred Company relating to any Pre-Closing Tax Period; applying for any Tax ruling that affects the Pre- Closing Tax Period; consenting to any extension or waiver of the limitation period 79 applicable to any Tax claim or assessment relating to any Pre-Closing Tax Period; entering into any closing agreement within the meaning of Section 7121 of the Code (or any similar provision of applicable state, local or non-U.S. Law) with respect to any Taxes or Tax Returns relating to any Pre-Closing Tax Period; or assuming or agreeing to indemnify any liability for Taxes of another Person. Notwithstanding anything to the contrary in the foregoing clause (C), the actions described in clause (C) do not include an election described in clause (B), any action expressly required by the terms of this Agreement or any action contemplated or undertaken in accordance with Section 7.06. (ii) Buyer and its Affiliates (including the Transferred Company) shall indemnify, defend and hold Seller and its Affiliates harmless from and against all (A) liabilities for Taxes of or in respect of the Transferred Company or the Transferred Assets relating to a Post-Closing Period, and (B) liabilities for Transfer Taxes. (iii) In the case of any Straddle Tax Period: (A) Any Taxes imposed in respect of the Transferred Assets and the periodic Taxes of the Transferred Company that are not based on income or receipts (e.g., property or ad valorem Taxes) for the Pre-Closing Tax Period shall be pro-rated between the Pre-Closing Tax Period and the Post- Closing Tax Period in the same ratio as the number of days in the Pre- Closing Tax Period bears to the number of days in the Post-Closing Tax Period; and (B) Taxes of the Transferred Company for the Pre-Closing Tax Period, other than Taxes described in Section 7.06(d)(iii)(A) above, shall be computed as if such Tax period ended as of the close of business on the Closing Date, provided that any determinations made on a time basis, such as depreciation, shall be pro-rated on a per diem basis. (iv) Seller’s obligation to make an indemnity payment pursuant to this Section 7.06(d) shall be reduced by the amount of any refunds of Taxes with respect to Pre- Closing Tax Periods to the extent received after the Closing Date by Buyer or any of its Affiliates (including the Transferred Company) and not remitted to Seller prior to the date on which Seller is otherwise required to make the applicable indemnity payment hereunder. (v) The indemnification obligations under Section 7.06(d)(i) shall survive the Closing until the date that is thirty (30) days after the expiration of the applicable statute of limitations (including extensions or waivers) with respect to the assessment of the Taxes subject to the indemnification obligation, and shall thereafter expire and be of no force or effect. (e) Tax Contests. (i) Buyer shall notify Seller within three (3) business days of receiving notice from an applicable Taxing Authority of any Tax Proceeding for a Pre-Closing Tax Period with respect to the Transferred Company or the Transferred Assets. With respect to any Tax Proceeding relating to any Taxes or Tax Returns of the Transferred Company or the Transferred Assets (not including, for the avoidance of doubt the Asset Transferring Affiliate Tax Return) in respect of any Pre-Closing Tax Period (not including, for the

80 avoidance of doubt, any Seller Tax Returns described in Section 7.06(a)(i)(B)), Seller may choose in its sole discretion (at its expense) to control, and, except as provided herein, make all decisions taken in connection with, such Tax Proceeding (including selection of counsel). Without limiting the foregoing, Seller may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Governmental Entity with respect to any Tax Proceedings, and in its sole discretion either pay the applicable Tax Liability and sue for a refund or contest the Tax at issue in such Tax Proceeding; provided, however, that notwithstanding anything herein to the contrary, (A) Buyer, and counsel of its own choosing, shall have the right to participate in such Tax Proceeding (including attending any conferences and having a reasonable opportunity to comment on any written communications to the extent relating to the Taxes at issue), (B) Seller shall keep Buyer reasonably informed of all material meetings, correspondence and issues relating to such Tax Proceeding, and (C) Seller shall not settle any such Tax Proceeding or take any action or refrain from taking any action that would reasonably be expected to prejudice Buyer or its Affiliates without the consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed). If Seller fails within thirty (30) business days of receipt of a notice of a Tax Proceeding described in this Section 7.06(e)(i) to assume control of such Tax Proceeding, then Seller shall be deemed to have waived its right to control the Tax Proceeding and Buyer shall have the right to control such Tax Proceeding, provided that Buyer (D) shall keep Seller reasonably informed all material meetings, correspondence and issues relating to such Tax Proceeding and (E) shall not settle any such Tax Proceeding or take any action or refrain from taking any action that would reasonably be expected to prejudice Seller or its Affiliates (including the Transferred Company with respect to any Pre-Closing Tax Period) without the consent of Seller (which consent shall not be unreasonably withheld, conditioned or delayed). (ii) Except as otherwise provided herein, Buyer shall control all Tax Proceedings with respect to the Transferred Company solely in respect of any Post-Closing Tax Period, but shall in not have the right to control any Tax Proceeding relating to any Seller Tax Return. Notwithstanding anything to the contrary herein, Buyer shall not have the right to participate in any Tax Proceeding relating to any Tax Return of an affiliated, consolidated, combined, unitary or aggregate group of which Seller or any of its Affiliates or Asset Transferring Affiliate is part for any taxable period. (f) Miscellaneous; Cooperation. (i) Buyer shall not, shall not permit any Affiliate (including the Transferred Company) to, and shall ensure that none of its Affiliates (including the Transferred Company) will not, take any action on the Closing Date after the Closing other than in the Ordinary Course of Business except as expressly required by this Agreement or with Seller’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). (ii) Except as otherwise provided in this Section 7.06, with respect to the Transferred Company, Buyer shall not make or change any election with respect to Taxes that would give rise to a Seller Tax indemnity obligation under Section 7.06(d)(i) or reduce any Tax asset of Seller or any of its Affiliates, unless such election is required by applicable Law, in which case Buyer shall notify Seller as soon as reasonably practicable. 81 (iii) Buyer, the Transferred Company and each of their respective Affiliates, on the one hand, and Seller and its respective Affiliates, on the other hand, shall provide the other with such information and records, and make such of its officers, directors, employees and agents available, as may reasonably be requested by such other party in connection with the preparation of any Tax Return or the conduct of any Tax Proceeding relating to the Transferred Company and/or the Transferred Assets for any Pre-Closing Tax Period or a Straddle Tax Period, and shall cooperate in contesting any Tax Proceeding, which cooperation shall include the retention and, upon request, the provision to the requesting party of records and information, including copies of any relevant Tax Returns and supporting work schedules, which are reasonably relevant to such Tax Proceeding, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Proceeding. Buyer, Seller and their respective Affiliates (including the Transferred Company) shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of Section 7.06(e)(i). Buyer shall, within 120 days after the end of the applicable Tax period, prepare, or cause the Transferred Company to prepare, all Tax work paper preparation packages necessary to enable Seller to prepare, or cause to be prepared, all Tax Returns that Seller is obligated to prepare, or cause to be prepared, with respect to any Pre- Closing Tax Period or a Straddle Tax Period. Notwithstanding anything herein to the contrary, neither Seller nor Buyer shall be required to provide the respective other party with a copy of, or otherwise disclose the contents of, any consolidated, combined, unitary or similar Tax Return of which Seller (or any of its Affiliates) or Buyer (or any of its Affiliates), as applicable, is part. (iv) Notwithstanding anything herein to the contrary, any claims for any and all Tax matters shall be made only pursuant to, and the procedures with respect thereto shall be governed exclusively by, this Section 7.06 and shall not be governed by the provisions of Article X; provided, however, that Sections 10.01, 10.07, 10.08 and 10.09 shall apply to such claims and such procedures with respect thereto. For purposes of Sections 10.07, 10.08 and 10.09, (A) a party entitled to indemnification under this Section 7.06 shall be an Indemnified Party and (B) a party with an indemnification obligation under this Section 7.06 shall be an Indemnifying Party. (v) At or by the Closing Date, Seller shall deliver to Buyer copies of all pro forma Tax Return workpapers relating to the Transferred Company since January 1, 2017 (other than any consolidated federal income Tax Return or any similar combined, consolidated, affiliated, or unitary state income tax return (or any portion thereof)) that includes Seller. Section 7.07. Ancillary Agreements. At the Closing, Buyer and Seller shall, or shall cause their relevant Affiliates to, enter into, execute and deliver (a) the Transition Services Agreement, substantially in the form attached as Exhibit D (the “Transition Services Agreement”) and (b) Transition Manufacturing Agreement, substantially in the form attached as Exhibit E (the “Transition Manufacturing Agreement”). In addition, at the Closing, Buyer shall enter into, execute and deliver the Guaranty, substantially in the form attached as Exhibit F (the “License Guaranty”). 82 Section 7.08. Replacement of Seller Guaranties. On or prior to the Closing, Buyer shall use commercially reasonable efforts (and Seller shall reasonably cooperate with Buyer in good faith) so as to cause the replacement, effective as of the Closing, of the guaranties, letters of credit and other sureties provided by Seller or any of its Affiliates (other than the Transferred Company) to the Transferred Company that are set forth on Schedule 7.08 (the “Credit Support Items”), on a like-for-like basis; provided that if any Credit Support Item is not replaced effective as of the Closing, Buyer shall use its commercially reasonable efforts to replace such Credit Support Item promptly after the Closing and shall indemnify Seller and its Affiliates against, and hold each of them harmless from, any and all Damages (including all out- of-pocket costs and expenses incurred by Seller or its Affiliates to maintain such Credit Support Item) incurred or suffered by Seller or any of its Affiliates related to or arising out of such Credit Support Item. Section 7.09. Confidentiality. (a) Buyer acknowledges that the information provided to it and its Affiliates and their respective representatives in connection with the consummation of the Transactions shall be deemed Information (as defined in the Confidentiality Agreement) subject to the terms of the Confidentiality Agreement. Effective upon, and only upon, the Closing, (i) the Confidentiality Agreement shall terminate with respect to information to the extent relating solely to the Transferred Company, the Transferred Assets or the Assumed Liabilities and (ii) the term of the Confidentiality Agreement provided under Section 17 thereof shall be deemed to be amended so as to expire on the tenth (10th) anniversary of the Closing Date; provided, however, that Buyer acknowledges that any and all other information provided to it or any of its Affiliates by Seller, any of its Affiliates or their respective representatives concerning Seller or any of its Affiliates (other than information relating solely to the Transferred Company, the Transferred Assets or the Assumed Liabilities) shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing; provided, further, that such termination of the Confidentiality Agreement shall in no way prejudice or adversely affect Seller’s or its Affiliates’ ability after the Closing to seek damages, or any other remedy available to Seller or its Affiliates, with respect to a violation by Buyer (or its Affiliates or representatives) of the Confidentiality Agreement relating to Information (as defined therein) prior to the Closing. (b) For a period of ten (10) years following the Closing Date, Seller shall, and shall cause its Affiliates to, keep confidential and not disclose to any Person all confidential or proprietary information, knowledge and data relating to Buyer or relating solely to the Transferred Company, the Transferred Assets or the Assumed Liabilities, except to the extent that any disclosure of such information is (i) authorized in writing by Buyer, (ii) made in connection with the enforcement of any right or remedy relating to this Agreement or any of the other Transaction Documents or the Transactions or (iii) is required by Law (so long as, to the extent legally permissible and feasible, Seller provides Buyer with reasonable prior notice of such disclosure and a reasonable opportunity to contest such disclosure and if, in the absence of a protective order or the receipt of a waiver hereunder, Seller is, on the advice of counsel, compelled to disclose any such information, Seller may disclose such information, provided, however, that Seller shall use commercially reasonable efforts to obtain, at the reasonable request of Buyer and at Buyer’s expense, an order or other assurance that confidential treatment will be accorded to such portion of the information); 83 provided that such confidentiality obligations shall not extend to information, knowledge and data that (i) is now or hereafter becomes public through no fault of, or disclosure by, Seller or its Affiliates, (ii) is acquired lawfully from a third party having the right to disclose such information provided that such third party is not, to the knowledge of Seller, obligated to the party providing information to keep such information confidential, or (iii) is independently developed by or for Seller or its Affiliates without the benefit of or access to the information, knowledge or data. Section 7.10. Responsibilities for Certain Payables. With respect to the “Accounts Payable, Indirect” included within Working Capital, Seller shall, or shall cause one its Affiliates to, pay such amounts to the applicable recipient when due and Buyer shall reimburse Seller for such amounts promptly (and in any event within 15 days) following payment thereof by Seller or its Affiliates. Section 7.11. Certain Product Registrations. At the Closing, Seller shall, and shall cause its Affiliates to, transfer, assign and deliver to the Transferred Company the Product Registrations set forth on Schedule 7.11. Promptly following the Closing, Seller shall, and shall cause its Affiliates to, transfer, assign and deliver to the Transferred Company copies of all such Product Registrations. For purposes of Article III, the representations and warranties of Seller shall be deemed to be made as though the Product Registrations set forth on Schedule 7.11 were transferred as of the date of this Agreement in accordance with this Section 7.11. Section 7.12. Assurances. (a) Subject to Section 2.03(c), for a period of up to eighteen (18) months after the Closing Date, if either Buyer or Seller becomes aware that any of the Transferred Assets has not been transferred to Buyer or its Affiliates or that any of the Excluded Assets has been transferred to Buyer or its Affiliates, it shall promptly notify the other and the parties hereto shall, as soon as reasonably practicable, ensure that such property is transferred, at Buyer’s expense and with any necessary prior third-party consent or approval, to: (i) Buyer Israeli Subsidiary, in the case of any Transferred Asset which was not transferred at the Closing, or (ii) Seller or Asset Transferring Affiliate, in the case of any Excluded Asset which was transferred at the Closing. (b) From and after the Closing, if Seller or any of its Affiliates receives any money, which, following the assignment of accounts receivable under the Transferred Commingled Contracts contemplated by Section 6.09, is intended to be the property of the Transferred Company, then Seller or such Affiliate shall promptly remit, or shall cause to be remitted, such amount to an operating account of the Transferred Company (the wire instructions for which shall be delivered by Buyer to Seller in writing). From and after the Closing, if the Transferred Company receives any money with respect to any Contract set forth on Schedule 6.09(b)(i) or Schedule 6.09(b)(ii), which, pursuant to the terms of this Agreement is not intended to be the property of the Transferred Company, then Buyer shall cause the Transferred Company to promptly remit such amount to an operating account of Seller (the wire instructions for which shall be delivered by Seller to Buyer in writing). From and after the Closing, if Seller or any of its Affiliates receives any invoice with respect to any accounts payable assumed by the Transferred Company as described in this Section 6.09,

84 Seller shall promptly deliver, or shall cause to be promptly delivered, such invoice to the Transferred Company. Section 7.13. Bulk Transfer Laws. Each of Buyer and Buyer Israeli Subsidiary acknowledges that Seller and Asset Transferring Affiliate have not taken, and do not intend to take, any action required to comply with any applicable bulk sale or bulk transfer Laws or similar Laws of any jurisdiction. Each of Buyer and Buyer Israeli Subsidiary hereby waives compliance by Seller and Asset Transferring Affiliate with the provisions of any bulk sale or bulk transfer Laws or similar Laws of any jurisdiction in connection with the Transactions. Section 7.14. Other Transaction Matters. Each of Seller and Buyer shall, and shall cause each of its Affiliates to, comply with the applicable obligations set forth on Schedule 7.14. Section 7.15. Certain TMA-Related Contracts. (a) As soon as reasonably practicable following the termination or expiration of the Transition Manufacturing Agreement, Seller shall, and shall cause its relevant Affiliates to, transfer, assign and deliver to the Transferred Company all of Seller’s and its Affiliates’ right, title and interest in, to and under the Transferred TMA-Related Contracts to the extent related to the Business. In connection therewith, Buyer shall cause the Transferred Company to assume, and undertake to pay, perform and discharge as and when due, all Assumed Post-Closing Contract Liabilities with respect to the Transferred TMA-Related Contracts. After such assignment, Buyer shall cause the Transferred Company to pay all Assumed Post-Closing Contract Liabilities with respect to the Transferred TMA-Related Contracts as and when such liabilities become due and promptly reimburse Seller for the performance by Seller (or any of its Affiliates) of any Assumed Post-Closing Contract Liability with respect to the Transferred TMA-Related Contracts the performance of which by, or on behalf of, the Transferred Company is not accepted by the obligee in the exercise of such obligee’s lawful rights. (b) For each Contract set forth on Schedule 7.15 that, pursuant to its terms, does not permit Seller or its Affiliates to assign to the Transferred Company the rights of Seller or its Affiliates under such Contract to the extent related to the Business without the consent of the counterparty thereto, Seller shall, no later than the date that is eighteen (18) months prior to the expiration of the Transition Manufacturing Agreement, facilitate the introduction of (x) a contact person designated by Buyer or the Transferred Company to (y) an appropriate point of contact for the counterparty to such Contract to assist Buyer in procuring replacement arrangements in lieu of such Contract following the expiration of the Transition Manufacturing Agreement. Notwithstanding the foregoing, Seller’s obligations pursuant to this Section 7.15 shall in no event require Seller or any of its Affiliates to pay any consideration, make any concession or take any additional actions outside of facilitating such introductions in connection with Buyer’s procurement of such replacement arrangements. 85 Article VIII Employees Section 8.01. Employee Benefits Matters. (a) From and after the date of this Agreement until the Closing Date, Buyer shall consult with Seller and obtain Seller’s consent before distributing any communications to any Employee of the Business whether relating to employee benefits, post-Closing terms of employment or otherwise. Buyer shall provide Seller with advance copies of, and a reasonable opportunity to comment on, all such communications. From and after the date of this Agreement until the Closing Date, Seller and Buyer agree to cooperate (i) to establish, no later than 30 business days following the date of this Agreement, a communications plan for purposes of communicating details regarding the Transactions and the actions contemplated by this Section 8.01 to Employees of the Business, including the employment offers contemplated by Section 8.01(f) (the “Communications Plan”) and (ii) to periodically update the Communications Plan prior to the Closing Date; provided that, for the avoidance of doubt, any communications to any Employee of the Business distributed by Buyer pursuant to the Communications Plan shall remain subject to the first two sentences of this Section 8.01(a). From and after the date of this Agreement, Buyer and Seller shall cooperate to address any Contracts between the Transferred Company or Asset Transferring Affiliate and any non-employee Service Provider. (b) Within ten (10) business days of the date of this Agreement, Seller shall provide Buyer with a list on Schedule 8.01(b) containing, as of the date of this Agreement, an identification number, date of hire, position, location, base salary, wage rate, overtime classification (e.g., exempt or non-exempt), overtime payment, bonus and sales incentive target, target equity grant, equity participation rate, information about any current or pending workers’ compensation benefits, sick leave entitlement, yearly vacation entitlement and accrual rate, prior notice entitlement, severance/termination payments, travel entitlement (e.g., travel allowance/car allowance/leased car arrangement/car maintenance allowance), 2023 benefit elections, expected 2024 employee contribution increase and the information required to be provided pursuant to Section 8.01(n) of each individual identified by Seller as expected to be an Employee of the Business, and with respect to Asset Transferring Affiliate’s Employees of the Business, pension/provident fund/education fund contributions, including employer/employee contribution rates and the salary basis for such contributions, and whether such employee is subject to the Section 14 Arrangement under the Israeli Severance Pay Law – 1963 (the “Section 14 Arrangement”) (and if such employee is subject to the Section 14 Arrangement, an indication of whether such arrangement applies to such employee from the commencement of his/her employment on the basis of his/her entire salary); provided, however, that such list shall include the names of Non-U.S. Business Employees. Seller shall update such information periodically prior to the Closing Date to reflect new hires, leaves of absence, employment terminations, changes to compensation, and any other material changes thereto, and will also include accrued and unused sick leave entitlement, and provide copies of such updated lists and information to Buyer. (c) Each Employee of the Business who, as of the Closing Date, is on an approved leave of absence from work with Seller or its Affiliates (including military reserve 86 duty, short-term disability or workers compensation) or whose employment may not be terminated subject to applicable Law is herein referred to as an “Inactive Employee”. Seller and its Affiliates shall ensure that each Inactive Employee shall be employed by an entity other than the Transferred Company as of immediately prior to the Closing. Buyer shall offer employment to each Inactive Employee on the earliest practicable date following the return of such Inactive Employee to work with Seller and its Affiliates, or otherwise upon the consummation of the legal circumstances allowing the termination of employment of such Inactive Employee, on terms and conditions consistent with this Section 8.01; provided that, for employees on approved leave of absence, such employee returns to work within 180 days following the Closing Date or such time as required by applicable Law (even if in excess of 180 days). Seller shall promptly notify Buyer of the occurrence and end of any such leave of absence. In the case of any Inactive Employee who becomes a Transferred Employee on or after the day following the Closing Date, all references in this Article VIII to (i) the Closing or the Closing Date (other than in this Section 8.01(c)) shall be deemed to be references to the day prior to the date on which such individual becomes a Transferred Employee or such date allowing the transfer subject to applicable Law and (ii) the Transfer Time shall be deemed to be references to 12:01 A.M., local time, on the date that such individual becomes a Transferred Employee. (d) Those Employee of the Business listed on Schedule 8.01(d) are herein referred to as the “Transition Employees”. Seller and its Affiliates shall ensure that each Transition Employee (other than any Transition Employee that may be hired by Seller or its Affiliates after the Closing, as specified on Schedule 8.01(d)) shall be employed by an entity other than the Transferred Company as of immediately prior to the Closing. Buyer shall offer employment to each Transition Employee as of the end of the applicable transition services under the Transition Services Agreement or Transition Manufacturing Agreement (or at such other time mutually agreed between Buyer and Seller) (the applicable date for each Transition Employee, the “Transition End Date”) on terms and conditions consistent with this Section 8.01 and shall hire each such Transition Employee who accepts such offer of employment. The Continuation Period (as defined below) with respect to such Transition Employees shall run concurrently with the period of time during which the applicable transition services are performed under the Transition Services Agreement or Transition Manufacturing Agreement so that, with respect to each Transition Employee, the Continuation Period shall not extend beyond the Transition End Date if such date occurs after the second (2nd) anniversary of the Closing Date. Seller and its Affiliates shall enter into retention incentive agreements with the Transition Employees during the transition service period which shall be subject to review and consultation by Buyer; provided, further, that notwithstanding the foregoing, Buyer and its Affiliates’ obligations to provide severance in accordance with Section 8.01(j) or Section 8.01(m), as applicable, shall end on the later of (i) the end of the Continuation Period and (ii) three (3) months following the Transitions Employee’s commencement of employment with Buyer and its Affiliates. Seller and its Affiliates shall not terminate any Transition Employee, other than for cause (as determined by Seller in good faith), without consultation in good faith with Buyer and shall use commercially reasonable efforts to replace any Transition Employee who terminates employment prior to the Transition End Date, and shall consult in good faith with Buyer with respect to any such replacement. Any such replacement employee shall then be considered a “Transition Employee.” In the case of any Transition Employee who becomes a Transferred 87 Employee on or after the day following the Closing Date, all references in this Article VIII to (i) the Closing or the Closing Date (other than in this Section 8.01(d) and for purposes of the definition of Continuation Period below) shall be deemed to be references to the day prior to the date on which such individual becomes a Transferred Employee or such date allowing the transfer subject to applicable Law and (ii) the Transfer Time shall be deemed to be references to 12:01 A.M., local time, on the date that such individual becomes a Transferred Employee. (e) With respect to U.S. Transferred Employees, Seller and Buyer intend that the Transactions should not constitute a separation, termination or severance of employment of any such Employee of the Business prior to or upon the occurrence of the Transfer Time, including for purposes of any Business Employee Benefit Plan that provides for separation, termination or severance benefits, and that such employee will have continuous and uninterrupted employment immediately before and immediately after the Transfer Time. With respect to Non-U.S. Employees of the Business, Seller and its Affiliates shall use commercially reasonable efforts to provide thirty (30) days’ notice (or a longer notice period if required under the employment agreements of such Employees of the Business) of the termination of employment with Seller and its Affiliates in connection with the Closing Date, and may make a “payment in lieu” of the applicable notice period to such Employees of the Business. (f) Prior to the Closing Date, to the extent permitted by Law, Seller, or its applicable Affiliate, will terminate the employment of each Non-U.S. Employee of the Business, such termination to be effective as of the Closing Date, or such date after Closing that is the earliest date permitted by applicable Law. Buyer or one of its Affiliates will offer employment to (i) each Non-U.S. Employee of the Business who is not an Inactive Employee effective at 12:01 A.M., local time, on the day of the Closing Date (the “Transfer Time”) and (ii) each Inactive Employee in accordance with Section 8.01(c) of this Agreement. For Non- U.S. Employees of the Business who are not Inactive Employees, (x) Seller and its Affiliates shall provide notifications of termination to such Non-U.S. Employees of the Business at least fifteen (15) days prior to Closing, and (y) Buyer or its Affiliate will provide such offers as soon as reasonably practicable after Seller and its Affiliates provide the Non-U.S. Employee of the Business notification of termination and, in any event, at least fifteen (15) days prior to Closing. Offers pursuant to this Section 8.01(f) shall (i) be for a comparable position at the same or a nearby geographic work location, in each case, to those as of the Closing Date, (ii) for Non-U.S. Employees of the Business, be in a manner which shall not be deemed as derogating from their terms of employment and shall provide to each Transferred Employee no less favorable terms of employment, as applicable prior to the Transfer Time and for employment with Buyer Israeli Subsidiary, (iii) for U.S. Employees of the Business, be sufficient to avoid any severance obligations under applicable Law, a Seller Employee Benefit Plan, or applicable Contract and (iv) otherwise comply in all respects with applicable Law (including with respect to compensation and benefits). (g) Seller and its Affiliates shall pay Transferred Employees for salary, accrued vacation and, except as expressly set forth in Section 8.01(n), Section 8.01(o) or Section 8.01(p), all other wages and other compensation due and earned through the Closing Date. Immediately following Closing, each Transferred Employee will be eligible for paid vacation or time off from Buyer and its Affiliates at an accrual rate not less than the accrual

88 rate for such Transferred Employees at Seller or its Affiliate in effect immediately prior to Closing. (h) [Reserved] (i) With respect to U.S. Transferred Employees, during such Transferred Employee’s employment with Buyer or its Affiliate and through the second anniversary of the Closing Date (the “Continuation Period”, which for any Non-U.S. Transferred Employee, shall include such longer period as may be required by applicable Law), Buyer or its Affiliates: (i) shall provide to each such Transferred Employee (A) total cash compensation in the aggregate that is no less favorable than the total cash compensation, including base salary, wage rate, and bonus and sales incentive compensation targets, in each case, which are set forth with respect to each Transferred Employee as of immediately prior to the Transfer Time on Schedule 8.01(b); provided, however, that no base salary or wage rate may be decreased, (B) the incentive equity programs offered by Buyer and its Affiliates in accordance with the eligibility and other terms and conditions applicable to similarly situated employees of Buyer and its Affiliates (which, for the avoidance of doubt, might not include participation for certain U.S. Transferred Employees), and (C) employee benefits (including health and welfare benefits, but excluding defined benefit retirement benefits, retiree medical, retiree life insurance benefits and other immaterial employee benefit plans and arrangements (e.g., employee policies)) under plans, programs and arrangements that will provide benefits to such Transferred Employee that are no less favorable, in the aggregate, than the benefits provided by Seller and its Affiliates immediately prior to the Closing Date; and (ii) shall provide an office (which may be remote) within a commute of no more than 50 miles from his or her office as of immediately prior to the Closing Date; provided that if a relocation beyond that distance is required and such employee’s employment terminates as a result of his or her desire not to accept such a relocation, such employee shall receive the severance benefits at the level set forth in Section 8.01(j). The value of any Make-Whole Compensation provided to the Transferred Employees shall not be considered in determining whether Buyer and its Affiliates have satisfied their obligations pursuant to this Section 8.01(i). Nothing contemplated by this Agreement shall be construed as requiring either Buyer or any of its Affiliates to continue the employment of any U.S. Transferred Employee or of any Non-U.S. Transferred Employee for any period after the Closing Date. (j) With respect to U.S. Transferred Employees, for the Continuation Period, Buyer or its Affiliates shall provide severance benefits to each such Transferred Employee who experiences a Qualifying Termination that are no less favorable than the better of (i) those severance or termination benefits applicable to such Transferred Employee who enters into a release of claims as of immediately prior to the Closing Date and (ii) those provided under Buyer’s severance plan, program, policy or practice (whether contractual or otherwise) on the date of such Transferred Employee’s termination. Such severance benefits shall be subject to the Transferred Employee executing, and not revoking, a reasonable, customary release of all employment-related claims in favor of Buyer, Seller and their Affiliates and related parties. A Transferred Employee shall have at least twenty-one (21) days (or such longer period as required by applicable Law) to review and consider such release. This release requirement and process is referred to as the “Release Requirement”. (k) With respect to U.S. Transferred Employees, effective from and after the Transfer Time, Buyer and its Affiliates shall (i) recognize, for all purposes (other than benefit 89 accrual under a defined benefit pension plan) under all plans, programs and arrangements established or maintained by Buyer or its Affiliates for the benefit of such Transferred Employees, service with Seller and its Affiliates prior to the Transfer Time to the extent such service was recognized under the corresponding Business Employee Benefit Plan covering such Transferred Employees, including for purposes of eligibility, vesting and benefit levels and accruals, in each case, except where it would result in a duplication of benefits, (ii) waive any pre-existing condition exclusion, actively-at-work requirement or waiting period under all employee health and other welfare benefit plans established or maintained by Buyer or its Affiliates for the benefit of such Transferred Employees, except to the extent such pre- existing condition, exclusion, requirement or waiting period would have applied to such individual under the corresponding Business Employee Benefit Plan and (iii) provide full credit for any co-payments, deductibles or similar payments made or incurred prior to the Transfer Time for the plan year in which the Closing occurs. (l) No later than the Closing Date, Buyer shall establish or cause to be established, at its own expense, all necessary retirement, employee welfare and employee benefit plans for U.S. Transferred Employees, as applicable. Effective as of the Transfer Time, each Transferred Employee shall cease to be an employee of Seller and its Affiliates and shall cease to participate in any Business Employee Benefit Plan (other than any Assumed Benefit Plan) as an active employee. Seller shall be, or shall cause its Affiliates to be, responsible for all (i) medical, vision, dental and prescription drug claims for expenses incurred by any U.S. Transferred Employee or his or her dependents, (ii) claims for short- term and long-term disability income benefits incurred by any U.S. Transferred Employee and (iii) claims for group life, travel and accident, and accidental death and dismemberment insurance benefits incurred by any U.S. Transferred Employee, in each case, prior to the Transfer Time. Buyer shall be, or shall cause its Affiliates to be, responsible for all (A) medical, vision, dental and prescription drug claims for expenses incurred by any Transferred Employee or his or her dependents, (B) claims for short-term and long-term disability income benefits incurred by any U.S. Transferred Employee and (C) claims for group life, travel and accident, and accidental death and dismemberment insurance benefits incurred by any U.S. Transferred Employee, in each case, on or after the Transfer Time. Except in the event of any claim for workers compensation benefits, for purposes of this Agreement, the following claims and liabilities shall be deemed to be incurred as follows: (1) medical, vision, dental and/or prescription drug benefits (including hospital expenses), upon provision of the services, materials or supplies comprising any such benefits and (2) short-term and long-term disability, life, accidental death and dismemberment and business travel accident insurance benefits, upon the death, illness, injury or accident giving rise to such benefits. Seller and its Affiliates shall be responsible for all claims for workers compensation benefits that are incurred prior to the Transfer Time by any U.S. Transferred Employee. Buyer and its Affiliates shall be responsible for all claims for workers compensation benefits that are incurred on or after the Transfer Time by any U.S. Transferred Employee. A claim for workers compensation benefits shall be deemed to be incurred when the event giving rise to the claim (the “Workers Compensation Event”) occurs. If the Workers Compensation Event occurs over a period both preceding and following the Transfer Time, the claim shall be the joint responsibility and liability of Seller and Buyer and shall be equitably apportioned between Seller and Buyer based upon the 90 relative periods of time that the Workers Compensation Event transpired preceding and following the Transfer Time. (m) Notwithstanding any other provision of this Section 8.01 to the contrary, with respect to each Non-U.S. Transferred Employee, during the Continuation Period, Buyer or its Affiliates shall provide to such employee (i) terms and conditions of employment (including seniority and other service credit) that individually, are no less than as required by applicable Law, and are no less favorable than those provided by Seller and its Affiliates immediately prior to the Transfer Time and (ii) amounts (and, to the extent required by applicable Law, types, including defined benefit pension benefits, where applicable) of compensation and benefits (including severance and equity compensation benefits) that, individually, are no less than as required by applicable Law and, in the aggregate, are no less favorable than those provided by Seller and its Affiliates immediately prior to the Transfer Time. For the avoidance of doubt, Buyer may satisfy its obligations pursuant to the preceding sentence by providing cash payments or other benefits in lieu of equity compensation benefits (unless otherwise required by applicable Law). The value of any Make-Whole Compensation provided to the Non-U.S. Transferred Employees shall not be considered in determining whether Buyer and its Affiliates have satisfied their obligations pursuant to this Section 8.01(m). (n) For each such Unvested LTI Award of a Transferred Employee as of immediately prior to the Transfer Time, Buyer shall, or shall cause one of its Affiliates to, provide such Transferred Employee with Make-Whole Compensation as soon as practicable, but in no event later than ten (10) business days, following the Transfer Time. With respect to any Unvested LTI Award, “Make-Whole Compensation” means one or more types of compensation, which may be either cash based or equity based, vested or unvested, that provides the Transferred Employee with (i) an aggregate economic value at least equal to the value of the applicable Unvested LTI Award and (ii) vesting, payment and termination terms and schedules that, in each case are no less favorable than those of the applicable Unvested LTI Award. For purposes of clause (i) of the immediately preceding sentence, the value of any Unvested LTI Awards that (A) are in the form of restricted stock or restricted stock units shall be determined based on the trading price of Parent common stock as of the close of trading on the business day immediately prior to the Transfer Time; (B) are in the form of stock options shall be determined based on the intrinsic value (i.e., spread value) of the stock options based on the difference between the applicable exercise price and the trading price of Parent common stock as of the close of trading on the business day immediately prior to the Transfer Time; and (C) have not been granted but are included in clause (ii) of the definition of “Unvested LTI Awards” shall be equal to the target value. Without limitation of the foregoing, in the event that a Transferred Employee experiences a Qualifying Termination, subject to the Transferred Employee’s satisfaction of the Release Requirement, Buyer or its Affiliate shall promptly vest and, if applicable, pay a pro-rated portion of any Make-Whole Compensation that is unvested at the time of such termination. If applicable, Buyer or its Affiliate shall also promptly pay any such Transferred Employee’s Make-Whole Compensation that is vested and unpaid at the time of such termination. Seller shall include on Schedule 8.01(b) all long term incentive awards held by Employees of the Business that Seller expects to be Unvested LTI Awards listed on Schedule 8.01(b), including, with respect to each such long term incentive award, (x) the vesting schedule and (y) the applicable holder’s Retirement Eligibility Date, and Seller shall update the applicable portion of 91 Schedule 8.01(b) prior to the Transfer Time to reflect the grant, vesting and forfeiture of long term incentive awards. (o) Seller and its Affiliates shall pay each Transferred Employee for incentive compensation earned under the incentive compensation plan of Seller or one of its Affiliates in which such Transferred Employee participates (each, a “Seller Bonus Plan”) for 2023 in accordance with the terms of the applicable Seller Bonus Plan. Solely in the event the Closing occurs on or after May 1, 2024, as soon as practicable following the date on which Buyer and its Affiliates have paid all incentive compensation amounts for 2024 (each, a “2024 Bonus Amount”) to all Transferred Employees in any country, Buyer shall provide Seller with a schedule (the “2024 Paid Bonus Schedule”) that sets forth the name of each Transferred Employee in such country who received a 2024 Bonus Amount and the amount so paid to such Transferred Employee, and not later than 30 business days following the receipt of such 2024 Paid Bonus Schedule, Seller, or one of its Affiliates, shall pay to Buyer (i) the portion of each 2024 Bonus Amount set forth on such Paid Bonus Schedule equal to (A) the 2024 Bonus Amount (or, if lower, the Transferred Employee’s 2024 target bonus amount, as indicated on Schedule 8.01(b)), multiplied by (B) a fraction, the numerator of which is the number of days beginning with January 1, 2024 and ending on the date of the Transfer Time, and the denominator of which is 366, plus (ii) the employer portion of employment Taxes on the amounts described in the immediately preceding clause (i). This Section 8.01(o) shall not apply to the Transition Employees and Seller and its Affiliates shall be responsible for providing bonuses to Transition Employees, including pursuant to Section 8.01(d), for the year commencing January 1, 2024. The foregoing rules in this Section 8.01(o) shall not apply to payments under any sales incentive arrangements of Seller and its Affiliates (“Seller Sales Plans”). Seller or its Affiliates shall make all payments under the Seller Sales Plans that are due and earned through the Closing Date in accordance with the terms of the Seller Sales Plans. (p) Buyer shall, or shall cause its Affiliate to, assume and perform all obligations, including making payments to the Transferred Employee in accordance with the terms thereof, under (i) each Business as Usual Retention Agreement (as defined in Schedule 3.17(b)) between Seller or its Affiliates and an Employee of the Business who becomes a Transferred Employee prior to the satisfaction of all payments under such Business as Usual Retention Agreement and (ii) each sales differential award made under Seller’s Sales Differential Policy prior to Closing to an Employee of the Business who is a participant in Seller’s Sales Differential program as of the date of this Agreement and who becomes a Transferred Employee. (q) If any Employee of the Business requires a work permit or employment pass or other legal or regulatory approval for his or her employment with Buyer or its Affiliates, Buyer shall, and shall cause its Affiliates to, use their commercially reasonable efforts to cause any such permit, pass or other approval to be obtained or, if applicable, to be linked to Buyer’s name, and in effect prior to the Closing Date. In the event an applicable work permit for an Employee of the Business is not in place with Buyer or its applicable Affiliate as of the Closing Date, Buyer shall, and shall cause its Affiliates to, continue to use their commercially reasonable efforts to obtain the applicable work permit and the parties shall reasonably cooperate to agree on an alternative timeframe for the transfer of such Employee of the Business. To the extent Seller makes the services of such Employee of the

92 Business available to Buyer through an employee secondment or similar arrangement, Buyer shall be responsible for the economic costs of such individual’s compensation and benefits (including reimbursement for any expenses incurred by such Employee of the Business, all applicable fees, Taxes and other amounts owed to third parties and all applicable social or national insurance contributions) for such service period until the applicable work permit can be obtained. (r) At least two (2) weeks prior to the Transfer Time, to the extent permitted by applicable Law, Seller shall provide to Buyer and its Affiliates copies of all employment records for each Transferred Employee required to be provided to Buyer and its Affiliates under applicable Law or as necessary for Buyer to establish payroll systems or employee benefit plans as of the Transfer Time. Buyer shall maintain all such records in compliance with, and for the time periods specified under, applicable Law. Seller shall be permitted to retain copies of such employment records, except where prohibited by applicable Law. Buyer and its Affiliates shall ensure that all such records are used only in connection with the employment of such Transferred Employee and shall keep such employment records confidential; provided that Buyer and its Affiliates shall indemnify and hold harmless Seller and its Affiliates from and against any statutory, common Law or other claims that arise from the use of such employment records other than for employment, compensation or termination-related purposes. (s) In the United States, pursuant to IRS Revenue Procedure 2004-53, Buyer and Seller and their respective Affiliates shall apply the “standard procedure” for purposes of employee payroll reporting with respect to any Employee of the Business who was employed by Seller or an Affiliate of Seller other than the Transferred Company. (t) Solely to the extent the Closing occurs on or after January 1, 2024, Buyer and Seller agree to the following terms and conditions with respect to the health flexible spending reimbursement accounts. With respect to the U.S. Transferred Employees, Buyer and Seller agree to facilitate a spin-off of the health flexible spending reimbursement accounts from the Seller’s Section 125 plan to Buyer’s Section 125 plan and Buyer shall honor and continue through the end of the calendar year in which the Closing Date occurs the elections made by each U.S. Transferred Employee under the Seller’s Section 125 plan in respect of the health flexible spending reimbursement accounts that are in effect immediately prior to the Closing. As soon as practicable following the Closing Date, Seller shall cause to be transferred from the Seller’s Section 125 plan to the Buyer’s Section 125 plan the excess of the aggregate accumulated contributions to the health flexible spending reimbursement accounts made prior to the Closing during the year in which the Closing Date occurs by U.S. Transferred Employees over the aggregate reimbursement payouts made prior to the Closing for such year from such accounts to the Transferred Employees. U.S. Transferred Employees shall be treated as if their participation had been continuous from the beginning of Seller’s plan year in which the Closing Date falls and their existing salary reduction elections shall be taken into account for the remainder of Buyer’s plan year in which the Closing Date falls as if made under Buyer’s health flexible spending account. Buyer’s health flexible spending account shall provide reimbursement for medical care expenses incurred by U.S. Transferred Employees at any time during Seller’s plan year in which the Closing Date falls (including claims incurred before the Closing Date), up to the amount of such Transferred Employees’ elections and reduced by amounts previously reimbursed by Seller’s health flexible spending 93 account. If, as of the Closing Date, the amount reimbursed to such U.S. Transferred Employees under the Seller health flexible spending account for the plan year in which the Closing Date occurs exceeds the amount of contributions made by U.S. Transferred Employees to the Seller health flexible spending account for such plan year, as of the last day of the plan year, Buyer shall pay to Seller an amount up to the amount of such excess for each such U.S. Transferred Employee based upon the amount received in contributions from the Transferred Employee following the Closing Date in the plan year in which the Closing Date occurs. This Section 8.01(t) shall be interpreted and administered in a manner consistent with Rev. Rul. 2002-32, 2002-1 C.B. 1069 (June 6, 2002). (u) The provisions contained in this Agreement with respect to any Employee of the Business are included for the sole benefit of the respective parties hereto and shall not create any right in any other person, including any Employee of the Business (or dependent or beneficiary of any of the foregoing). Nothing herein shall be deemed an amendment of any plan providing benefits to any Employee of the Business. Article IX Termination Section 9.01. Buyer Termination. This Agreement may be terminated by Buyer: (a) at any time prior to the Closing, if (i) Seller shall have failed to comply, in any material respect, with any of Seller’s covenants or agreements contained in this Agreement or (ii) any one or more of the representations or warranties of Seller contained in this Agreement shall prove to have been inaccurate in any material respect when made and, in the case of clauses (i) and (ii), such failure or inaccuracy (A) would give rise, if occurring or continuing on the Closing Date, to the failure of a condition set forth in Section 5.01(a) or Section 5.01(b), as applicable, and (B) has not been cured or is incapable of being cured by Seller or its Affiliates prior to the earlier of (1) the Outside Date and (2) the 20th business day after Seller’s receipt of written notice thereof from Buyer; provided that such 20th business day shall be extended (up to the Outside Date) so long as Seller is using its commercially reasonable efforts to cure any such breach; (b) at any time prior to the Closing, if a Closing Legal Impediment exists that is final and non-appealable; or (c) if the Closing shall not have occurred on or before the Outside Date; provided, however, that Buyer may only terminate this Agreement pursuant to the preceding clauses (a), (b) or (c) if at the time of termination neither Buyer nor Buyer Israeli Subsidiary is in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement. Section 9.02. Seller Termination. This Agreement may be terminated by Seller: (a) at any time prior to the Closing, if (i) either Buyer or Buyer Israeli Subsidiary shall have failed to comply, in any material respect, with any of Buyer’s or Buyer 94 Israeli Subsidiary’s covenants or agreements contained in this Agreement or (ii) any one or more of the representations or warranties of Buyer contained in this Agreement shall prove to have been inaccurate in any material respect when made and, in the case of clauses (i) and (ii), such failure or inaccuracy (A) would give rise, if occurring or continuing on the Closing Date, to the failure of a condition set forth in Section 5.02(a) or Section 5.02(b), as applicable, and (B) has not been or is incapable of being cured by Buyer or its Affiliates prior to the earlier of (1) the Outside Date and (2) the 20th business day after Buyer’s receipt of written notice thereof from Seller; provided that such 20th business day shall be extended (up to the Outside Date) so long as Buyer and Buyer Israeli Subsidiary, as applicable, are using their commercially reasonable efforts to cure any such breach; (b) at any time prior to the Closing, if a Closing Legal Impediment exists that is final and non-appealable; or (c) if the Closing shall not have occurred on or before the Outside Date; provided, however, that Seller may only terminate this Agreement pursuant to the preceding clauses (a), (b) or (c) if at the time of termination Seller is not in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement. Section 9.03. Effect of Termination. If this Agreement is terminated pursuant to this Article IX, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any of their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents), except that the provisions of this Section 9.03 and Sections 6.04 and 7.09(a) and Article XI will survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party from liability for Damages incurred or suffered by any other party as a result of any Fraud, willful misconduct or intentional breach of any covenant contained in this Agreement. Article X Indemnification Section 10.01. Survival. None of the representations and warranties contained in this Agreement shall survive the Closing, and no claim may be made by a party against the other party after the Closing in respect of any breach of or inaccuracy in any such representation and warranty other than a claim for Fraud. The covenants or agreements contained in Sections 6.01, 6.02, 6.07, 6.09, 6.10 and Section 8.01(e)-(f) of this Agreement shall survive for a period of twelve (12) months following the Closing. The covenants or agreements contained in this Agreement which by their terms contemplate performance after the Closing Date shall survive the Closing until fully performed or, if a shorter period of time, until the expiration of the term of the undertaking set forth in such agreements and covenants. Section 10.02. Indemnification by Seller. From and after the Closing, Seller shall indemnify and hold harmless Buyer and its directors, officers, employees, Affiliates, agents and representatives (collectively, the “Buyer Indemnitees”) against and from any and all Damages which any Buyer Indemnitee may incur or suffer to the extent such Damages arise out of or result from (a) the breach of any covenant or agreement made by Seller in this Agreement, 95 or (b) the Specified Matters. Notwithstanding that a claim for Damages may fall into multiple categories of this Section 10.02, a Buyer Indemnitee may recover such Damages one time only. Buyer shall take, and shall cause the other Buyer Indemnitees to take, all commercially reasonable steps to mitigate any Damages upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto. This Section 10.02 shall not apply to Damages arising out of or as a result of Taxes. Section 10.03. Indemnification by Buyer. In addition to the indemnification set forth in Sections 7.01(g), 7.06(d), 7.08, 8.01(l) and 8.01(s), from and after the Closing, Buyer shall indemnify and hold harmless Seller and its directors, officers, employees, Affiliates, agents and representatives (collectively, the “Seller Indemnitees”) against and from any and all Damages which any Seller Indemnitee may incur or suffer to the extent such Damages arise out of or result from (i) the breach of any covenant or agreement made by Buyer or Buyer Israeli Subsidiary in this Agreement or (ii) any of the Assumed Liabilities. Notwithstanding that a claim for Damages may fall into multiple categories of this Section 10.03, a Seller Indemnitee may recover such Damages one time only. Seller shall take, and shall cause the other Seller Indemnitees to take, all commercially reasonable steps to mitigate any Damages upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto. This Section 10.03 shall not apply to Damages arising out of or as a result of Taxes. Section 10.04. Limitations on Liability. Notwithstanding anything to the contrary contained in this Agreement, (a) Seller’s aggregate maximum liability under Section 10.02 shall not exceed the Purchase Price, (b) Seller shall not have any liability for any otherwise indemnifiable Damage to the extent the Buyer Indemnitees have been otherwise compensated therefor through the adjustment to the Estimated Upfront Purchase Price under Section 2.05, (c) no party shall have any liability for an otherwise indemnifiable Damage that is contingent unless and until such contingent Damage becomes an actual Damage of the Indemnified Party and is due and payable, and (d) no party shall be liable for any Damages to the extent the Indemnified Party failed to mitigate such Damages in accordance with this Agreement and applicable Laws. Section 10.05. Claims. Any Buyer Indemnitee or Seller Indemnitee claiming it may be entitled to indemnification under this Article X (the “Indemnified Party”) shall give prompt written notice to the other party (the “Indemnifying Party”) of each matter, action, cause of action, claim, demand, fact or other circumstances upon which a claim for indemnification (a “Claim”) hereunder may be based. Such notice shall contain, with respect to each Claim, such facts and information as are then reasonably available, including the estimated amount of Damages and the specific basis for indemnification hereunder. Failure to give prompt notice of a Claim hereunder shall not affect the Indemnifying Party’s obligations hereunder, except to the extent the Indemnifying Party is prejudiced by such failure. Section 10.06. Defense of Actions. (a) The Indemnified Party shall permit the Indemnifying Party, at the Indemnifying Party’s option and expense, to assume the complete defense of any action, suit, proceeding, claim, demand or assessment by any third party that is the basis for any Claim with full authority to conduct such defense and to settle or otherwise dispose of the same and the Indemnified Party will fully cooperate in such defense; provided that the Indemnifying Party will not, in defense of any such action, suit, proceeding, claim, demand or assessment,

96 except with the consent of the Indemnified Party (which consent will not be unreasonably withheld), consent to the entry of any Judgment or enter into any settlement (i) which provides for any relief other than the payment of monetary damages and/or (ii) which does not include as an unconditional term thereof the giving by the third-party claimant to the Indemnified Party of a release from all liability in respect thereof. After notice to the Indemnified Party of the Indemnifying Party’s election to assume the defense of such action, suit, proceeding, claim, demand or assessment, the Indemnifying Party shall be liable to the Indemnified Party only for such legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof at the request of the Indemnifying Party. As to those third-party actions, suits, proceedings, claims, demands or assessments with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense, at its cost and expense, and will consult with the Indemnifying Party prior to settling or otherwise disposing of any of the same. The Indemnified Party will not settle any Claim without the prior consent of the Indemnifying Party, such consent not to be unreasonably withheld. (b) Notwithstanding the foregoing, Seller and its Affiliates shall control the defense of any action, suit, proceeding, claim, demand or assessment related to any Specified Matter with full authority to conduct such defense and to settle or otherwise dispose of the same and Buyer will (and will cause its applicable Affiliates, including the Transferred Company, to) fully cooperate in such defense; provided that Seller will not, in defense of any such action, suit, proceeding, claim, demand or assessment, except with the consent of Buyer (which consent will not be unreasonably withheld), consent to the entry of any Judgment or enter into any settlement (i) which provides for any relief other than the payment of monetary damages and/or (ii) which does not include as an unconditional term thereof the giving by the third-party claimant to the Transferred Company of a release from all liability in respect thereof. Buyer may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of any Specified Matter. Buyer shall not (or permit any of its Affiliates, including the Transferred Company, to) settle, or make any payment to a third party in respect of or otherwise compromise, any such action, suit, proceeding, claim, demand or assessment without the prior consent of Seller, such consent not to be unreasonably withheld. Section 10.07. Limitation, Exclusivity, No Duplicate Recovery. No Claim shall be made or have any validity unless the Indemnified Party shall have given written notice of such Claim to the Indemnifying Party prior to the date set forth in Section 10.01 for such Claim. This Article X and Sections 7.01(g), 7.06(d), 7.08, 8.01(l), 8.01(s) and Section 11.03(b) provide the exclusive means by which a party may, from and after the Closing, assert and remedy claims of any nature whatsoever relating to the Transactions (other than disputes related to the determination of the Final Upfront Purchase Price, which shall be governed by the terms of Section 2.05), including any breach of any representation, warranty, covenant or agreement contained in this Agreement. Section 11.09 provides the exclusive means by which a party may bring actions against the other party under or with respect to this Agreement. Effective as of the Closing, each party hereby waives and releases any other remedies or claims that it may have against the other party (or any of its Affiliates) with respect to the matters arising out of or in connection with this Agreement or relating to the Transferred Shares, the Transferred Company or the Transferred Assets, except that any limitations herein shall not apply (a) for the remedies 97 of injunctive relief or specific performance set forth herein; (b) in the event of Fraud, as to which the parties shall have all remedies available at Law or in equity; (c) with respect to the covenants that by their respective terms anticipate performance following the Closing Date; and (d) as otherwise expressly provided in any Ancillary Agreements. With respect to any Damages arising under this Agreement, Buyer agrees that it shall only seek such Damages from Seller, and Buyer hereby waives the right to seek Damages from or equitable remedies, such as injunctive relief, against any Affiliate of Seller or any director, officer or employee of Seller (or any of its Affiliates). Notwithstanding any other provision of this Agreement to the contrary, in no event shall any Indemnified Party be entitled to indemnification under this Article X or under Section 7.06(d) with respect to any matter to the extent that such matter was reflected in the calculation of the adjustment to the Upfront Purchase Price, if any, pursuant to Section 2.05. Section 10.08. Calculation of Damages. The amount of any Damages for which indemnification is provided pursuant to this Article X (or, in the case of any and all Tax matters, in Section 7.06(d)) shall be net of (a) any amounts actually recovered by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party, and (b) any insurance proceeds actually received as an offset against such Damages (including under the R&W Insurance Policy). The Indemnified Party shall use commercially reasonable efforts to recover any such indemnification or insurance proceeds (including under the R&W Insurance Policy) without regard to whether the Indemnified Party has been indemnified hereunder with respect to such Damages. Without limiting the foregoing, in the event that the R&W Insurance Policy would, in accordance with its terms, reasonably be expected to provide coverage with respect to any Damages for which the Buyer Indemnitees may also be entitled to be indemnified from Seller pursuant to Section 10.02 (or, in the case of any and all Tax matters, in Section 7.06(d)), then the Buyer Indemnitees will use commercially reasonable efforts to make, and subsequently seek recovery in respect of, a claim for recovery against the R&W Insurance Policy. In the event that a Buyer Indemnitee obtains recovery of any amount (after giving effect to the retention under the R&W Insurance Policy) for a claim under the R&W Insurance Policy for which it has already received indemnification from Seller, such Buyer Indemnitee shall promptly, and in any event within two (2) weeks of receipt of payment pursuant to the R&W Insurance Policy, pay over such amount to Seller, less any costs and expenses incurred by such Buyer Indemnitee in the recovery thereof. Except as otherwise provided in this Article X (or, in the case of any and all Tax matters, in Section 7.06(d)), in any case where the Indemnified Party subsequently recovers from third parties, including under the R&W Insurance Policy, any amount in respect of a matter with respect to which an Indemnifying Party has indemnified it pursuant to this Article X (or, in the case of any and all Tax matters, to Section 7.06(d)), such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery), but not in excess of any amount previously so paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such matter. Section 10.09. Tax Treatment of Indemnity Payments. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes unless there is no reasonable basis for doing so under the applicable Tax Law. 98 Article XI Miscellaneous Section 11.01. Waivers. At any time and from time to time prior to the Closing, the parties hereto may by written agreement signed by each party, (a) extend the time for, or waive in whole or in part, the performance of any obligation of any party hereto under this Agreement, (b) waive any inaccuracy in any representation, warranty or statement of any party hereto or (c) waive any condition or compliance with any covenant contained in this Agreement. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Section 11.02. Modifications and Amendments. This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing executed and delivered by each of the parties hereto. Section 11.03. Assignability, Beneficiaries, Governing Law and Specific Enforcement. (a) This Agreement and the rights and obligations hereunder shall be binding upon and inure solely to the benefit of the parties hereto, their respective successors and permitted assigns, but this Agreement shall not be assignable by any party hereto without the express written consent of the other parties hereto, which will not be unreasonably withheld; provided that, without such consent, either Buyer or Seller may assign its rights and obligations hereunder (i) to an Affiliate of Buyer or Seller, respectively, (ii) to a third party in connection with a sale or transfer (by means of a merger, stock sale or otherwise) of all or substantially all of Buyer’s business or Seller’s business, respectively, or (iii) as provided in Schedule 11.03(a); provided, further, that (x) no such assignment pursuant to the foregoing clauses (i) or (iii) shall relieve such assigning party of its obligations under this Agreement and (y) in the case of any assignment by Buyer, such assignment shall, for clarity, be subject to Section 6.05(d). Other than as explicitly set forth herein, including in Sections 6.11, 10.02 and 10.03, nothing contained herein is intended to confer upon any Person, other than the parties to this Agreement and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement. This Agreement shall be governed by the law of the State of New York without reference to the choice of law doctrine of such state. (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without proof of actual damages, this being in addition to any other remedy to which any party is entitled at law or in equity. Each party further agrees that (i) no other party hereto or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 11.03, and each party hereto irrevocably waives any right it may have to require 99 the obtaining, furnishing or posting of any such bond or similar instrument and (ii) it will not oppose the granting of such remedy. Section 11.04. Notices. Any notice, request, instruction or other communication to be given hereunder by one party to another shall be in writing and delivered personally, or sent by postpaid registered or certified mail, or by email: if to Seller, addressed to: Johnson & Johnson Law Department One Johnson & Johnson Plaza New Brunswick, NJ 08933 Attn: Vincent Sommella Email: vsommell@its.jnj.com with a copy to (which shall not constitute notice): Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Attn: J. D. Weinberg Kyle Rabe Email: jweinberg@cov.com krabe@cov.com and if to Buyer or Buyer Israeli Subsidiary, to: Integra LifeSciences Holdings Corporation 1100 Campus Road Princeton, NJ 08540 Attn: Eric Schwartz Andrea Caruso Email: eric.schwartz@integralife.com andrea.caruso@integralife.com with a copy to (which shall not constitute notice): Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103 Attn: Benjamin R. Wills Conor F. Larkin Email: Benjamin.Wills@morganlewis.com Conor.Larkin@morganlewis.com or to such other address for either party as such party shall hereafter designate by like notice.

100 Section 11.05. Headings. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement. Section 11.06. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to constitute the same Agreement. If any signature is delivered by email in portable document format (“PDF”), such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) with the same force and effect as if such PDF signature were an original thereof. Section 11.07. Entire Agreement. This Agreement, together with the Annexes, Exhibits and Schedules expressly contemplated hereby and/or attached hereto and the other agreements and certificates delivered in connection herewith including, subject to Section 7.09 of this Agreement, the Confidentiality Agreement, contains the entire agreement between the parties with respect to the Transactions and supersedes all prior agreements or understandings between the parties. Before signing this Agreement the parties have had numerous conversations including preliminary discussions, formal negotiations and informal conversations at meals and social occasions, and have generated correspondence and other writings, in which the parties discussed the transaction that is the subject of this Agreement and their aspirations for success. In such conversations and writings, individuals representing the parties may have expressed their judgments and beliefs concerning the intentions, capabilities and practices of the parties, and may have forecasted future events. The parties recognize that such conversations and writings often involve an effort by both sides to be positive and optimistic about the prospects for the transaction. However, it is also recognized that all business transactions contain an element of risk, as do the Transactions, and that it is normal business practice to limit the legal obligations of contracting parties to only those promises and representations that are essential to their transaction so as to provide certainty as to their respective future rights and remedies. Accordingly, other than the Confidentiality Agreement entered into between the parties, the Transaction Documents are intended to define the full extent of the legally enforceable undertakings and representations of the parties hereto, and no promise or representation, written or oral, that is not set forth explicitly in such agreements is intended by either party to be legally binding. Each of the parties acknowledge that in deciding to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby, none of them has relied upon any statements or representations, written or oral, other than those explicitly set forth herein or therein. Section 11.08. Payment of Expenses. Except as otherwise set forth in this Agreement, all costs and expenses associated with this Agreement and the Transactions, including the fees of counsel and accountants, shall be borne by the party incurring such expenses. Section 11.09. Consent to Jurisdiction; Waivers. (a) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in the United States District Court for the Southern District of New York (and any appellate court therefrom). Each of the parties hereto hereby (i) submits to the exclusive jurisdiction of the United States District Court for the Southern 101 District of New York (and any appellate court therefrom) for the purpose of any action arising out of or relating to this Agreement brought by any party hereto; provided that if federal jurisdiction is not available, each of the parties hereto submits to the exclusive jurisdiction of a court of competent jurisdiction that is located in the City, County and State of New York (and any appellate court therefrom), and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper or that this Agreement or the Transactions may not be enforced in or by the above-named courts. (b) IN CONNECTION WITH ANY DISPUTE HEREUNDER, EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY. (c) IN CONNECTION WITH ANY DISPUTE HEREUNDER, EACH PARTY HERETO WAIVES ANY CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES, IN EACH CASE FROM THE OTHER PARTY HERETO (OR ANY AFFILIATE OF SUCH OTHER PARTY HERETO), EXCEPT THAT THE COURT SHALL HAVE THE POWER TO AWARD ANY RELIEF PROVIDED BY GOVERNING STATUTE (IT BEING UNDERSTOOD THAT THIS WAIVER DOES NOT COVER ANY RIGHT TO INDEMNITY FOR PUNITIVE OR EXEMPLARY DAMAGES PAYABLE TO THIRD PARTIES THAT MAY BE IMPOSED OR OTHERWISE INCURRED). (d) IN CONNECTION WITH ANY DISPUTE HEREUNDER, EACH PARTY HERETO WAIVES ANY CLAIM FOR PREJUDGMENT INTEREST FROM THE OTHER. Section 11.10. Survival of Certain Provisions. The provisions of this Agreement set forth in Sections 6.04, 7.09(a) and 9.03 and Article XI, and any remedies for the breach thereof, shall survive the termination of this Agreement. Section 11.11. Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party. Section 11.12. Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement will be enforced to the fullest extent permissible under the Laws in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement will be determined to be invalid or unenforceable, such provision will be deemed amended to delete therefrom the portion thus determined to be invalid or unenforceable, such deletion to apply to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof only with respect to the operation of such provision in the particular jurisdiction in which such determination is made. Section 11.13. Privileged Matters. (a) Each of the parties hereto acknowledges and agrees that Covington & Burling LLP (the “Deal Counsel”) has acted as counsel to Seller and its Affiliates (including the Transferred Company) in connection with the negotiation of this Agreement and the 102 consummation of the transactions contemplated by this Agreement. In that capacity, the Deal Counsel has engaged or may engage in communications with (i) other counsel to Seller or the Transferred Company (including internal counsel), (ii) Seller and its Affiliates (including the Transferred Company) and (iii) advisors and consultants to any of the foregoing that relate to the negotiation, documentation and consummation of the transactions contemplated by this Agreement (“Deal Communications”). (b) Buyer consents and agrees to the Deal Counsel representing Seller and its Affiliates after the Closing, including with respect to disputes in which the interests of Seller and its Affiliates may be directly adverse to the interests of Buyer and its Affiliates, and even though the Deal Counsel may have represented the Transferred Company in a matter substantially related to any such dispute, or may be handling ongoing matters for the Transferred Company or any of its Affiliates. Buyer further consents and agrees to the use by the Deal Counsel and Seller and its Affiliates in connection with any such representation of any information known or obtained in connection with the representation described in Section 11.13(a) above. (c) In connection with the foregoing, Buyer irrevocably waives any conflict of interest arising from or in connection with (i) the Deal Counsel’s prior representation of the Transferred Company and (ii) the Deal Counsel’s representation of Seller and its Affiliates prior to and after the Closing. (d) Subject to Section 11.13(e), Buyer, on the one hand, and Seller, on the other hand, acknowledge and agree that the information relating to or arising out of the legal advice or services that have been or will be provided prior to the Closing for the benefit of both (i) Seller and its Affiliates (other than the Transferred Company) and (ii) the Transferred Company, shall be subject to a shared privilege between Seller and such Affiliates (other than the Transferred Company), on the one hand, and the Transferred Company, on the other hand, and Seller and such Affiliates and the Transferred Company shall have equal right to assert all such shared privileges in connection with privileged information under any Law and no such shared privilege may be waived after Closing by (A) Seller or its Affiliates without the prior written consent of Buyer or the Transferred Company or (B) by the Transferred Company, Buyer or any of their respective Affiliates without the prior written consent of Seller. (e) Buyer acknowledges and agrees, on its own behalf and on behalf of its directors, stockholders, members, partners, officers, employees and Affiliates, that all Deal Communications shall be retained, owned and controlled collectively by Seller and its Affiliates (other than the Transferred Company) and shall not pass to or be claimed by Buyer or, following the Closing, the Transferred Company, even if such communications are in the possession of the Transferred Company. All Deal Communications that are subject to the attorney-client privilege or the attorney work product privilege (the “Privileged Deal Communications”) shall remain privileged after the Closing, with the privilege belonging solely to Seller and not Buyer or any of Buyer’s Affiliates. (f) In the event that, following the Closing, a dispute arises between Buyer or the Transferred Company and a third party, Buyer and the Transferred Company shall assert the attorney-client privilege to prevent the disclosure of Privileged Deal Communications to such third party. In the event that, following the Closing, Buyer or the Transferred Company 103 is asked by any third party, for example in connection with a proceeding, to access or obtain any of the Privileged Deal Communications, Buyer shall (or shall cause the Transferred Company to) promptly (and, in any event, within three business days) notify Seller in writing (including by making specific reference to this Section 11.13(f)). Buyer further agrees to use (and to cause the Transferred Company to use) commercially reasonable efforts to assist Seller in connection with any attempt to prevent the disclosure of any Privileged Deal Communications to a third party. (g) Buyer agrees that it will not access, use, or seek to obtain the Deal Communications in any way. In furtherance of the foregoing, prior to the Closing, Seller, the Transferred Company or any of their respective Affiliates or representatives may take action to protect from access or remove from the premises of the Transferred Company (or any offsite back-up or other facilities) any Deal Communications, including by segregating, encrypting, copying, deleting, erasing, exporting or otherwise taking possession of any Deal Communications. In the event that, following the Closing, any Deal Communication remains accessible to Buyer or the Transferred Company, Buyer agrees that neither it nor any of its Affiliates or representatives will attempt to gain access to, view or use any Deal Communication for any purpose. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written. ETHICON, INC. By: /s/ Celine Martin Name: Celine Martin Title: Company Group Chair, CSS Group INTEGRA LIFESCIENCES HOLDINGS CORPORATION By: /s/ Jan De Witte Name: Jan De Witte Title: President and Chief Executive Officer INTEGRA LIFESCIENCES ISRAEL LTD. By: /s/ Jeffrey Mosebrook Name: Jeffrey Mosebrook Title: Director